As filed with the Securities and Exchange Commission on January 14, 1999.

                         Registration No. 333-37409
                               _______________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                               AMENDMENT No.   8
                                     TO
                                  FORM SB-2
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                              ________________
                            Baltia Air Lines, Inc.
                 (Name of small business issuer in its charter)

          New York                   4500                   11-2989648
         (State or            (Primary Standard         (I.R.S. Employer
      jurisdiction of      Industrial Classification      Identification
        organization)                 Code)                     No.)

                            East Wing Building #51
                             IcelandAir Terminal
                          JFK International Airport
                              Jamaica, NY 11430
                             Tel: (718) 553-6636

        (Address and telephone number of principal executive offices)

                          Igor Dmitrowsky, President
                            Baltia Air Lines, Inc.
                         63-25 Saunders St., Suite 7I
                             Rego Park, NY 11374
                             Tel: (718) 275-5205

           (Name, address and telephone number of agent for service)

                                  Copies to:




              Steffanie J. Lewis, Esq.    Charles Spinelli, Esq.
               Counsel for Baltia        Counsel for Underwriter
            International Business Law     Spinelli & Associates
                       Firm               120 Wall Street, 28th Floor
                3511 N. 13th Street          New York, NY 10005
                Arlington, VA 22201         Tel: (212) 635-4100
                Tel: (703) 522-1198         Fax: (212) 425-2699
                Fax: (703) 522-1197

     The date of proposed sale to the public: Within approximately five days after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number for the earlier effective registration statement for the same offering:
        [  ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


  Calculation of Registration Fee

                                        Offering
                                       Price Per     Aggregate     Amount of
   Title of Each Class  Amount Being    Security     Offering     Registration
    being Registered    Registered       <FN1>      Price <FN1>     Fee <FN4>
  Common Stock            1,000,000        $5.00     $5,000,000      $1,515.00

  Warrants <FN2>          1,000,000         0.25        250,000          75.75

  Common Stock            1,500,000         6.00      9,000,000       2,727.00
     underlying Warrants

 Over-Allotment             150,000         5.00        750,000         227.25
     Common Stock

  Over-Allotment            150,000         0.25         37,500          11.36
     Warrants <FN2>

  Over-Allotment            225,000         6.00      1,350,000         409.05
     Common Stock
     underlying Warrants<FN2>

  Underwriter's Option      100,000         5.50        550,000         166.65
  Common Stock <FN3>

Underwriter's Option        100,000         0.28         27,500           8.33
  Warrants <FN3>

  Underwriter's Option      150,000         6.50        975,000         295.43
  Common Stock
  underlying
  Underwriter's
  Warrants <FN3>

  Total Fee                                                          $5,435.82

  Paid by Company                                                   $10,163.63

  Refund due Company                                                 $4,727.81

[FN]
   Notes:
<FN1>
  (1) Estimated for purposes of calculating registration fee.
<FN2>
  2. Unless redeemed sooner by the Company, Warrants are exercisable at $6.00 per share of Common Stock("Share") commencing six months after the date the public offering("Offering")becomes effective ("Effective Date")until five years after the Effective Date.
<FN3>

  (3) Under the Underwriter's Option, the underwriter is entitled to purchase from the Company up to 100,000 Shares at $5.50 per Share and up to 100,000 Warrants at $.28 per Warrant. The exercise price of Warrants underlying the Underwriter's Option is $6.50 per Share. The Underwriter's price represents an amount equal to 130% of the initial public offering price.

<FN4>
  (4) The Registration Fee is calculated as 1/33rd of one percent of the aggregate Offering price.

       The 4,950,000 securities (3,300,000 common stock and 1,650,000 warrants) previously registered in SB-2 333-20006-NY approved 9/16/97, are carried forward and included in the calculation of the Registration Fee table in this Registration Statement 333-37409. The fee previously paid to register such securities, $9,641.43, and the check in the amount of $522.20 which was submitted by wire transfer on October 8, 1997 are carried forward and off set against the current registration fee of $5,435.82 leaves a balance refund due to the Company of $4,727.81.


  This registration statement shall become effective in accordance with
  Section 8(a) of the Securities Act of 1933 on January,___ 1999 or on such date as the Commission, acting pursuant to said Section 8(a), may determine.


   Baltia Air Lines, Inc.

      Cross Reference Sheet
      Between Items on Form SB-2 and the Prospectus

      Item in Form SB-2                           Prospectus Caption

  1. Front of Registration             Forepart of Registration Statement
     Statement and  Outside Front      and Outside Front Cover Page of
     Cover of Prospectus               Prospectus

  2. Inside Front and Outside Back     Inside Front and Outside Back
     Cover Pages of Prospectus         Cover Page of Prospectus

  3. Summary Information and Risk      Prospectus Summary;  Risk Factors
     Factors

  4. Use of Proceeds                   Use of Proceeds

  5. Determination of Offering         Prospectus; Outside Front Cover
     Price                             Page of Prospectus; Underwriting;
                                       Risk Factors

  6. Dilution                            Dilution

  7. Selling Securityholders           Use of Proceeds, Common Stock
                                       Available for Future Sale

  8. Plan of Distribution              Underwriting; Prospectus Supplement

  9. Legal Proceedings                     N/A

  10.Directors, Executive              Management
     Officers, Promoters and Control

  11.Security Ownership of             Principal Stockholders
     Certain Beneficial Owners and
     Management

  12.Description of Securities         Description of Securities

  13.Interest of Named                 Legal Matters; Experts
     Experts and Counsel

  14.Disclosure of Commission          Underwriting;  Item 24 and Item 28
     position on Indemnification for
     Securities Act Liabilities

  15.Organization within               Summary;  Business
     Last Five Years

  16.Description of Business           Summary;  Business

  17.Management's Discussion           Management's Discussion and
    and Analysis or Plan of Operation  Analysis of Financial Condition
                                       and Results of Operation

  18.Description of Property           Business - Facilities

  19.Certain Relationships             Certain Transactions
       and Related Transactions

  20.Market for Common Equity          Description of Securities
     and Related Stockholder Matters

  21.Executive Compensation            Management - Compensation

  22.Financial Statements              Selected Financial Data; Financial

  23.Changes and                       N/A
     Disagreements with Accountants on



     Accounting and Financial Disclosure

  SUBJECT TO COMPLETION, DATED JANUARY ____, 1999

  PROSPECTUS

  (R) BALTIA AIR LINES - U.S. INTERNATIONAL AIR CARRIER
               The New Way to Europe(tm)

  1,000,000 Shares of Common Stock and
  1,000,000 Redeemable Common Stock Purchase Warrants


  All of the 1,000,000 shares of common stock of  $.0001 par value
  ("Common
  Stock" or "Shares") and 1,000,000 Redeemable Common Stock Purchase Warrants ("Warrants") offered hereby (together, the "Securities") by Baltia Air Lines, Inc. (the "Company") are being sold through Hornblower & Weeks, Inc. as the managing underwriter ("Manager" or "Representative" or "Underwriter"). The initial public offering price is $5.00 per Share and $.25 per Warrant. The Shares and Warrants will be separately tradable as of the date hereof. Investors may purchase Common Stock,
  Warrants or both securities.   Each Warrant entitles the holder to
  purchase 1.5 Shares for $6.00 per share commencing six months after the
  Effective Date of this Offering   until five years after the Effective
  Date of the Offering. The Company may redeem outstanding Warrants, once they become exercisable, at a price of $.25 per Warrant on not less than 30 days' written notice, provided the closing bid quotations of the Shares have exceeded $10 for 20 consecutive trading days ending on the third day prior to the date on which notice is given. See "Description of Securities."


  This Prospectus, dated January   , 1998 ("Prospectus"), also relates to
  a contemporaneously commencing secondary registration of eighteen selling securityholders ("Selling Securityholders") of 666,664 Warrants, all under a 12-month Underwriters' lock up. Each Warrant is identical to those being offered to the public herein.


  Prior to this Offering, there has been no public market for the Securities, and there can be no assurance that any such market will develop or, if developed, that it will be sustained. The initial public offering prices as well as Warrant exercise and redemption prices were determined by negotiations between the Company and the Manager. See "Underwriting." The Company has applied for quotation of the Shares and Warrants on the SmallCap tier of the Nasdaq Stock Market ("Nasdaq SmallCap Market") under symbols "BALT" and "BALTW," respectively, and for listing on the Boston Stock Exchange under the symbols "BLA" and "BLAW", respectively.

           -------------------------------------
  The Securities offered hereby are speculative and involve a high degree of risk and immediate substantial dilution. See "Risk Factors" at page and "Dilution" at page ___.
           -------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                       Underwriting          Proceeds to
                       Price to        Discounts and         Company
                       Public          Commissions <FN1>     <FN2>
   Per Share ....          5.00        0.50                   4.50
   Per Warrant ...         0.25        0.03                   0.22
   Total <FN3> ...      5,250,000    525,000              4,725,000

[FN]
<FN1>
  (1) Does not include a 3% non-accountable expense allowance which the Company has agreed to pay to the Manager. The Company has also agreed to issue to the Manager a warrant to purchase up to 100,000 Shares and 100,000 Warrants ("Representative's Warrant"), and to indemnify the Underwriter against certain liabilities, including liabilities under the
  Securities Act of 1933.   See "Underwriting."
<FN2>
  (2) Before deducting other expenses of this Offering payable by the Company estimated at $300,000, and the Underwriter's non-accountable expense allowance of $157,500.
<FN3>
  (3) The Company has granted the Manager an option, exercisable within 45 days from the date of this Prospectus, to purchase up to 150,000 additional Shares and 150,000 additional Warrants on the terms set forth above, solely for the purpose of covering over-allotments, if any (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $6,037,500, $603,750 and $5,433,750 respectively. See "Underwriting."



  The Securities are being sold by the Underwriter on a firm commitment basis, subject to prior sale, when, as, and if delivered to and accepted by the Underwriter, and subject to the right to reject any order, in whole or in part, and subject to certain other conditions. It is expected that delivery of certificates representing the Securities will be made against payment therefor at the offices of Hornblower & Weeks, Inc. in New York City, on or about January _, 1999 ("Closing").

  HORNBLOWER & WEEKS, INC.

    The date of this Prospectus is January __, 1999

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK AND WARRANTS SOLD. FOR A DESCRIPTION OF THESE
  ACTIVITIES, SEE "PLAN OF  DISTRIBUTION."   IN CONNECTION WITH THIS
  OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF COMMON STOCK OR WARRANTS AT A LEVEL ABOVE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ SMALLCAP MARKET AND BOSTON STOCK EXCHANGE. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                     SUMMARY

       The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained herein assumes no exercise of the Over-Allotment Option, the Warrants and the Representative's Warrant. Investors should carefully consider the information set forth under the caption "Risk Factors."

                       THE COMPANY - HISTORICAL DEVELOPMENT

       The Company, a U.S. airline, was incorporated in 1989 under the laws of the State of New York to provide full-service commercial, passenger, cargo and mail transportation between New York City and the former Soviet Union. In 1990, the Company competed with eleven airlines (American Airlines, Delta, Continental, TWA, PanAm, Northwest Airlines, American Trans Air, United Airlines, Alaska Airlines, Federal Express and Evergreen International Airlines) before the U.S. Department of Transportation ("DOT") for rights to fly to the former Soviet Republics. See "Business - U.S. Carrier Operations Under Bilateral Rights."

       In 1991, under the U.S. - U.S.S.R. Civil Air Transport Agreement of 1990 ("Bilateral Agreement"), the DOT granted the Company non-stop authority to carry passengers, cargo and mail between JFK - St. Petersburg, Russia; and JFK -Riga, Latvia, with on-line service beyond Riga to Minsk, Kiev, and Tbilisi. In 1992, and anticipating utilization of the authorities, the Company commenced the U.S. Federal Aviation Administration ("FAA") certification process, and trained 30 pilots, 38 flight attendants, 17 mechanics, and 8 dispatchers, but did not complete the process because the Company did not have sufficient financing to take delivery of aircraft.

       At the time the Company received authority in 1991, the capital markets were slow, the airline industry was in a down-turn, and the U.S.S.R. was transforming into separate sovereign nations, all of which the Company believed limited its access to public or private financing. Resources of the Company's officers and directors were insufficient to commence revenue operations. Due to incomplete financing, the DOT withdrew the Company's authorities in 1993.

       In 1995, believing the capital markets to be favorable, the airline industry to be in an up-turn, and Russia to have expanded its political and economic ties with the United States which were reflected in the growth of passenger traffic and freight, the Company reapplied for JFK-St. Petersburg authority. Based upon the Company's planned initial public offering ("IPO") and having examined the Company's operating plan and management, its background and qualifications, the DOT found the Management fit to operate a U.S. flag carrier (DOT Order 96-1-24, and 96-2-51). The DOT authority is conditional upon the Company's obtaining FAA Air Carrier Certification and meeting the DOT regulatory one-time financial requirement to have, upon commencement of flight operations, working capital equal to an averaged three months operating expenses. Founder, Chairman and President Igor Dmitrowsky foresaw the dissolution of the Soviet Union, realized the immense commercial opportunities for a U.S. airline to serve this rapidly developing market, and testified to such in 1991 before the House Aviation Subcommittee. Mr. Dmitrowsky, a U.S. citizen and native of Riga, Latvia, has traveled extensively in the Republics of the former Soviet Union, and he speaks fluent Latvian and Russian.


        The Company's activities, from inception to the present, have been devoted to raising capital, obtaining route authority and approval from the DOT and the FAA, and on market research and development of the Company's overall marketing program. In 1996, and upon reexamination of the Company's fitness as a U.S. air carrier, the DOT reissued JFK-St. Petersburg route authority to the Company. By August 1998, the Company had met all Gate One requirements of the FAA certification process. Prior to commencement of service, the Company is required to complete the FAA Air Carrier Certification, a process which consists of document approval, crew training, and flight demonstration.

                                BUSINESS STRATEGY

       The Company's business strategy is to establish itself as a leading carrier in the U.S.-Russia niche market, but there is no assurance that such will occur. The Company's marketing strategy is to associate the Company's name with quality service. In 1992, and as part of its marketing strategy, the Company sponsored the St. Petersburg Festival in New York featuring the Kirov Ballet and Opera at the Met. As a result, the Company established relationships with key individuals within the St. Petersburg community, the Conductor, Director, and Assistant General Manager of Kirov Opera & Ballet; and management of Hotel Astoria, Grand Hotel Europa, and Pribaltiyskaya Hotel. There is no assurance written contracts will evolve as a result of having established these relationships. The Company's Chief of Marketing maintains these relationships presently, but no promotion is currently conducted. The Company does not plan to use Offering proceeds for promotion of art in St. Petersburg. The cost of promotion of the arts of St. Petersburg will be paid from operating revenues. The Department of Commerce ("DOC") describes St. Petersburg as the former capital of Russia, with a population of just under five million people, which makes it the second largest city in Russia and the fourth largest in Europe. It is a central hub for commercial activity in the Northwestern Region of Russia, and is the major intellectual, cultural, financial, and industrial center of the Russian Federation. The DOC statistics record that U.S.-Russia air cargo more than doubled in both directions from 1992 to 1995 (DOC, Bureau of the Census).

       The Company intends to offer non-stop palletized and containerized air cargo service from the United States into the St. Petersburg market, a service presently not offered by any other U.S. airline. The U.S. Postal Service stated that the Company may be required to carry about half of all U.S. mail to Russia (approximately 14,000 lbs per month), which the Company's management ("Management") believes the Company can carry profitably and which is not expected to have a material adverse effect on the Company's flight schedule. Currently, priority mail is channeled through Moscow because U.S. non-stop service to St. Petersburg is not available. See "Management Discussion and Analysis of Financial Condition and Results of Operations." A number of freight forwarders, including Paramount Cargo Marketing, Inc., RAF International Sales, Inc., Transatlantic Royal Company, Inc., The International Grapevine, Quantum International Forwarding, Ltd., American Export Lines, who specialize in the U.S.-Russian market, have expressed an interest in utilizing the Company's proposed cargo service. Negotiations have included quantities to be carried at quantity market rates and contracts with Paramount Cargo Marketing and RAF International Sales are expected to be signed following closing of the IPO, at which time the Company can approximate the date of inaugurating flights. However, there are no assurances that agreements will be reached at that time, or that cargo shipments will materialize as expected. Paramount Cargo Marketing projected that it would ship 20 tons five times per week, and RAF International Sales projected its shipments at 50 to 75 tons per week to St. Petersburg. The Company will commence revenue flight operations with one round trip per week and increase frequency as economically advantageous. Operating one round trip per week with full cargo payload, the Company expects to carry less than a quarter of the requirements of these forwarders. Thus initially, the Company expects to operate with full cargo payload. The Company expects to receive DOT authority to operate up to five round trip flights per week.

       The Company is negotiating an agreement with Cathay Pacific Airways Ltd. for the of lease one B747 aircraft. The Company has allocated $1,225,000 for acquisition of, and initial acquisition deposit on, the aircraft. See "Use of Proceeds." There is no assurance that this aircraft will be acquired.


       BALTIA(R), VOYAGER CLASS(R), THE NEW WAY TO EUROPE(TM), CLUB BALTIA(TM), BALTIA CARGO(TM), AIR BALTIA(TM), and BALTIA EXPRESS(TM) are trademarks of the Company. The Company has an internet domain, "baltia.com" through which it expects to continue to provide information to the public and sell tickets.

       The Company's office is located in the East Wing of the International Arrivals Building ("IAB") at JFK International Airport, Jamaica, NY 11430 and its telephone number is (718) 553-6636.

                                   THE OFFERING


  Securities Offered(1) . . . . . .  1,000,000 shares of Common Stock and
                                     1,000,000 Warrants.  The Common
                                     Stock and Warrants are separately
                                     tradeable as of the date of this
                                     Prospectus.

  Description of Warrants . . . . .  Each Warrant entitles the registered holder to purchase 1.5 shares of
                                     Common Stock at $6.00 per share
                                     commencing six months from the Date
                                     of this Prospectus and continuing
                                     until five years from the Date of this
                                     Prospectus.  The Company may redeem
                                     the outstanding Warrants, once they
                                     become exercisable, at a price of
                                     $.25 per Warrant on not less than 30
                                     days prior written notice, provided
                                     the closing bid quotations of the
                                     Shares have exceeded $10 for 20
                                     consecutive trading days ending on
                                     the third day prior to the date on
                                     which notice of redemption is given.
                                      See "Description of Securities."

  Common Stock Outstanding . . . .   1,202,083 shares.

  Common Stock Outstanding
     After Offering  . . . . . . .   2,202,083 shares(1)




  Proposed Nasdaq SmallCap
     Market Symbols  . . . . . . .   Common Stock:  BALT
                                     Warrants:      BALTW

  Proposed Boston Stock
     Exchange Symbols . . . . . .    Common Stock:  BLA
                                     Warrants:      BLAW


                                 USE OF PROCEEDS

       Of the $4,267,500(2) net proceeds of this Offering, the Company intends to reserve approximately $60,000 to pay liabilities, and to use approximately $1.2 million for commencement of scheduled nonstop service on the JFK-St. Petersburg route, including costs for aircraft deposit, spare parts/ground equipment, general and administrative, contract services, and mini-evacuation tests. Approximately $2.9 million is expected to be reserved as working capital. See "Use of Proceeds."

                                   RISK FACTORS

       The Securities offered hereby involve a high degree of risk. An investment in the Securities should be considered only by investors who can afford the loss of their entire investment. Prospective investors should review carefully the information set forth under "Risk Factors."


  ______________
  (1) Does not include the Over-Allotment Option of up to 150,000 additional Shares.

  (2) Based upon the IPO price of $5.00 per Share and $.25 per Warrant, net proceeds to the Company of $4,267,500 are calculated by deducting from the total Proceeds of $5,250,000.00, the Underwriting Discounts and Commissions of $525,000.00, the Underwriter's non-accountable expense allowance of $157,500, and expenses of this Offering payable by the Company estimated at $300,000.


                       SUMMARY FINANCIAL AND OPERATING DATA

        The following table sets forth certain selected financial data for nine months ended September 30, 1998 and 1997 (unaudited), and years ended December 31, 1997, and 1996, as derived from the financial statements of the Company. The information should be read in conjunction with the "Management Discussion and Analysis of Financial Condition and Results of Operations" ("Management Discussion and Analysis"), and the financial statements and related notes included in this Prospectus.


                                 Nine Months Ended        Years Ended
                                   September 30           December 31
                                  1998       1997      1997        1996



 Statement of Operations Data:
 (Development Stage)
 Operating revenue   .....             0          0          0           0
 Pre-operating expenses  ...   $  60,832  $ 112,457 $  143,137 $   170,566
 Pre-operating loss  .....        60,832   (112,457)  (143,137)   (170,566)
 Interest expense related to
 bridge loans                    850,000          0          0           0
 Interest expense net-other       14,931          0          0      68,120
 Net loss  ..........           (925,763)  (112,457)  (143,137)   (238,686)
 Loss per share of Common
 Stock ............                (0.77)      (.06)      (.07)      (0.13)


                                              September 30, 1998
                                                         Pro forma
                                                         Adjusted
  Balance Sheet Data:                                    for Offering
                                            Actual       <FN1><FN2>
  Working capital (deficit) .......        $(148,802)   $    4,118,698
  Total assets  .............                242,422         4,509,922
  Total liabilities   ..........             176,568           176,568
  Redeemable common shares <FN4>  ....             0                 0
  Stockholders' equity <FN3>  ......          65,854         4,333,354
  Net Tangible Book Value per share ...        (O.07)             1.90


<FN1>
     (1) Does not include proceeds from the Over-Allotment Option of up to 150,000 additional Shares.
<FN2>

     (2) Based upon the IPO price of $5.00 per Share and $.25 per Warrant, net proceeds to the Company of $4,267,500 are calculated by deducting from the total Proceeds of $5,250,000 the Underwriting Discounts and Commissions of $525,000, the underwriter's non-accountable expense allowance of $157,500 and expenses of this Offering payable by the Company estimated at $300,000.
<FN3>
     (3)  In June 1997, the Company converted the following liabilities:
          (1) $1,048,000 in demand notes issued in 1992, together with accrued interest, were converted into 62,497 restricted Shares;
          (2) $1,628,000 in accounts payable were converted into 125,000 restricted Shares;(3) $110,000 in accounts payable to a consultant were converted into 8,333 restricted Shares; and (4) $270,928 and $22,142 in accrued expenses were forgiven by certain
          shareholders. The Company's shareholders'   deficit attributes
          zero value for $396,090 of pre-paid media placements. See "Management Discussion and Analysis - Results During Development." On March 31, 1998, certain shareholders relinquished the amount due them totaling $160,983. On September 29, 1998, the Company wrote off accounts payable in the amount of $538,654 and the Company purchased 1,000,000 shares of Mr. Dmitrowsky stock as treasury stock for a total of $100 plus an option to purchase the 1,000,000 treasury stock from the Company for $100 upon completion of the Company's inaugural flight or upon exercise of any Company warrants, whichever occurs first.
          On November 12, 1998, the Company amended its Articles of Incorporation to authorize 500,000 preferred shares of Company stock, $.01 par value, effective September 30, 1998 and converted bridge loans totaling $800,000 plus accrued interest to 80,000 redeemable, convertible, preferred shares, each with a 10% coupon (effective September 30, 1998). Ninety days after the date of the Prospectus, each preferred share will automatically convert to three unregistered shares of the Company common stock, unless prior redeemed upon 20 days notice by the Company for $12 plus accrued interest from September 30, 1998 per preferred share. On November 30, 1998, the Company had a 1.2 to 1 reverse split of its common stock.

<FN4>
     (4) In June 1997, certain shareholders canceled their option to sell back to the Company 20,833 Shares at total buy-back amount of $400,000.



                               SUBSCRIBER'S FLIGHT COUPON

          In order to introduce its non-stop JFK - St. Petersburg service to its IPO shareholders, the Company will issue Subscriber's Flight Coupons. For each 1,500 Shares purchased, the Subscriber receives one Flight Coupon to purchase two round-trip tickets from JFK to St. Petersburg for $650. Each Subscriber's Flight Coupon is not a security. See "Subscriber's Flight Coupon."

                                      RISK FACTORS

          Investment in the Securities offered hereby involves a high degree of risk. Prospective investors should carefully review the following factors together with the other information in this Prospectus prior to making an investment decision. Such risks include, among others:

     RISKS RELATING TO THE COMPANY

     No Operating Revenue History

          The Company has not yet commenced revenue producing operations. Excepting investments and loans from present securityholders, the Company has not generated any revenues. Since inception to September 30, 1998, the Company has accumulated a loss of $7,313,269 in preparation for the commencement of revenue producing service. With the net proceeds from this Offering, the Company expects to start revenue service on the JFK - St. Petersburg route. Accordingly, the Company is in its development stage of business. As a "development stage" business, the Company is subject to many of the risks common to such enterprises, including under capitalization, cash shortages, limitations with respect to personnel, financing and other resources, and uncertainty of customers and revenues. There is no assurance that the Company's activities will be successful or result in any revenues or profit for the Company, and the likelihood of the Company's success must be considered in the light of its stage of development. See "Business."

    The Company's Continuing as a Going Concern Depends Upon Financing


           The Company's plans are dependent upon the closing of the IPO for $4,267,500 which Management believes will be sufficient to meet the financial fitness criteria for an operation consisting of one round-trip flight per week between New York and St. Petersburg with one B-747 aircraft. (DOT Order 97-9-11, p.5.) If the Company does not raise sufficient working capital, and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital. The Company's independent auditors have qualified their report on the Company's financial statements to state that if the Company does not raise sufficient capital there is substantial doubt as to its ability to continue as a going concern. See "Use of Proceeds, Business and Management Discussion and Analysis."

     Loss of DOT Authority Without IPO Closing or Other Funding

          If the proposed IPO does not close, or sufficient working capital is not raised, there is a risk that the Company's New York - St. Petersburg route authority may not be renewed by the DOT and may cause the DOT to terminate the New York-St. Petersburg authority for dormancy.

     Obtaining FAA Air Carrier Certification is Prerequisite to Commencing Revenue Service

          Obtaining FAA Air Carrier Certification is a condition of commencing revenue flight operations under the Company's DOT fitness certificate. The certification process includes FAA approval of the Company's written operation procedures, approval of Company training for compliance with the written procedures, and the Company's demonstration to the FAA in actual flight operations. At the time the Company received authority in 1991, the capital markets were slow, the airline industry was in a down-turn, and the U.S.S.R. was transforming into separate nations, all of which Management believed limited the Company's access to public and private financing in 1992, and due to incomplete financing, in 1992 the Company could not take delivery of airplanes and as a result could not complete the FAA certification process. Although at no time in 1992 was the Company deficient in any FAA certification task undertaken, the FAA certification process must be recommenced because of the six-year lapse. While Management believes the net Proceeds are adequate to complete the FAA process, satisfy the DOT Financial Requirement (discussed below), and commence revenue service, nevertheless, it is possible that some unforeseeable event could occur that could prevent the Company from obtaining FAA Air Carrier Certification. See "Use of Proceeds, and Management Discussion and Analysis."

     Meeting DOT Financial Requirement is Prerequisite to Commencing Revenue Service

          The DOT requires that, at the time it commences revenue service, a new airline have cash or credit in a one-time amount equal to expenses reasonably to be incurred during the first three months of operations. In practice the DOT takes one fourth of the total annual forecast expenses. Projected revenues cannot be used to offset the three months average expenses. ("DOT Financial Requirement"). The Company will commence operations with one round trip per week. The averaged three months operating expenses approximates $2.8 million. Assuming the use of Proceeds as set forth under "Use of Proceeds," the Company will have reserve working capital in the amount of $2.9 million with which to meet the DOT financial requirement to commence service with one round trip per week. Once operations have commenced, the Company may increase service as traffic demands up to five round trips per week, and regardless of demand, will not increase frequency of service at a rate that might diminish quality of service. If some unforeseeable pre-operating cost is incurred, the Company may have to raise additional financing to meet the DOT Financial Requirement thereby causing further dilution of book value per share. See "Use of Proceeds, Business and Management Discussion and Analysis."

     Need for Additional Financing

          With the Proceeds from the Offering, assuming no additional financing, the Company expects to commence revenue operations with one JFK-St Petersburg round trip per week. However, it is possible that unforeseeable circumstances may arise so that capital raised in this Offering may be insufficient to commence revenue operations. If additional financing is required to meet the DOT Financial Requirement, or other unforeseeable event, the Company will have to raise additional funds and may have to negotiate equity for funds.
     See discussion of additional potential sources of financing under Liquidity and Capital Resources subsection of "Management Discussion and Analysis." There are no present commitments by an individual, firm or entity for future financing. The need for additional financing carries the risk of book value per share dilution and may delay revenue flight operations indefinitely. If revenue operations commence, no guarantee can be given that the Company's JFK -St. Petersburg operation will generate sufficient revenues to satisfy its cash needs at various periods in the future. In which case, equity may be negotiated for debt and book value per share would be further
     diluted.   See "Use of Proceeds" and "Management Discussion and
     Analysis."

     The Company's International Route May Not Have Resale Value

          In contrast to domestic airline routes, which became unlimited-entry markets following air transport deregulation, international airline routes are frequently limited-entry markets with competition restricted by bilateral agreements between contracting nations. Each contracting nation designates its national carrier[s] to provide international service on air routes permitted by the agreement. Subject to DOT approval, U.S. airlines have sold international route authorities to each other for value. The Company's route authority has no resale value during the one year following commencement of air service because the route's transferability is prohibited by the DOT until the Company has operated the route for at least one year, and then may have no resale value. Accordingly, route valuation should not be relied upon when evaluating the equity of the Company. See "Management Discussion and Analysis - Liquidity and Capital Resources."

     Dependence on DOT Qualified Management

          The Management and members of the Company's Board of Directors are required to meet the qualifications of the DOT in order to operate a U.S. airline. The loss of the services of any present member may have an adverse effect on the Company's operations, and qualified replacements acceptable to the DOT and FAA would have to be retained. There can be no assurance that the Company will be able to attract qualified personnel in the future on terms attractive to the Company or on any terms. The Company has a no written employment agreement policy. The Company intends to acquire key-man life insurance on the President within 90 days after the Closing of the Offering. See "Management."

     Management Has Discretion as to the Use of Proceeds

          Management has discretion as to the use of proceeds with respect to working capital which represents 58% of the Proceeds from the Offering. There can be no assurance that Management's decisions will cause the most positive results for the Company or are the spending decisions that individual investors would make if they were in Management's position. IPO Investors may have no control over such decisions because officers, directors and existing shareholders of the Company may still control the board of directors following the Offering. Unforeseen events or changed circumstances may cause Management to use Proceeds differently from allocations set forth in the Use of Proceeds section. See "Description of Securities - Lack of Control by Minority Shareholders."

     No Assurance of Future Profitability

          As a U.S. start-up airline, the Company is likely to be subjected to greater initial scrutiny by the FAA than established mainstream airlines, and the Company is likely to spend extra resources to make required adjustments. A start-up airline can be expected to confront many problems, delays, expenses and unforeseen difficulties relating to operations, marketing and compliance with applicable regulations. Despite offering the only non-stop U.S. service from JFK to St. Petersburg, the Company may experience periods of operating losses. The Company believes that its results of operations will be affected by various factors, including market acceptance of its new non-stop flights, seasonality variation, economic and political factors, and the need for additional capital. There can be no assurance that the Company, and its operations, will experience profitability in the future, if at all. See "Management Discussion and Analysis."

     Revenue Operations are Dependent upon Initial FAA Certification and Continued Regulatory Compliance

          The Company is a U.S. start-up airline. In order to commence service on the JFK - St. Petersburg route, the Company is required to complete its FAA Air Carrier Certification. Following the certification, a U.S. airline is required to maintain its air carrier standards as prescribed by regulation. Failure to do so may ground the Company's aircraft. See "Business - Air Carrier Certification,
     and - Regulatory Compliance."   U.S. International Air Carrier
     Operations are Subject to Terms and Conditions in Bilateral Agreements

          The Company's proposed operation on its route from JFK to St. Petersburg, Russia will be conducted pursuant to the Air Transport Agreement Between the Government of the United States of America and the Government of the Russian Federation, signed 14 January 1994 ("Bilateral Agreement"), entitling the Company to certain rights and privileges backed by the U.S. government. However, the Company is subject to any change negotiated by U.S. and Russia which may not be to the Company's advantage. By operating its service, the Company will establish "grandfather rights" on its route. However, there can be no assurance that the Bilateral Agreement will not be modified in the future to the effect that certain provisions which are beneficial to the Company may be diminished in the future. See "Business - U.S. Carrier Operations Under Bilateral Rights."

     Political Risk may Affect the Company's Growth

          The Company's long-term business strategy is to build a niche market for itself in the U.S.-Russia market. Because the Company's right to operate from the U.S. to Russia is protected by the Bilateral Agreement, the Company's service is not likely to be interrupted by political change, unless a breakdown in diplomatic relations occurs between the U.S. and Russia. However, adverse political developments in Russia may slow the present rapid growth of passenger and cargo traffic between the United States and Russia. This may have a material adverse effect on the Company's operations. See "Business - U.S. Carrier Operations Under Bilateral Rights."

     Dependence Upon Aircraft Availability

          The Company has an initial agreement with Cathay Pacific Airways
     Ltd to  lease a Boeing 747 aircraft.   An aircraft is presently
     available for delivery in 1999. Cathay Pacific Airways Ltd presently has additional sister ships also available to Baltia. Upon successful completion of this Offering, the Company expects to complete the lease. The Company does not currently own or lease any other planes, and is not currently a party to a lease or contract granting it access to any other planes. The Company intends to make monthly lease payments from operating revenue in the amount of $250,000 per month. In the event the Company is unable to meet such monthly payments, as in most lease or purchase plans, its aircraft may be repossessed. If the Company's sole aircraft were repossessed, there is a risk that the Company would cease flight operations and cessation could be permanent. See "Business - Pending Aircraft Acquisition."


     Risk of Escalating Fuel Cost and Labor Costs

          The Company's fuel costs are based upon a Texaco quote of fuel costs at JFK and an Aer Rianta fuel costs quote at St. Petersburg. However, no assurance can be given that future fuel costs will not escalate beyond the current level. The Company's business is fuel-intensive. Fuel is one of the most significant cost elements over which the Company has very little or no control. A significant increase in the fuel cost may diminish or eliminate the Company's profit, or create an operating loss.

          Labor cost is also a significant operating cost which can vary over time. Despite the Company's long-term labor strategies, there can be no assurance that the Company will be able to control escalating labor costs over time, or that in the future, it will not be exposed to collective bargaining that may adversely affect future operating costs and efficiency. See "Management Discussion and Analysis - Market Statistics."

     Security and Drug Testing Requirements



          The Company is required to follow its FAA approved program for air carrier security and drug testing. The Port Authority at JFK and authorities in St. Petersburg, Russia have additional security requirements. However, even when complying with these measures, no guarantee can be given that security violations, as well as controlled substance violations, can be totally prevented by the Company. There may be situations over which the Company has no control. Any such potential violation presents a significant risk for the Company, a risk which appears to be inherent in the airline industry.

     Single Aircraft Operation

          The Company intends to operate a single wide body aircraft for a period of time before acquiring another aircraft. The dispatch reliability of the B747 is better than 97% (Boeing report ID:RM 23004). The FAA requires that the Company have line maintenance at JFK and in St. Petersburg, as well as spare parts reserves and parts pool arrangements at both airports. Despite the technical servicing capability required by the FAA, the Company may experience delays due to technical problems which a multi-aircraft operator would be better equipped to resolve. Such potential occurrences may impact adversely on the Company's marketing objective to provide reliable on-time service to passengers and cargo shippers. There is no additional safety risk associated with operating a single aircraft because the FAA requires U.S. airlines to observe uniform safety standards regardless of the number of aircraft.

          For each hour of aircraft operation, the Company accumulates capital reserves for various maintenance items. It is possible that during the initial period, until sufficient maintenance cash reserves are accumulated, an unexpected significant maintenance cost can adversely impact the Company's operating cash flow. See "Business - Description of the Industry," and "Pending Aircraft Acquisition."

     Currency Exchange Fluctuations

          In addition to dollar sales throughout the U.S. and in Russia, the Company will accept non-dollar currencies at St. Petersburg. The Company is authorized to freely transfer its funds between the U.S. and Russia. Rubles are freely exchangeable to dollars, and the Company intends to periodically make compensatory adjustments in its ticket prices, purchased with rubles. However, for marketing reasons aimed at maintaining an apparent stability of the Company's ticket pricing for passengers and shipments originating abroad, the Company does not plan to adjust its ticket prices simultaneously with exchange rate fluctuations. Thus, an inherent exchange risk exists in the Company's international currency transactions, risk which increases with exchange rate volatility. The Russian government began freeing prices in 1992 which sparked devaluation of the ruble. In August 1998, there was a significant devaluation of the ruble. See "Management Discussion and Analysis - Currency Exchange Fluctuations."

     Competition by Major Airlines

           The rapidly growing U.S.-Russian market is primarily being served by foreign airlines providing a one- or two-stop service. The major foreign competitors include Finnair, SAS, Lufthansa, KLM, Swissair, British Air and other smaller foreign airlines. Only U.S. and Russian airlines derive rights to fly non-stop under the Bilateral Agreement. Thus, excepting a Russian airline, no foreign carrier can obtain rights to fly non-stop between the U.S. and Russia. Delta is currently providing non-stop service to Moscow, and the Company will fly non-stop to St. Petersburg.

          Despite the apparent advantage that the Company may have by providing the only U.S. non-stop service to passengers and cargo shippers in the U.S. - St. Petersburg market, the major carriers have an established name and reputation. As a start-up U.S. airline, the Company will have to establish its reputation and name recognition in the market in order to capitalize on its non-stop service. Unlike some of its competitors, the Company does not currently have interline agreements with other airlines. The Company intends to sign interline agreements with other airlines after the Company commences service, but there is no assurance that such agreements would contain discounts equal to those of its competitors. Interline agreements allow participating carriers to reduce the total cost of a multi-legged ticket involving two or more airlines, each airline contributing a certain discount for the leg on which it provides service in order to bring down the overall price of such a ticket. Prior to the Company's signing interline agreements with other airlines, passengers will be able to purchase a multi-leg ticket through the CRS (Computer Reservation System) at their local travel agent without the benefit of interline discount. Without interline discount, the multi-leg ticket may be more expensive than a multi-leg ticket on a competitive airline that has interline agreements in place. No assurance can be given that the Company's non-stop service will offer a sufficient marketing advantage over the established airlines. If the Company is unable to establish itself as the leading U.S. operator in the market, or if the Company is forced to respond to overall price slashing, the Company's revenues will most likely be adversely affected.

          Based on reciprocity of the Bilateral Agreement, a Russian airline can also offer non-stop service between the U.S. and Russia. It is likely that over time Russian airlines will upgrade their services and will be more competitive in the mainstream market. There can be no assurance that such future competition by a Russian airline in the market will not adversely affect the revenue growth of the Company. See "Business --- Competition," "--- U.S. Carrier Operations Under Bilateral Rights," and "--- Interlining at JFK and LaGuardia Airports."

     Effects of Seasonality on the North Atlantic

          Traffic over the North Atlantic fluctuates seasonally with higher load factors in the summer and lower load factors in the winter. Historically the February North Atlantic traffic (low point) is 25% lower than the average monthly traffic, and the August North Atlantic traffic (high point) is 45% above the monthly average North Atlantic traffic. During the low season, to mitigate the typical seasonal traffic decline, the Company intends to market St. Petersburg's winter cultural attractions and may reduce the frequency of its winter scheduled flights while providing supplemental charter service with its aircraft when the aircraft is not flying scheduled service. However, no assurance can be given that the Company's marketing strategies will be sufficiently effective to maintain desirable passenger and cargo load factors throughout the year. Nor can the Company guarantee that revenues from potential charter services would counter-balance the negative impact on revenue due to North Atlantic seasonal fluctuations, or if charter opportunities will be timely available to the Company. On occasion, JFK airport, St. Petersburg airport, or alternative airports could close. In such a case, the Company's flight departure may be delayed. This type delay is not expected to be a significant economic factor because the delay would be absorbed in turn around time. North Atlantic flights follow FAA established procedures to assure safety. Separate procedures exist for twin-engine aircraft that are not applicable to aircraft with more than two engines. Extended Range Twin-engine Operations (ETOPS) regulates twin engine operations by requiring the availability of alternate en route airports along the North Atlantic route in the event one engine were to fail. When weather closes a critical en route airport, the twin engine aircraft flight may not depart. The Boeing 747 aircraft, which the Company intends to lease, is not subject to ETOPS regulations. The Company is not presently considering a twin aircraft. See seasonality chart in "Management Discussion and Analysis."

     Limited Insurance Coverage and a Fluctuating Insurance Market

          As a U.S. airline, the Company is required to maintain comprehensive airline liability insurance. The Company intends to carry $1.1 billion in liability coverage. Additionally, the Company intends to purchase hull insurance, both to be effective upon delivery of the aircraft immediately prior to commencement of flight operations. The Company has no control over the fluctuation in the insurance market and no assurance can be given that future increases in the overall insurance premiums will not adversely affect the Company's profitability.

          The risk of an airline disaster can be devastating to a major carrier. The liability coverage purchased by the Company may not provide adequate coverage in the event of a significant disaster which is likely to have a material adverse effect on the Company. See "Management Discussion and Analysis - Insurance Coverage and Expense."

     Consequences in the Event of Default on LainBanka Line of Credit

          The DOT is empowered to withdraw the authority from any U.S. airline should it find that non-U.S. citizens directly or indirectly control that airline. The Company has a $6.2 million line of credit ("LOC") from LainBanka of Riga, Latvia. Should the Company draw upon that LOC and default on repayment to LainBanka, notice must be made to the DOT. The Company has made no draws upon this LOC and owes no debt to LainBanka. See "Twelve Month Operating Plan" and "Notes to Financial Statements," for terms and conditions of this LOC. Although in Management's opinion, the value of the Company to LainBanka lies in its U.S. certification and the Company and LainBanka would have a continued interest in retaining U.S. control of the airline, it is not certain what action LainBanka would take in the event the Company should default. LainBanka is located in Latvia and subject to Latvian law. There is no assurance that the investor in this Offering would not be adversely affected by action of the DOT, the Latvian government, or by action of the LainBanka in the event of default.
     See "Management Discussion and Analysis - Results During Development."

     Executive Compensation - One Percent of Net Proceeds

          During the period commencing when the Proceeds are released to the Company and commencement of revenue operations, the Company's President and the Vice Presidents will receive compensation reduced to an amount equal to 50% of budgeted salary. From the total net



     Proceeds of $4,267,500, the executive officers' compensation totals $42,000 which represents 1% of the net Proceeds. The proceeds allocated for executive compensation are not available for other uses in commencing revenue service. See "Use of Proceeds and Management - Compensation."

     Potential Conflicts of Interest

          The Company's directors and executive officers may serve as directors and executive officers of other business entities. The Company does not prohibit its officers and directors, or their affiliates, from transacting business with the Company. As of the date of this Prospectus, there have been no such transactions, excepting rental of office space from the Company's President. Notwithstanding full Board disclosure of any transaction between the Company and an officer or director, it is possible that an official could act to increase his/her interest at the expense of the Company. Anita Schiff-Spielman owns dental laboratories and will be available to the Company for board of directors meetings and related activities of her directorship. Andris Rukmanis is a partner in a Latvian law firm and will be a full time employee of the Company after the IPO closing. Walter Kaplinsky is currently inactive in Globe Enterprises, a company exporting to Russia, and contributing his services full time to the Company. Presently no other companies have demands upon the officers or directors and no conflict of interest exists. Since June 1997, after converting the $1,628,432 that was owed to her by the Company into 125,000 restricted shares, the outside legal counsel, Steffanie J. Lewis, The International Business Law Firm, P.C., owns a total of 158,333 shares, or approximately 13%, of the Company's issued and outstanding Common Stock. Her financial interest potentially could influence her independent opinion.


          In 1990, Airline Economics, Inc. was engaged by the Company as industry analysts for the U.S. - U.S.S.R. Route Authority proceeding
     before the DOT.   Airline Economics was involved in the preparation of
     the Company's traffic projections for the JFK - St. Petersburg market and testified as expert witness for the Company in the proceeding. Airline Economics has been issued 23,958 shares of Common Stock, or approximately 2%, of the Company's issued and outstanding Common Stock which includes the June 1997 conversion of $110,000 that was owed to it by the Company into 8,333 restricted Shares. Airline Economics' financial interest potentially could influence its independent opinion. See "Management Discussion and Analysis - Liquidity and Capital Resources."

     The Company's Operating Revenue may not be Sufficient to Repay
     Indebtedness

          The Company has debt in the amount of $176,568. Excepting $60,000 reserve, the Company does not intend to use net proceeds to repay indebtedness. If the Company does not generate sufficient operating revenue to repay indebtedness, it intends to postpone payment until such time as it has the capability to pay, or it may borrow on its LainBanka LOC. For terms of credit, see "Management Discussion and Analysis - Twelve Months Operating Plan." Tight fiscal policies and enhanced bank supervision have contributed to the stabilization of the economy leading to the strengthening of the financial system and acceleration of structural reforms enabling Latvia to emerge strongly from the 1995 banking crisis. (The U.S. DOC,



     International Trade Administration, Central and Eastern Europe Business Information Center, Commercial Update, September/October 1997.) There is no guarantee that the Latvia financial system will maintain its strong emergence. If another banking crisis occurred, it is possible that Baltia's line of credit may be jeopardized.

     Lack of Control by Minority Shareholders

          Upon the closing of this Offering, the officers, directors, and counsel of the Company will own 36.5% of the issued and outstanding Shares (assuming the Warrants, the Over-Allotment Option, and Representative's Warrant are not exercised). The Company's Certificate of Incorporation does not provide for cumulative voting. Therefore, the major shareholders may control 100% of the board of directors after this Offering. A minority shareholder may have no control over the management of the Company and will be unable to elect any directors. See "Principal Stockholders" and "Description of Securities - Lack of Control by Minority Shareholders."

     Dividends

          The Company has never paid dividends on its Common Stock and presently intends to retain earnings, if any. There can be no assurance that dividends will or will not be paid to its shareholders. Payment of dividends on the Company's Common Stock rests with the discretion of the Company's board of directors and will depend upon future earnings, if any. See "Dividend Policy."

     Trademark Infringement

          The Company has seven trademarks, of which two, "Baltia" and "Voyager Class," are registered with the U.S. Patent and Trademark Office and five are subject to registration. While the Company intends to protect its trademarks, there can be no assurance that the Company can enforce the trademarks against infringement. See "Management Discussion and Analysis - Liquidity and Capital Resources."

     RISKS RELATING TO THE OFFERING

     Arbitrary Price

          The IPO price of the Shares and Warrants has been determined by negotiations between the Underwriter and the Company. In determining the number of Shares and Warrants to be offered and the Offering price, the Company and the Underwriter considered (among other things) the Company's history, capital structure, results of operations and financial condition, estimates of the business potential of the Company, prospects for the industry in general, and the general condition of the securities market. The price does not necessarily bear any relationship to the Company's assets, book value, earnings or other established criteria for valuing a company. Accordingly, the Offering price should not be considered an indication of the actual value of the Company's Securities. See "Underwriting - Determination of Public Offering Price."

     No Assurance of Market and Possible Volatility

          Prior to this Offering there has been no public market for the Common Stock or Warrants, and although the Shares and Warrants



     (including the Shares underlying the Warrants) will be free of restrictions on transferability, there can be no assurance that a public market will develop after this Offering, or if developed, that it will be sustained. The Company has applied for quotation of shares on Nasdaq SmallCap Market and Boston Stock Exchange, however, if approved, there is no guarantee that the Company will be able to maintain its listing.

          There have been periods of extreme fluctuation in the stock market that, in many cases, were unrelated to the operating performance of, or announcements concerning, the issuers of the affected securities. The lack of current market for the Common Stock and Warrants, fluctuations in trading interest and changes in the Company's operating results, financial condition and prospects could have a significant impact on the market price of the Shares and Warrants.

          Although the IPO price of the Securities reflects the Company's and the Underwriter's assessment of current market conditions, there can be no assurance that the price of the Company's Securities will be maintained following the Offering. Accordingly, IPO investors may not be able to resell their Common Stock, or Warrants at or above the public offering price, if at all, and an IPO investor may not be able to liquidate his investment even at a loss without considerable delay. See "Common Stock Available for Future Sale," and "Underwriting - Determination of Public Offering Price."

     Contemporaneous Secondary Offering

          One year after the closing of this Offering, the market may be adversely influenced by the trading of up to 666,664 Outstanding Warrants and/or the underlying 999,996 common shares. In Spring 1998, the Company borrowed an aggregate of $825,000, in order to accelerate the FAA certification procedure. In connection with these loans, the Company issued $825,000 in promissory notes and 825,000 Bridge Warrants. In Fall 1998, the Company exchanged $800,000 promissory notes plus accrued interest thereon for 80,000 Redeemable Convertible Preferred Shares, and exchanged 800,000 Bridge Warrants for 666,664 Warrants identical to those offered to the public in this Offering ("Outstanding Warrants"). The Holders of these Outstanding Warrants are being registered as Selling Securityholders contemporaneously with this Offering, but the underlying shares are not being registered with this Offering. All the Selling Securityholders have signed agreements with the Underwriter locking up both the Outstanding Warrants and their underlying Shares for a period of 12-month from the Effective Date. If the lock-up agreement is dissolved, all Outstanding Warrants may be immediately traded and are exercisable six months after the Effective Date. If the underlying shares are then registered, or otherwise authorized for sale, the market may be adversely influenced by the trading of up to 999,996 additional shares.

     No Assurance Company will Maintain Exchange Listing

           Under prevailing rules of the National Association of Securities Dealers, Inc. ("NASD"), in order to qualify for initial quotation of securities on The Nasdaq SmallCap Market, a company, among other things, must have at least $4,000,000 net tangible assets or $50,000,000 market capitalization, or $750,000 net income two of last three years, as well as the following: $1,000,000 public float, $5 million market value of public float, $4.00 bid price, 3 market makers, 300 shareholders, and either 1 year operating history or $50 million market capitalization. Although the Company qualifies for initial quotation of its Securities on Nasdaq SmallCap Market, for continued listing, a company, among other things, must maintain net tangible assets of $2 million, or $500,000 net income in two of the last three years, or market capitalization of at least $35 million, as well as the following: 500,000 public float shares, $1 million public float value, $1 bid price, two market makers and 300 shareholders. In the event the Company should fail to maintain Nasdaq listing and the Common Stock and Warrants are not accepted on the Boston Stock Exchange, or if accepted and the Company fails to maintain such a listing, an investor would likely find it difficult to dispose of the Common Stock or Warrants, or to obtain current quotation to their value. There can be no assurance that the Company will meet the requirements for continued listing in the Nasdaq SmallCap Market or be listed and maintain listing on the Boston Stock Exchange.

     Potential Effect of Penny Stock Rules on Liquidity of Shares

          If the Company's Securities are not listed on Nasdaq SmallCap Market or certain other national securities exchanges, and the resale price thereof falls below $5.00, then resales of such Securities will be subject to the requirements of the penny stock rules absent the availability of another exemption. The Securities and Exchange Commission ("SEC") has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system). The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their Securities. If the Company's Securities were subject to the existing or proposed regulations on penny stocks, the market liquidity for the Company's Securities could be severely and adversely affected by limiting the ability of broker-dealers to sell the Company's Securities and the ability of purchasers in this Offering to sell their Securities in the secondary market.

     Warrant is Subject to Company's Redemption

          The Company may redeem outstanding Warrants, once they become exercisable, at a price of $.25 per Warrant on not less than 30 days written notice, provided the closing bid quotations of the Shares have exceeded $10 for 20 consecutive trading days ending on the third day prior to the date on which notice is given. The Company intends to redeem Warrants at the earliest opportunity, provided there is a current prospectus at that time. Thereafter the Warrant is worthless. Thus, the investor may have to exercise his/her Warrant before maximum profit can be gained from it. Investors are advised that Warrants may not be redeemed or exercised in the absence of a current prospectus. The Company intends to keep the Prospectus current, but assumes no obligation to do so. The Company's intent to keep the Prospectus current is fully set out in the following two paragraphs. See "Description of Securities - Warrants."


     Current Prospectus and State Blue Sky Registration Required to
     Exercise
     Warrants

          The Company intends to qualify the sale of the Securities in a limited number of states, HI, NY, NJ, CO, CT, DE, FL, GA, IL, MA, MD, MI, MO, MS, MT, NM, OR, RI, SC, TX, UT, VA, VT, WA, and WV. Certain exemptions under certain state securities ("blue sky") laws may permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified. Although the Securities will not knowingly be sold to purchasers in jurisdictions in which they are not registered or otherwise qualified for sale, purchasers may buy Shares or Warrants in the aftermarket or may move to jurisdictions in which the Shares issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. The Company may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In this event, the Company would be unable to issue Shares to those persons desiring to exercise their Warrants. No assurance can be given as to the ability of the Company to effect any required registration or qualification of the Common Stock in any jurisdiction. See "Description of Securities."

     Necessity for Updating Registration Statement

          So long as the Warrants are exercisable, the Company would be required to file one or more Post-Effective Amendments to its Registration Statement on Form SB-2 ("Registration Statement") to update the general and financial information contained in this Prospectus. These obligations could result in substantial expense to the Company and could be a hindrance to any future financing. The Company will not notify Warrant holders if Warrants may not be exercised due to the absence of an effective Post-Effective Amendment. Although the Company has undertaken and intends to keep its Registration Statement current, there is no assurance that the Company will be able to keep its Registration Statement current, and if for any reason it does not do so, the Warrants will not be exercisable. The Company's Warrant and Transfer agent has been instructed not to accept Warrants for exercise without a current prospectus. See "Description of Securities - Warrants."

     Underwriter's Warrants

          Subject to the requirements of the SEC and NASD, the Company will grant to the Manager, as partial consideration for services rendered, a warrant to purchase up to 100,000 Shares and 100,000 warrants ("Underwriter's Warrants"), exercisable at any time during a period of four years commencing at the beginning of the second year after the Effective Date of the Offering after which time all rights attached terminate. The Underwriter's Warrants may not be sold, transferred, assigned or hypothecated for a period of one year from the Effective Date, except to officers of the Underwriter and members of the underwriting group and their respective officers or partners. An exercise of the Underwriter' Warrants, which may be effected at any time, either in whole or in part, beginning one year after the date of this Prospectus for a period of four years thereafter and can be expected to be exercised at a time when the Company can obtain new capital on more favorable terms. This may adversely affect the Company's ability to obtain equity capital, and, if the Common Stock issuable upon the exercise of the Underwriter' Warrants is sold in the public market, may adversely affect the market price of the Company's Common Stock. The Underwriter' Warrants and the Shares issuable upon exercise of such option have been included in the Registration of which this Prospectus is a part. The Company has agreed to keep such Registration Statement current, which could result in substantial expense to the Company. This obligation is in addition to certain registration rights granted to the Underwriter. See "Description of Securities - Underwriter' Warrants, Underwriting, and Dilution."

     Underwriter as Market Maker

          In connection with the Offering, the Underwriter and selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock and Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock or Warrants for the purpose of stabilizing their market prices. The Underwriter may also create a short position for the account of the Underwriter by selling more securities in connection with the Offering than they are committed to purchase from the Company and in such case may purchase securities in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriter may also cover all or a portion of such short position, up to 150,000 additional shares of Stock and 150,000 Warrants, by exercising the Over-Allotment Option. Any of the transactions described in this paragraph may result in the maintenance of the Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

          In connection with the Offering the Underwriter and selling group members (if any) and their respective affiliates may also engage in passive market making transactions in the Common Stock and Warrants on the Nasdaq SmallCap Market immediately prior to the commencement of sales in this Offering in accordance with Rule 103 under Regulation
     M. Passive market making consists of displaying bids on the Nasdaq SmallCap Market limited by the bid prices of independent market makers for a security and making purchases of a security which are limited by such prices and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average trading volume in the securities during a specified prior period and must be discontinued when such limit is reached. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time. See "Underwriting and Available Information."

     Underwriter's Influence on the Market May Have Adverse Consequences

           A significant number of Shares and Warrants may be sold to customers of the Underwriter. Although they have no legal obligation to do so, the Underwriter, from time to time in the future, may make a market in and otherwise effect transactions in the Company's securities, subject, however, to the restrictions and limitations imposed by Rule 103 of Regulation M under the Securities and Exchange Act of 1934, the effect of which will prevent the Underwriter from effectuating certain transactions in the Company's securities until the distribution of the securities offered hereby has been completed. Such market making activities, if commenced, may be discontinued at any time or from time to time by the Underwriter without obligation or prior notice. If a dominating influence at such time, the Underwriter's discontinuance may adversely affect the price and liquidity of the securities. In addition, and in the event an active interdealer market fails to develop in the Company's securities, whether as a result of the dominance and control of the Representative, or otherwise, such a course of action may decrease market liquidity and in turn adversely effect the purchasers of the Shares and Warrants.

     Substantial Dilution to Purchasers

          Assuming no value attributable to the Warrants, at the IPO price of $5.00 per Share, purchasers in this Offering will incur immediate and substantial dilution of $3.10 (62%) dilution per Share in the net book value per share of their investment. Purchasers in this Offering will be contributing approximately 39% of the total investment consideration to the Company but will receive 45% of the shares outstanding (assuming the Warrants, Representative's Warrant are not exercised). Additional dilution will occur upon the exercise of Warrants, Representative's Warrant, and Over-Allotment Option. Accordingly, in the aggregate, purchasers in this Offering, may bear a greater risk of loss than the current stockholders. See "Dilution." Shares Eligible for Future Sale


     Shares Eligible for Future

          Prior to the Offering there has been no public market for the Common Stock or the Warrants. Sales of substantial amounts of Shares, pursuant to Rule 144 or otherwise, could adversely affect the market price of the Shares and the Warrants, and make it more difficult for the Company to sell equity securities in the future at a time and price which it deems appropriate.

          Upon completion of the Offering, approximately 2,202,083 shares of Common Stock will be outstanding. The 1,202,083 shares of Common Stock held by present shareholders ("Insider Shares") have not been registered under the Securities Act of 1933, as amended ("Securities Act"). The Company and holders of 93% Insider Shares (1,117,937 shares) have signed agreements not to sell their shares publicly or privately for 24 months following the Prospectus date without the prior written consent from the Underwriter. Whether or not to grant consent lies within the discretion of the Underwriter, who have no present intent to grant consent for any shares currently outstanding. Should the Underwriter provide written consent, the Company's General Counsel will issue the appropriate opinion letter removing the restriction on selling the eligible Insider Shares. Following the 24-month Underwriter' lock up, all Insider Shares will be freely tradable in the public market, if one exists, subject to Rule 144.




          In general, Rule 144 allows a shareholder who has beneficially owned restricted shares for at least one year (including persons who may not be defined to be "affiliates" of the Company under Rule 144) to sell within any three (3) month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Company's Common Stock or the average weekly volume on Nasdaq during the four calendar weeks preceding such sale, and may only sell such shares through unsolicited broker's transactions. A shareholder who is not deemed to have been an "affiliate" of the Company for at least 90 days and who has beneficially owned his shares for at least two years would be entitled to sell such shares under Rule 144 without regard to the volume limitations described above. See "Common Stock Available for Future Sale."

     Future Issuance of Stock by the Company

          Except as provided herein, pursuant to agreement with the Underwriter, for 24 months following the Prospectus date, the Company shall not issue any additional equity securities without the Underwriter' prior written consent. Following the exercise of the 1,000,000 Warrants, and the Representative's Warrant consisting of 100,000 Shares and/or 100,000 Warrants, the Company will have outstanding 3,952,083 Shares. This does not include the exercise of 666,664 Outstanding Warrants. The Company is also authorized by its Certificate of Incorporation to issue 500,000 Preferred Shares, of which 80,000 have been issued. The remaining Shares, and the unissued Preferred Shares, not issued or reserved for specific purposes may be issued without any action or approval by the Company's minority shareholders. Although there are no present plans, agreements or undertakings involving the issuance of such shares, except as disclosed in this Prospectus, any such issuances could be used as a method of discouraging, delaying or preventing a change in control of the Company or could dilute the public ownership of the Company.
     There can be no assurance that the Company will not undertake to issue such shares if it deems appropriate to do so. See "Dilution," "Common Stock Available for Sale," and "Description of Securities."


                                    USE OF PROCEEDS
                            (Prior to and Subsequent to Closing)


          The proceeds from this Offering will be, used to commence scheduled non-stop flights from JFK to St. Petersburg, Russia. In particular, the Proceeds will be used to meet the costs to: (1) Obtain FAA Air Carrier Certification (includes acquiring an aircraft and hiring/training flight crew allowances), (2) Conduct preliminary marketing, (3) Satisfy the one-time DOT Financial Requirement, and (4) Reserve approximately $60,000 for liabilities. The net Proceeds from the sale of 1,000,000 Shares and 1,000,000 Warrants are estimated to be $4,267,500 after deducting underwriting discounts, Underwriter' 3% non-accountable expenses and other Offering expenses of $300,000.

          Obtaining FAA Air Carrier Certification is a condition of commencing revenue flight operations under the Company's DOT fitness certificate. The certification process includes FAA approval of the Company's written operating procedures, approval of Company training for compliance with the written procedures, and the Company's demonstration to the FAA in actual flight operations. Because financing could not be completed in 1992, the Company could not take delivery of airplanes, and therefore could not complete the FAA certification process. At no time in 1992 was the Company deficient in any FAA certification task undertaken. In 1998, because of the six-year lapse, the Company must commence FAA Air Carrier Certification anew. While the Company believes the net proceeds from this Offering are adequate to complete the FAA process, satisfy the DOT Financial Requirement, and commence revenue service, nevertheless, it is possible that some unforeseeable event could occur that could prevent the Company from obtaining FAA Air Carrier Certification.

          Assuming all costs of the certification process are paid, the DOT requires the Company to have cash or credit equal to three months operating expenses assuming zero revenue. The Company will commence service with one round trip per week and will increase frequencies as traffic demands. Assuming zero revenue and one round trip per week, the Company projects average three months operating costs to be $2.8 million. Management believes that the net Proceeds allocated as working capital and the LOC from LainBanka will be sufficient to satisfy the DOT Financial Requirement. Following commencement of airline service, the Company may increase the frequency up to the limit of five round trips per week.

          The table below lists in the order of Company priority the expenses and working capital reserve for which the Company may use the Proceeds, and includes all costs the Company estimates it will incur prior to commencing revenue operations. The table reflects the Company's lease of one B747 aircraft. Consideration was given to the prior ownership and maintenance of the aircraft. The $750,000 aircraft deposit and first month aircraft lease payment are based upon negotiations with Cathay Pacific Airways. The Company expects to make subsequent monthly lease or purchase payments from operating revenue.

          It is the opinion of the Director of Technical Services that spare parts for the B747-267 are in relative abundance at favorable prices. The numbers in the table below are Company estimates only.

          The bridge funds represent 16.2% of Total Budgeted costs and were used as follows: $375,000 partial aircraft deposit/inspection, $210,000 spare parts/ground equipment initial deposits, $60,000 general and administrative, $25,000 compensation and benefits, $75,000 contract training/services deposits, $40,000 marketing direct, $20,000 consultants, and $20,000 payment of liabilities.



     USE OF PROCEEDS(Prior to and Subsequent to Closing)


     Aircraft Lease or Purchase Deposit<FN1> ...      $1,225,000     24.1%

     Spare Parts/Ground Equipment<FN2> ......            373,000      7.3%
     General and Administrative<FN3> .......              70,000      1.4%

     Compensation and Benefits<FN4>  .......             196,000      3.8%

     Contract Services<FN5>  ...........                  80,000      1.6%



     Marketing (direct costs only)<FN6>  .....            60,000      1.2%

     Consultants <FN7> ..............                     20,000      0.4%

     Mini-Evacuation Test <FN8>  .........                50,000      1.0%
     Repayment of Liabilities <FN9>  .......              60,000      1.2%

     Reserve Working Capital <FN10>  .......           2,958,500     58.1%

     Total Budgeted (for FAA Certification and to
     Commence Service) ..............                 $5,092,500    100.0%

     Less Bridge Funds (used prior to Closing) ..       $825,000
          TOTAL (Net Proceeds) ..........             $4,267,500


<FN1>

     (1) Represents initial deposit. Anticipated monthly lease payments are $250,000, and are expected to be made from operating revenue.

<FN2>
     (2) Estimated range for spare parts and ground equipment costs is based upon the Company's Director of Technical Services experience and discussions with suppliers.
<FN3>
     (3) Inclusive of direct and indirect office facility operating expenses and general liability insurance for 90 days. (See note
          10 and paragraph   below.)
<FN4>

     (4) This number represents all compensation costs and includes hiring/training flight crew allowances, reduced salaries, and
          reduced     executive compensation for the period commencing with
          the Closing and culminating with FAA certification. Training allowances remain constant. Salaries and executive compensation will be reduced by 50%. Executive compensation for the period equals $42,000. Executive compensation represents 1% of Net Proceeds.

<FN5>
     (5) This is an allocation of deposits for contractual services commencing with revenue operations including deposits to caterers, Port Authority and St. Petersburg Airport Authority, U.S. Customs, Aeronautical Radio, Official Airline Guide, and Jeppesen who will provide the Company with aeronautical charts.
<FN6>
     (6)  Pre-flight marketing costs include expenses of database
          marketing,    direct mailing, agency advertising (select print
          and radio) and initial PR presentation. Does not include the cost of salaries and the use of the Company's facilities, equipment and communications, costs of which are absorbed elsewhere in the budget. Nor does it include the marketing budget during revenue operations, ex. the costs of promotion of the arts in St. Petersburg will not be paid from the marketing allocation set forth in the "Use of Proceeds", but are expected to be paid from operating revenues.
<FN7>



     (7) Allocated for temporary instructors and office help to accelerate the FAA Air Carrier Certification process of the Company.
<FN8>
     (8) The FAA required mini-evacuation test's budget contains a reserve in the event the FAA requires the Company to repeat the test.
<FN9>

     (9) The Company has allocated $60,000 reserve for the repayment of accounts payable and accrued expenses.

<FN10>
     (10) The Company intends to retain this amount to meet the DOT initial financial requirement pursuant to the Twelve Month Operating Plan. See "Management Discussion and Analysis - Twelve Months Operating Plan." Aircraft hull insurance and aircraft liability, including facilities and general liability, premiums are payable on a monthly basis with the first installment due in 30 days following commencement of revenue operations. Thus, aircraft hull and liability insurance is not included in the pre-revenue budget and will be paid from operating revenue and not from net proceeds.



          The foregoing represents the Company's best estimates of its allocation of the Net Proceeds based upon its present plans and current business conditions. Except as stated herein, the Company will pay short-term liabilities, accounts payable and other debt from operating revenues and not from Net Proceeds. As of September 30, 1998, total current liabilities were $176,568. Aircraft hull and airline liability insurance will not be paid from Net Proceeds. Insurance premiums are normally payable in monthly installments beginning 30 days following commencement of revenue operations. Annual insurance costs, including facilities and general liability insurance, associated with the Company's operating a B747 would total approximately $600,000. This premium is expected to include comprehensive airline liability coverage up to $1.1 billion any one occurrence. Monthly premiums will not be paid from Net Proceeds but rather from anticipated operating revenue. Therefore, insurance has not been listed separately under "Use of Proceeds." Unforeseen events or changed business conditions, of which Management has no present knowledge, could necessitate changes in the application of Proceeds. Pending expenditure of the Proceeds, the Company may make short term investments in interest-bearing savings accounts, certificates of deposit, short-term United States government obligations, or other short term interest bearing investments. Proceeds from the exercise of the Warrants will be added to the working capital reserve.

                                     CAPITALIZATION

          The following table sets forth the capitalization of the Company as of September 30, 1998 and gives effect to the sale of 1,000,000 Shares and 1,000,000 Warrants offered hereby at $5.00 per Share and $.25 per Warrant and the application of Net Proceeds therefrom. This table should be read in conjunction with the financial statements and notes thereto that are included elsewhere in this Prospectus.





                                                    September 30, 1998
                                                       (Unaudited)

                                                               Pro Forma
                                                             as Adjusted
     Stockholders' Equity:                           Actual        <FN1>


     Preferred Stock, $.01 par value; 500,000
     shares authorized, 80,000 issued and
     outstanding at September 30, 1998 and
     December 31, 1997, respectively.                   800            0
     Common Stock, $.0001 par value;
     100,000,000 shares authorized, 2,035,416
     shares issued, and 1,202,083 shares issued
     and outstanding before Offering <FN2>, and
     2,202,083 shares issued and outstanding at
     Offering                                          $203         $303

     Common Treasury shares - at cost                  (100)        (100)

     Additional paid-in capital                   7,774,310   12,041,810

     Deficit accumulated during development      (7,313,269)  (7,313,269)
     Prepaid media costs                           (396,090)    (396,090)

     Total stockholders' equity                      65,854    4,333,354

<FN1>
     (1) Based upon the IPO price of $5.00 per Share and $.25 per Warrant, Net Proceeds of $4,267,500 are calculated by deducting from the Proceeds of $5,250,000 the Underwriting Discounts and Commissions of $525,000, the Underwriter' non-accountable expense allowance of $157,500, and expenses of this Offering payable by the Company estimated at $300,000.
<FN2>
     (2)  The Company has 1,202,083 Shares issued and outstanding.
<FN3>
     (3) Stockholders' deficit attributes zero value to $396,090 of pre-paid media placements.

                                        DILUTION

          As of September 30, 1998, the Company had 1,202,083 Shares issued and outstanding. Assets at September 30, 1998 were $242,422, of which $92,422 were tangible. Total liabilities at September 30, 1998 were $176,568. Thus, net tangible book deficit was ($84,146) or ($.07) per share. Net Tangible Book Deficit per Share represents the amount of total tangible assets less total liabilities, divided by the number of Shares outstanding, which is calculated to include stockholders' equity of $65,854. Without taking into account any changes in the net tangible book deficit after September 30, 1998, other than to give effect to the sale of 1,000,000 Shares and 1,000,000 Warrants offered herein at initial offering prices of $5.00 and $.25 for Shares and Warrants, respectively, and the application of Net Proceeds of



     $4,267,500, the pro forma book value of the Company's Common Stock will be $4,183,354 or $1.90 per Share. Consequently, the purchasers of the Shares offered hereby will sustain an immediate substantial dilution (i.e. the difference between the purchase price of $5.00 per Share and pro forma net tangible book value per Share) of $3.10 (62%) per Share.


          The following table illustrates as of September 30, 1998, the per Share dilution.

     IPO price ........................                          $5.00
     Net tangible book deficit ..........               ($0.07)
     Increase attributable to new investors  ...         $1.97
     Pro forma net tangible book value after Offering  ....      $1.90
     Dilution to new investors ................                  $3.10



          The following table summarizes, on a pro forma basis at the Closing, the book differences between the existing stockholders and the new investors with respect to the number of Shares, the total consideration paid (cash, services rendered and property contributed) and the average price per Share.



                     Shares Purchased     Total Consideration
                                                                  Average
                               Percent                Percent    Price per
                      Shares    Shares    Amount   Contribution    Share
     Existing
     Shareholders   1,202,083     55%     7,774,310       61%       $6.47

     New Investor   1,000,000     45%     5,000,000       39%       $5.00
     Total          2,202,083    100%    12,774,310      100%


          The foregoing analysis assumes no exercise of Warrants, Representative's Warrant, or the Over-Allotment Option. In the event any such option or warrants are exercised, the percentage ownership of the investors in this Offering will be reduced and the dilution per Share to investors in this Offering will increase.

                          DIVIDEND POLICY

     The Company has not paid any dividends on its Common Stock and presently expects to retain future earnings for use in business. Future dividend policy will be determined by the board of directors of the Company in light of prevailing financial needs and objectives of the Company.



             SELECTED FINANCIAL AND OPERATING DATA

          The following table sets forth selected historical data for the Company as of and for the nine months ended September 30, 1998 and 1997 (unaudited), and years ended December 31, 1997 and 1996, as well as results since inception to September 30, 1998. The financial data of the Company for the fiscal years ended December 31, 1997 and 1996, are derived from the Company's audited financial statements. The information below should be read in conjunction with "Management Discussion and Analysis".




                                                                   August 24,
                                                                      1989
                      Nine Months Ended        Years Ended        (inception)
                        September 30,          December 31,            to
                                                                   September
                       1998       1997       1997       1996        30, 1998
                             (Unaudited)                         (Unaudited)
Revenue            $        0 $        0 $        0 $        0  $           0
Expenses

  General and        (224,692)    80,832     84,512     92,749      2,002,191
  Professional fees    78,891     31,625     58,625     77,817      2,063,836
  FAA certification
  costs               206,633          0          0          0        206,633
  Service                   0          0          0          0      1,352,516

  Training expenses         0          0          0          0        225,637
  Abandoned fixed           0          0          0          0        205,162
     Total expenses    60,832    112,457    143,137    170,566      6,055,975

Interest expense -
amortization of    $  850,000                                         850,000
Interest expense -     14,931          0          0     68,120        407,294
Net loss           $ (925,763)$ (112,457)$ (143,137)$ (238,686)$   (7,313,269)

Net loss per common
share - basic and  $
diluted                 (0.77)$    (0.06)$    (0.07)$    (0.13) $      (6.08)
September 30, 1998
Stockholders' per
share equity                                                            0.05
Common Shares                                                   $  1,202,083



 BALANCE SHEET DATA:
 (Development Stage)
                                                     September 30, 1998

 Working capital (deficit) ............                   $(148,802)
 Total assets  ..................                           242,422

 Total liabilities ................                         176,568
 Stockholders' equity  ..............                        65,854


 (1) Stockholders' deficit attributes zero value to $396,090 of prepaid media placements.

                    MANAGEMENT DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion should be read in conjunction with the "Selected Financial and Operating Data" and all of the financial statements and notes thereto and included elsewhere in this Prospectus.

GENERAL

     The Company was formed as a U.S. airline on August 24, 1989 in the State of New York. The Company's objective is to provide scheduled air transportation from the U.S. to Russia. In 1991, the DOT granted the Company routes to provide non-stop passenger, cargo and mail service from JFK to St. Petersburg and from JFK to Riga, with online service to Minsk, Kiev and Tbilisi. That authority expired in 1993. In 1996, and following the Company's 1995 application, the DOT reissued authority to the Company to serve JFK-St. Petersburg. The Company has two registered trademarks "BALTIA" and "VOYAGER CLASS," and five trademarks subject to registration. The Company's activities to date have been devoted principally to raising capital, obtaining route authority and approval from the DOT and the FAA, training crews, and conducting market research to develop the Company's marketing strategy. Following the receipt of the Proceeds, the Company intends to commence scheduled non-stop service on the JFK - St. Petersburg route.

DIFFICULTY OF FINANCING AN AIRLINE IN 1991-1992

     No revenue operations commenced on DOT authorities granted in 1991 because the Company had not completed financing in 1992. At the time the Company received DOT authority in 1991, the capital markets were slow, the airline industry was in a down-turn, and the U.S.S.R. was transforming into separate nations, all of which the Company believed limited its access to public or private financing for commencement of flight service. Several of the Company's shareholders who are knowledgeable in financial matters tried to make introductions, but their efforts were useless. Private funding did not materialize, and resources of the Company's officers and directors were insufficient to commence revenue operations. In addition, a scheduled delivery of aircraft from SAS was aborted costing SAS approximately $114,000 to return the planes to service. Since the Company is no longer obtaining aircraft from SAS, it has no legal financial obligation to refund SAS the return to service costs, but the Company would like to make it right with SAS sometime in the future. Due to incomplete financing, the DOT withdrew the Company's authorities in 1993. In 1995, believing the capital markets to be favorable, the airline industry to be in an up-turn, political and economic ties expanding between the U.S. and Russia, which were reflected in the increased airline passenger traffic and airfreight,
the Company reapplied for JFK-St. Petersburg authority.   In 1996 the
DOT reissued JFK-St. Petersburg route authority to the Company based upon reexamination of the Company's operating plan and fitness as a U.S. air carrier. In September 1997, and upon another examination of the Company's operating plan and fitness as a U.S. air carrier, the DOT renewed the Company's JFK-St. Petersburg route authority, and renewed it again in February 1998.

 In August 1998, the Company requested an additional extension of authority to complete the IPO, and to complete FAA certification and commence revenue flights. The DOT is waiting for the IPO to close before granting an extension. A failure by the Company to close the IPO would have a material adverse effect upon the Company's route authority extension and its proposed operations.

MARKET STATISTICS

     Facts set forth below were filed with the DOT in 1995 and 1997, and were used as part of the Company's application for fitness to serve the JFK-St. Petersburg route, Docket OST-95-396 and 97-2763. The DOT examined the Company's pre-operating projected expenses, the year-one estimated traffic, fare calculations, resulting passenger and freight revenues, and year-one operating cost estimates projected from these facts, and found them to be comprehensive. DOT also compared the Company's projected aircraft operating costs per block hour with the average of the aircraft operating costs per block hour reported to the DOT for the first quarter of 1995 by carriers operating B747 equipment and found the Company's projections to be reasonable (DOT Order 96-1-24, p.6). The DOT specifically does not project that any particular company applying these facts will or will not be profitable.

     In estimating passenger traffic, the Company used the following statistics. The 1994 DOC, United States Travel and Tourism Administration ("USTTA"), traffic statistics show that 605,108 passengers traveled between U.S. and Russia. Prior to 1995, no study identified the traffic that entered or departed through St. Petersburg, but a USTTA survey reported that 8 of 10 Americans visiting Russia, visit St. Petersburg. Using 1994 USTTA statistics and assuming that 20% of the U.S.-Russia travellers would arrive in, or depart from, St. Petersburg, the Company conservatively projected St. Petersburg traffic for 1996 for use in its business plan. A subsequent 1995 survey by CIC Research (DOC contractor) reports that U.S.-St. Petersburg traffic more than doubled that which the Company projected. The International Air Transport Association ("IATA")
forecast annual growth of 10.2%.   See "Business - Pricing."

     In estimating cargo revenues, the Company used the following data. The 1993 U.S.-Russia cargo volume was 34,540,000 lbs. The DOC, Bureau of the Census, air cargo statistics for 1994 report that between 1992 and 1993 air cargo transported from U.S. to Russia grew from 14,000,000 lbs to 30,800,000 lbs, a 120% increase. In the same period, air cargo transported from Russia to the U.S. grew, from 1,540,000 lbs to 3,740,000 lbs, a 143% increase. In 1993 IATA had forecast a 21.1% annual growth rate for freight traffic to and from all of Eastern Europe for the period from 1993 to 1997. The statistics demonstrate that the 1992 to 1993 growth rate in U.S.-Russia air cargo traffic was 5.8 times greater than the IATA forecast. The B747 aircraft offers wide-body palletized and containerized cargo capacities to meet the needs of U.S.-Russia passenger and cargo traffic growth. The Company will offer non-stop, B747 air service from JFK into the St. Petersburg market. The Company has received two offers from JFK-based cargo forwarders. Paramount Cargo Marketing, Inc. projected shipping 20 tons of cargo five times a week and RAF International Sales, Inc. projected shipping 50 to 75 tons per week to St. Petersburg. In addition, smaller freight forwarders have expressed interest in using the Company's cargo services. Following is a list of such carriers including their previous shipment patterns. In 1993, the Transatlantic Royal Company, Inc., Long Island City, NY, shipped on average 120,000 lbs of freight per month to Russia. The International Grapevine, San Francisco, CA ships each month 1,000 cases of American wine from New York into St. Petersburg. Quantum International Forwarding, Ltd., Jamaica, NY, ships between 400 to 4,000 lbs of consolidated air freight twice a week from JFK to St. Petersburg. American Export Lines, JFK, NY, as of December 1994, had shipped in the previous six months 92,000 lbs of air freight to the NIS. Contracts with cargo transporters are expected to be signed after the IPO closes. No contracts presently exist.

     Currently U.S. mail is channeled through Moscow because non-stop U.S. service to St. Petersburg is not available. The U.S. Postal Service advised the Company's management at a meeting in May of 1994, that the Company can be expected to carry about half of all U.S. mail to Russia, which at May 1994 was about 28,000 lbs per month. With one flight per week, the Company would carry 3,500 pounds of mail per flight, approximately 7% of its cargo capacity, at cargo rates. Mail carriage does not impact the Company's flight schedule.

     Currently Texaco quotes fuel at $0.62/gal at JFK and Aer Rianta quotes fuel at $0.96/gal at St. Petersburg. Fuel and other industry operating costs are subject to variation.

TWELVE MONTHS OPERATING PLAN

     For the first 12 months following the closing of the Offering, the Company intends to operate one weekly round trip of passengers, cargo and mail between New York and St. Petersburg, increasing the frequency as market demands, up to five weekly round trips. If sufficient capital is raised, the Company may apply to the DOT to serve additional cities in the former Soviet Russia, but there is no specific plan to do so at this time. Assuming zero revenue, and thus zero traffic, service would remain at one round trip per week.

Management believes the Company's cash requirements for twelve months will be $9.9 million assuming that, after commencing revenue operations, the Company operates one B747 aircraft between NY and St. Petersburg, Russia once a week. This estimate is comprised of three months pre-operating expenses at $1.4 million ($2.2 million budgeted less $825,000 purchases prior to Closing) ("Use of Proceeds"), nine months operating expenses at $8.3 million, and the Company's total liabilities at $.2 million. (DOT Order 97-9-11, p.5. Nine months operating expenses based upon DOT average three months expenses of $2.7 million). The pre-operating and operating expenses include, but are not limited to, aircraft leasing costs of $3 million, aircraft insurance in the amount of $.6 million, personnel expenses of approximately $4 million. Complete budget projections of expenses expressed in regulated categories is available in OST 96-2032 and OST 97-2763.

     The capital assets necessary to provide for the Company's proposed initial service will be purchased with the proceeds of the Offering. Monthly aircraft lease payments are expected to be paid from operating revenue. Nevertheless, Management believes that there will be sufficient funds available from the IPO and LainBanka line of credit ("LOC") to make lease payments for one year.

     The LainBanka LOC was issued in 1998. The LOC, in the amount of $6.2 million will be immediately available to the Company upon the Company's meeting the following conditions: (i) opening an account including registering a subsidiary in Latvia, (ii) providing two weeks advance notice of its borrowing need, and (iii) agreeing to pay a floating interest rate between 10 to 14 percent per annum. However, there is no assurance that the terms, then in effect in Latvia, will be acceptable to the Company. The LOC will be a short-term loan that the Company does not intend to use for capital investments or long-term financing. The Company intends to register a subsidiary in Latvia. This process is similar to registering as a foreign corporation in another state of the U.S. and would subject the Company to legal process in Latvia.

     At Closing, the Company expects to receive Net Proceeds in the amount of $4,267,500, which, together with the $6.2 million LOC and advertising credits in the amount of $.4 million, will make available resources totaling $10.8 million.

     In addition to the financial resources set forth above, the Company may obtain additional funds through the issuance of $6 million in bonds through W.R. Lazard. The Company has no specific present intent to issue the bonds, but has an agreement with W.R. Lazard to effect optimum timing of the bond issue should the Company so choose. If the Company were to issue bonds it would incur debt equal to the amount of bonds issued plus a current monthly liability for 10% to 15% interest on the debt. Further, potential proceeds from the exercise of Warrants in this issue may provide additional cash following the initial six month period following the Closing.

Background.

    Since its inception in 1989 the Company has focused its efforts exclusively on developing the necessary elements for the commencement of international air service from the U.S. to Russia. The Company has invested $7.8 million in development which enables it to commence carrying revenue passengers and cargo upon obtaining a certificate for safe operational procedures from the FAA ("FAA Air Carrier Certificate"). In total, the Company has expensed $7.3 million as developmental costs during the periods in which they occurred. During six years of development, the Company has accumulated $176,568 total liabilities (includes current liabilities).

FAA Certification.

  In August 1998, the Company completed Gate One requirements of the FAA certification process, a procedure which consists of document approval, crew training, and flight demonstration. See "Use of Proceeds."

Viability Discussion.

     The FAA Air Carrier Certification activities are highly regulated and controlled by the FAA. The costs associated with these tasks are reasonably ascertained and verifiable because the activities are tightly controlled and details of the Company's proposed operations are publicly filed with the DOT and available for industry criticism. The Company's proposed operations were reviewed by the DOT Office of Aviation Analysis prior to issuing to the Company its airline fitness certification which is conditional upon obtaining FAA Air Carrier Certification. Revenue flight operating costs, for the same reasons, are also reasonably ascertained, verifiable and are publicly filed with the DOT. The DOT required the Company to submit its projected certification and revenue operational costs for review and comment to Delta Airlines, United Airlines, American Trans Air, TWA, Northwest Airlines, FAA Flight Standards District Office, FAA Flight Standards Division, and the Air Transport Association. Neither the aforementioned airlines nor the Air Transport Association criticized or commented on the Company's projected air carrier certification and revenue operational costs. Nor was there any criticism filed by the FAA Flight Standards District Office or FAA Flight Standards Division. There were no criticisms or comments from the FAA, the industry or the Air Transport Association, and thus none were recited in the DOT Order that was issued at the closing of the comment period, but there were none. The DOT Order 96-1-24 found the Company's costs to be comprehensive and reasonable.

RESULTS DURING DEVELOPMENT

     During the developmental stage, the Company has expensed its activities in each year since inception and has an accumulated deficit and working capital at September 30, 1998, of $7,313,269 and $65,854 respectively, which results in a per share loss of $6.08 and stockholders' per share equity of $.05. At December 31, 1997, the Company has net operating loss carry forward of $5,072,844, available to offset future taxable income. These carry forwards expire between the years 2006-2013. As of December 31, 1997, and 1996, a net deferred tax benefit has not been reflected for temporary differences between the amount of assets and liabilities recorded for financial reporting and income tax purposes due to the establishment of a 100% valuation allowance relating to the uncertainty of recovery. Rent expense charged to operations for nine months ended September 30, 1998 and 1997 and years ended December 31, 1997, and 1996 totaled $21,109, $17,132, $17,215 and $18,592 respectively. Upon commencement of scheduled operations, of which there can be no assurance, the Company expects to expand facilities at JFK and expects an additional terminal use fee of approximately $750 per aircraft turn-around (an aircraft's arrival and departure) to be paid from operating revenue.

     In February 1998, the Company received a $6.2 million LOC from the LainBanka of Riga, Latvia. For details, see "Twelve Months'
Operating Plan", supra.

     As of September 30, 1998, the Company has current liabilities of $176,568 which it expects to pay within two years. Management believes it unlikely that liabilities will be called earlier than their scheduled repayment because the debt is held by its vendors and stockholders, entities with vested interests in seeing the Company succeed. Additionally, the Company has advised these creditors that repayment will be made promptly from operating revenue. The Company assumes that the vendors to whom the Company owes $48,250 in current liabilities, and who have expressed the desire to supply the Company once it starts revenue operations, may foresee years of income from providing the Company with goods and services. Likewise, the present stockholders to whom current liabilities are owed, have invested considerable time and money to develop the Company to the point of commencing revenue operations. If the Company is successful, these stockholders have the potential of selling their shares for a profit and will share in the Company's future profits.


     The conditions restricting use of the LOC do not preclude use of the LOC to repay liabilities called early. As of September 30, 1998, total liabilities were $176,568, of which all are current liabilities. Use of LOC funds is conditioned on their not being used for long-term investments, thus permitting their use should early calls be made on outstanding current liabilities.


     The DOT has the power to withdraw U.S. airline authority from any U.S. airline should it find that non-U.S. citizens directly or indirectly control that airline. Since the LainBanka is a foreign entity, in the event of default, the Company would be required to notify the DOT. If the Company should draw against the LOC and subsequently default on repayment, LainBanka would have certain legal remedies, the enforcement of which could have a materially adverse effect on the Company's operations in the event the Company defaults.

LIQUIDITY AND CAPITAL RESOURCES

     Upon completion of the Offering, assuming Net Proceeds in addition to cash as of September 30, 1998, the Company will have cash and cash equivalents of $4,270,266, total assets of $5,509,922 and total liabilities of $176,568. Accordingly, the Company's debt to total capitalization ratio will be 1:31.


     The Company expects to meet its short-term liquidity requirements from the proceeds of the Offering, as herein stated, and from cash flow provided by operating revenue when, and if, the Company commences its service on the JFK - St. Petersburg route. From its operating revenues the Company intends to retire its remaining total liabilities of $116,568 (net of $60,000 remaining reserve from IPO proceeds, see "Use of Proceeds") within two years. Any early calling for payment of these liabilities may not seriously impact the Company's operations because the Company has a $6.2 million LOC operational back up, which is an amount greater than total liabilities. If the Company fails to meet the requirements necessary to make the $6.2 million LOC available, any early calling for repayment of liabilities may impact the Company's operations. For details of the requirements and the Company's compliance with them, see "Consequences in the Event of Default on LainBanka Line of Credit", supra. As of September 30, 1998, $48,250 in accounts payable is owed to non-affiliated entities, many of whom will continue being suppliers to the Company when it becomes operational and who have a vested interest in the Company's success ("Results During Development"). Therefore, the Company does not expect early calling or the need to draw against its LOC. The Company has no current plans to use the LOC.


     Additional potential sources of financing include: (i) Over-Allotment Option of $763,875(after deducting Underwriting discounts and the 3% allowance), (ii) up to $10,350,000 from the exercise of Warrants, (iii) up to $1,552,500 from the exercise of Representative's Warrant (including the exercise of the Underwriter's Warrant), and (iii) up to $5,999,976 from the exercise of 5,999,976. The Company's international route authority may or may not have resale value within the airline industry after one year's operation by the Company. The Company has two registered trademarks: "BALTIA" and "VOYAGER CLASS."

EFFECTS OF SEASONALITY OVER THE NORTH ATLANTIC

     The Company's business is affected by seasonal factors. Airlines serving routes over the North Atlantic are subjected to a pattern of seasonal variation in traffic which the industry has termed the "North Atlantic Seasonality" factor. In general, the traffic peaks during the summer season and dips during the winter season. To mitigate this seasonal trend, the Company intends a winter marketing program featuring St. Petersburg's world-famous winter cultural activities of museums and world class performances, such as the Hermitage Museum and the Marinsky Theater. The Company has no specific plans, but has discussed with Air Exchange, Inc. and other charter users the possibility of chartering the Company's aircraft for use in opposite season markets during the days when the aircraft is not on scheduled route service. For example, JFK-Caribbean is an opposite season market to JFK-St. Petersburg because JFK-St. Petersburg traffic peaks in summer and the JFK-Caribbean traffic peaks in winter.


 [CHART depicting seasonal passenger traffic variation throughout year varying approximately as follows: Jan -20%, Feb -25%, Mar -12%, Apr -5%, May +3%, Jun +10%, Jul +23%, Aug +45%, Sep +14%, Oct -.5%,
Nov -10%, Dec -21%]


The above chart depicts monthly distribution of hypothetically 93,431 passengers, adjusted to the North Atlantic monthly seasonality variation (data from AVMARK, industry analysts). Specific seasonal variation on the JFK-St. Petersburg route may differ from the North Atlantic average variation and cannot be specifically determined until the service has been operated.

INFLATION

     The Company belongs to a capital-intensive industry, and extended periods of inflation could have a material adverse effect on the Company's earnings by causing operating expenses to increase. If the Company is unable to pass through increased costs, operating results of the Company could be adversely affected. The Company intends to conduct a certain amount of its transactions in foreign currencies, including Western currencies and Russian currencies. The inflation rate of foreign currencies has been more significant than domestic inflation. The Company could be adversely impacted if inflation slowed general economic growth in Russia enough to reduce traffic flying with the Company. The Company does not intend to make material amounts of purchases in Russia. The Company intends to purchase fuel in St. Petersburg from an Irish company, Aer Rianta, in U.S. dollars. The Company's traffic is primarily U.S. travelers but the Company does expect to sell tickets in Russia. Currency exchange fluctuation is discussed in the subsequent paragraph.

CURRENCY EXCHANGE FLUCTUATIONS

     For the foreseeable future, the Company expects that the majority of its business will be transacted in U.S. dollars, however a portion of the transactions will be conducted in foreign currencies. In order to limit significant impact due to possible fluctuations in currency exchange, the Company has a policy which governs periodic price adjustments depending on currency deviations from the U.S. dollar. Because the Company's marketing policy is to maintain an apparent pricing stability for its customers who purchase the Company's services abroad using foreign currencies, pricing adjustments are made at intervals, not continuously. Similarly, periodic currency adjustments are expected to be made in the rates of those Company employees who are compensated in non-U.S. currency. The Company has no present intent to engage in hedging currency transactions. Thus, a certain amount of exchange risk is inherent. The Russian government began freeing prices in 1992 which sparked devaluation of the ruble. In 1998, the value of the ruble fell significantly.

INSURANCE COVERAGE AND EXPENSE

     In 1998, AON Risk Services, Inc. of Virginia informed the Company that current insurance costs associated with the Company's operating a B747 aircraft would total $600,000. This estimate includes hull insurance, comprehensive airline liability coverage up to $1.1 billion any one occurrence, and war risks. Comprehensive liability premium is coverage for third party personal injury and property damage, general liability and facilities, plus per seat passenger liability coverage. The Company intends to pay the aggregate annual premium in monthly installments commencing after the Company begins revenue service. The Company has no influence over insurance rates which are known to fluctuate. Regardless of the insurance costs, the Company intends to purchase coverage. Further, in the event of a serious accident, there is no guarantee that claims would not exceed the insurance coverage purchased.

                                   BUSINESS

     The Company was incorporated under the laws of the State of New York on August 24, 1989, as a U.S. airline, with the objective to provide full-service commercial, passenger, cargo and mail transportation from the U.S. to the republics of the former Soviet Union. Since 1989, the Company's management has traveled extensively to Russia, the Baltics and other nations of the former Soviet Union to conduct a market study, make operating arrangements, and to evaluate first-hand the unfolding of the free market enterprise system. In 1990, The Company's management predicted the separation of the former Soviet Union into independent nations, and the subsequent emergence of commercial opportunities for business. In 1991, the Company's Chief Executive Officer, Mr. Dmitrowsky, testified before the House Aviation Subcommittee on the implementation of the new U.S.-former U.S.S.R. bilateral agreement by U.S. airlines. The Company's senior management team has been approved by the DOT to operate a U.S. flag airline (DOT Order 96-1-24 and 96-2-51).

     In 1990, the Company competed with eleven carriers, American, TWA, Continental, Delta, American Trans Air, Pan Am, Federal Express, United, Alaska Airlines, UPS and Evergreen, for routes between the U.S. and U.S.S.R.. In 1991, the DOT granted the Company authority to provide scheduled service non-stop from JFK to St. Petersburg and non-stop from JFK to Riga, with online service to Minsk, Kiev and Tbilisi. Alaska Airlines was granted authority to serve trans-Pacific routes to Magadan and Khabarovsk. Delta, which currently serves Moscow, was not awarded routes in the competition but subsequently purchased the former Pan Am routes (Docket 47149, DOT Order 91-6-2). In 1992, and preparing to commence service on its authorized routes, the Company trained 30 pilots, 38 flight attendants, 17 mechanics and 8 dispatchers and completed substantial tasks toward its FAA Air Carrier Certification requirements. However, the Company did not commence flight operations at the time due to incomplete financing. On August 14, 1995, the Company reapplied to the DOT to conduct JFK-St. Petersburg scheduled air service.

      In 1996, the DOT reissued the Company's authority to serve the JFK - St. Petersburg route. The DOT authority is conditional upon the Company's obtaining FAA Air Carrier Certification, obtaining liability insurance coverage, and meeting the regulatory one-time DOT Financial Requirement. Prior to commencement of its JFK - St. Petersburg service, the Company will be required to complete its FAA Air Carrier Certification in which the Company will submit manuals and train crews to operate the B747. The Company will also have to perform a mini-evacuation test and 50 hours of proving flights. With the proceeds from this Offering, the Company intends to commence scheduled non-stop flights on the New York - St. Petersburg route in 1998, providing full passenger, cargo and mail service.

DESCRIPTION OF THE MARKET

     In the opinion of the Company's Management, a first-time visitor to St. Petersburg would find many similarities with a first-time visitor to New York, Paris or Rome. New York is a prime destination for international air transportation due to the size of its population, the magnitude of its port-of-entry position within the U.S., and its cultural, industrial and commercial role in the nation. Considering these same fundamental indicators, St. Petersburg is a prominent gateway to Russia and, indeed, to all of Northern Europe. St. Petersburg is the leading maritime and surface cargo center, and the Company expects it to become Russia's air cargo center.

     The DOC, Bureau of the Census, reported in 1994 that air cargo traffic from the U.S. to Russia grew from 14,000,000 lbs in 1992 to 30,800,000 lbs in 1993, a 120% increase. Air cargo from Russia to the U.S. grew from 1,540,000 lbs in 1992 to 3,740,000 lbs in 1993, a 143%
increase. In 1993 IATA forecast a 21.1% annual growth rate for freight traffic to and from Eastern Europe in the period from 1993 to 1997. The actual statistics available in 1994 demonstrate that the growth rate between 1992 and 1993 in the U.S.-Russia air cargo traffic was 5.8 times greater than the IATA forecast. The Company has received offers from two JFK-based cargo agents. Paramount Cargo Marketing, Inc. projects shipments of 20 tons per flight, and RAF International Sales projects shipments of 50 to 75 tons weekly to St. Petersburg. See "SUMMARY, Company", para. 7.

     According to the DOC, USTTA, in 1993 there were 478,950 American passengers visiting Russia; and there were 126,158 Russian-originating passengers who visited the United States. Because no 1993 city traffic statistics were available, using U.S.-Russia traffic, the Company projected U.S.-St Petersburg traffic to be 20% of 1994 U.S.-Russia traffic. According to CIC Research (DOC contractor), by 1995 actual traffic to St. Petersburg had doubled the Company's traffic projection. The actual growth rate from 1995 to the present is not publicly available. St. Petersburg has a growing number of private travel agencies that serve the new segment of affluent Russian travelers who require quality service. IATA forecasts a 10.2% annual growth rate in passenger traffic to and from Eastern Europe from 1993 to 1997.

     The Company acknowledges that, particularly since August 1998, Russia has been experiencing economic transition difficulties. Although statistics on such recent traffic is not available, these difficulties do not seem to affect the demand for airline seats. As recently as December 1998, the Company had difficulty obtaining immediate bookings. Only advance purchase seats were available between New York and Russia. The Company expects the U.S. government involvement with Russia to continue and government traffic between the U.S. and Russia to maintain. Commercial traffic is expected to increase with stabilization of the Russian economy. The devaluation of the Russian ruble is an incentive for American tourists to visit Russia and reason to expect tourist traffic to maintain.

The Company surveyed fares of the leading foreign airlines that are serving the U.S.-Russia market. Over the past several years, fares in the U.S.-Russia market have remained stable and have incrementally risen (6% from 1993 to 1994, and 4% from 1994 to 1995).

     The Bilateral Agreement restricts foreign airlines, excepting Russian airlines, from providing non-stop service between the U.S. and Russia. Additionally, no U.S. airline offers non-stop service between the U.S. and St. Petersburg. The most recent Bilateral Agreement limits the aggregate number of round trips U.S. carriers may make to Russian cities (frequencies). All frequencies available under that Bilateral Agreement have been allocated by the DOT for use by U.S. carriers to serve Russian cities other than St. Petersburg. Thus, the Company anticipates that it will offer the only U.S. non-stop service with a wide-body aircraft from New York to St. Petersburg. Unlike the domestic flights, the international flights are conducted pursuant to bilateral agreements between countries, and most countries are considered "limited entry markets." The U.S.-Russia market is a limited entry market because only a restricted number of airlines from the two nations are authorized therein to operate between the U.S. and Russia. Furthermore, the number of foreign airlines in the market is limited by restrictions in bilateral agreements between their respective countries and both the U.S. and Russia. The European carriers who serve this market are required to stop at their national hubs en route.

     The Company has identified several market segments in the U.S.-Russia Market: (i) Business Travelers, (ii) General Tourism,
(iii) Ethnic Travelers, (iv) Special Interest Groups, (v) Professional Exchanges, and (vi) Government and Diplomatic Travel.

Business and First Class

     American business travelers generally choose reliable, high quality, non-stop service and typically choose First, Business, and full fare Voyager (coach) Class tickets. (Crane's, Feb. 21, 1994, Executive Travel) Business travelers originate primarily from New York, Washington, Boston, Chicago and Atlanta. (U.S. DOC, USTTA)

General Tourism and Ethnic Travel

     Americans traveling on leisure typically choose excursion fares, individually or as part of wholesale air and ground tour packages. Americans with ethnic ties to Russia and other former Soviet Republics, originating largely in New York, Chicago and Los Angeles, generally book in advance and choose excursion fares. This category also includes U.S.-bound emigrants and family visitors originating in Russia with tickets pre-paid in the U.S.. (U.S. Census Data on Distribution of Ethnic Populations in the U.S.)

Special Interest Groups

     Special interest groups represent a relatively new and substantial category of travelers which is generated by the U.S. government, sister cities, educational institutions, and cultural exchange programs. Passengers typically originate in the U.S., but many also originate in Russia using tickets pre-paid in the U.S.. These exchange programs choose coach and business fares. In 1993, 16,612 U.S.-originating passengers attended conventions in Russia, and 10,520 U.S.-originating passengers studied in Russia. (U.S. DOC, BISNIS, Government Programs to Russia)

Professional Exchanges

     American-Russian professional exchanges are sponsored by trade associations, the U.S. government, cities, hospitals, colleges, corporations, and performing arts institutions. Example: In December 1993, Columbia University, NY, contacted the Company regarding transportation needs of a Consortium consisting of 82 U.S. and Russian universities. (Also, DOC, BISNIS, Internships and Professional
Exchanges)

Government and Diplomatic Travel

     The Fly America Act (41CFR301.3-6) requires U.S. government and diplomatic travelers to fly on a U.S. carrier where one is available. They generally originate in Washington, DC and New York. The State Department and the U.S. Counsel General in St. Petersburg last contacted the Company in 1995 about using its flights from JFK to St. Petersburg. At this time the Company has no specific contacts with the Counsel General or the State Department. As reported by the DOC BISNIS on-line information service, among the agencies sending the most employees to Russia are: the Department of State, the DOC, the Department of Agriculture. The DOC programs aimed at Russia transported over 16,000 passengers in 1993.

     On average, according to the DOC, USTTA, eight out of ten
Americans traveling to Russia visit St. Petersburg, the second largest city in Russia with a population of 5 million.

MARKETING OBJECTIVE

     The Company's objective is to establish itself as a leading quality carrier in its market niche over the North Atlantic with operations that are profitable over time. In order to accomplish this objective, Management intends to compete for the passenger segments that require quality by establishing and maintaining quality standards which will assure the Company's lead in service among the leading European airlines that are providing connecting flights to St. Petersburg. Although 40% dilution of the average weighted fare is allocated for discount promotions, the Company does not expect to be in direct competition with deep discount airlines, including several East European airlines and the offspring of the former Soviet airline Aeroflot, which also provide direct and connecting flights to St. Petersburg.

OVERALL MARKET STRATEGY

     The Company intends to operate between two of the largest nations in what Management believes to be one of the world's fastest growing markets providing non-stop, wide-body passenger service with First, Business, and Voyager Class accommodations. The Company's passenger market strategy is tailored to particular preferences of the various segments of its customers with marketing attention particularly focused on American business travelers with interests in Russia who require high quality, non-stop service from the U.S. to Russia.

     The Company's initial marketing strategy is based on selected travel and business publications, supplemented by direct mailings to corporate travel planners, and individual American businesses that are currently involved in Russia. The Company plans to sponsor selected industry and trade events in the U.S. and in St. Petersburg, and to implement a controlled frequent flyer program for frequent business travelers. Seawind Cruise Lines and Hilton Hotels have expressed interest to conduct joint marketing programs with the Company. The Company has no contractual relationships with Seawind Cruise Lines, Hilton Hotels or other referenced businesses. The Company also intends to advertise to the general public throughout the U.S.. In June 1997, the Company issued 27,083 shares to Kent Trading for the purchase of $396,090 in media placements (advertising space in U.S. NEWS & WORLD REPORT, BUSINESS WEEK and NEW YORK LAW JOURNAL).

     In addition to the Company's schedules and tariffs listed in the Official Airline Guide ("OAG"), and worldwide access to reservations on the Company's flights through a Computer Reservations and Ticketing System ("CRS"), the Company intends to provide customer service and reservations centers in New York and in St. Petersburg. With respect to the CRS service, the Company has proposals from Pars Worldspan, Sabre and Apollo reservations and ticketing systems. The Company intends to activate the reservations service with the selected system when the DOT issues its order authorizing the Company to sell advance tickets.

     Marketing strategy relating to capacity and overall quality experienced by passengers are important in the Company's aircraft choice. Four aircraft types which are capable of flying non-stop on the JFK-St. Petersburg route, B747, DC10-30, B767, and B777, reduce the travel time to approximately 8 hours. Of these, the Company's management believes that the cabin size of a Boeing B747 aircraft offers the greatest degree of comfort and capacity for the JFK-St. Petersburg market. Its dispatch reliability lies within the 97% range contributing to passenger confidence in the Company's dependability (Boeing Report ID:RM 23004). The Company's dependability is further enhanced because B747, a four-engine aircraft, is not subject to ETOPS regulations which could limit flights during certain weather conditions. "ETOPS" is an acronym for Extended Range Twin Engine Operations which generally requires that during year one a twin engine aircraft be operated within 75 minutes from a suitable airport. If one of the airports on the Great Circle route is snowed in, or otherwise unusable, a twin engine aircraft would not receive dispatch clearance for a flight to St. Petersburg. With B747 the Company intends to provide non-stop wide-body cargo service from the JFK to St. Petersburg, offering containers, pallets, and block space arrangements in the aircraft's cargo bay. Additionally, the Company plans to market "Baltia Express", non-stop shipment of express packages between the U.S. and St. Petersburg. The Company also expects revenues from diplomatic mail and cargo.

MARKETING PROMOTION

     In addition to the above overall strategy and having its sales specialists directly contact travelers and shippers, the Company intends to have the following specialized marketing programs.

     For the general tourism market, the Company plans to conduct promotion through tour operators and wholesalers who specialize in tourism to Russia, with attention to upscale tour packages. (Example:
1994 Harvard Alumni Association's "Journey of the Czars" cruise between Moscow and St. Petersburg) To promote the destination and the convenience of its non-stop flights into St. Petersburg, the Company plans to organize periodic travel agency familiarization trips, and to sponsor selected cultural and performing arts events to emphasize the Company's policy to provide quality of service. In 1992, and as part of its marketing strategy to associate the Company's service with culture and quality and develop name recognition, the Company sponsored the St. Petersburg Festival at the Metropolitan Opera in New York. In addition, the Company established promotional contacts in the St. Petersburg's performing arts community, including the conductor, director and management of the Kirov Opera & Ballet, as well as management of Hotel Astoria, Grand Hotel Europa, and the Pribaltiyskaya Hotel which the Company believes has value in obtaining future Company publicity with the performing artists. By being able to associate the Company's nonstop service to St. Petersburg with quality art and performances, the inherent quality of the arts are expected to be associated with the name and service of the Company. Developing name recognition is important to the Company. However there is no assurance that the Company will succeed in associating its service with culture and quality and may not develop the name recognition desired. The Company's Chief of Marketing and V.P. of Marketing maintain these relationships presently, but no specific promotion is currently conducted. The costs of future promotion of the arts in St. Petersburg will not be paid from the marketing allocation set forth in the "Use of Proceeds", but are expected to be paid from operating revenues. Because the Company does not want to advertise its service prematurely, it has not conducted recent promotion.

For the ethnic passenger market, the Company plans to advertise in selected ethnic publications, and on ethnic radio broadcasts in the U.S.. The Company has planed direct mailings to ethnic organizations and travel agencies to announce the service, and plans to offer limited introductory fares, group travel packages, and U.S. pre-paid ticket arrangements. In the U.S. and in Russia the Company plans to sponsor selected cultural and ethnic events to promote interaction of people with like ethnic background between the two countries.

     For educational associations (example: American Teachers of Russsian, Assn.) and colleges offering Russian studies and language programs, mailings, limited introductory fares, group travel packages, and U.S. pre-paid ticket arrangements for Russian travelers are planned. The Company plans to sponsor selected cultural and ethnic events in the U.S. and in Russia. In December 1993, the Company initiated contact with Columbia University which oversees a U.S.-Russian university consortium consisting of 82 U.S. and Russian colleges. Coordination with Columbia University and the other 82 U.S. universities and colleges in the U.S.-Russia alliance programs expect to be encouraged. In July 1996, the Company had its most recent contact with Columbia University. Currently the Company has no contract, but expects the contacts to lead to group travel by students and faculty either through contract or group rate fares. The Company's promotional materials may describe this major academic and scientific exchange program featuring Moscow and St. Petersburg universities as well as U.S. universities. For the special group professional passenger market, the Company plans direct mailings to trade associations, foundations, educational institutions, and government agencies.

DESCRIPTION OF THE INDUSTRY

     Until the Airline Deregulation Act of 1978, the domestic airline industry was economically regulated by the Civil Aeronautics Board ("CAB"). Deregulation brought numerous new carriers into the domestic scheduled airline business challenging the industry fares, work rules, and wages. Over the ensuing eighteen years, most of the new carriers either merged with major carriers or left the business. Major carriers that could not adapt to the changing times left the business, generally bringing to a close the period of adjustment to jet travel under deregulation, and the Company believes, setting the stage for a new era of profitability in the airline industry. Generally, major U.S. airlines are currently either making a profit or decreasing their annual loss. (See generally Bureau of Transportation Statistics, U.S.
DOT)

     History demonstrates that the industry is not uniform. While most small new carriers went out of business, and while some major U.S. airlines had been losing money in operations as a result of price wars, Southwest Airlines has consistently offered prices which are substantially below the discount prices offered by other airlines. Since 1973, Southwest has been consistently profitable, with an operating profit to operating revenue ratio as high as 21%. Air Transport World now uses Southwest's operating results as a standard to which the operating results of other airlines are compared. Additionally, Virgin Atlantic, North American Airlines, and Tower Air all began operating a single aircraft and now may be deemed to be significant airlines. (Air Transport World Magazine, Dec 1994. Also see UPI, 8 Apr 1996.)

COMPETITION

     While the Company recognizes that it will commence revenue operations with the only U.S. non-stop service, nonetheless, the Company will face non-stop competition from Aeroflot as well as one-stop and two-stop service competition from the leading European airlines. The European airlines provide connections to St. Petersburg through their European hubs. In 1996, Delta ceased serving St. Petersburg and has since applied to the DOT for authority to market St. Petersburg through code sharing with foreign carriers.

     The Company's Management does not take the Company's proposed non-stop service advantage for granted. Management is convinced that, if and when the Company commences revenue service, it will have to compete by using operating efficiency and by providing consistent quality service to passengers and cargo shippers alike in order to establish the Company as a commercial success in its market niche.
The Company intends to provide non-stop, wide-body, First, Business and Voyager class passenger service, and a palletized and containerized service for cargo.

     The following is a brief summary of the results of a survey the Company conducted in 1997 of one and two stop services in the U.S. - St. Petersburg market. The respective airlines can change their flight schedules and frequency. (April 1997 Official Airline Guide ("OAG") generally confirms the stated competition.) Note: Aeroflot commenced once weekly NY-St. Petersburg non-stop service in the fall of 1997. This service did not exist when the Company's survey was conducted and was not listed in the OAG as of 12/7/97, but was confirmed by telephone with an Aeroflot ticket office.

Finnair

     Finnair flew between Helsinki and St. Petersburg daily. Five days a week, to connect with its flights from U.S. to Helsinki, a layover time of 1:15 hours was required east-bound, and 1:40 hours of layover was required west-bound. Total en route time east-bound was 11 hours, and total en route time west-bound was 11:30 hours. The other two days required a layover of 5 hours east-bound, and an overnight stay in Helsinki west-bound. Total en route time east-bound was 19 hours, and west-bound 31 hours. The JFK - Helsinki flight was on a wide-body MD11 aircraft. The connecting flight from Helsinki to St. Petersburg was on a narrow-body DC9 aircraft. Finnair did not have First Class service, and did not have palletized and containerized cargo service into St. Petersburg. From the MD11, cargo must be unpacked and manually loaded into the narrow-body DC9.

Scandinavian Airlines System (SAS)

     SAS served St. Petersburg from Stockholm and Copenhagen daily.
To connect with its flights from the U.S. at Stockholm or Copenhagen, east-bound layover time was 1:30 hours, and west-bound required an overnight stay in either Copenhagen or Stockholm. Total en route time east-bound was 10:30 hours, and total en route time west-bound was 30 hours through Stockholm and 31:30 hours through Copenhagen. The Newark - Stockholm or Newark - Copenhagen flight was on a wide-body B767 aircraft. From Stockholm or Copenhagen the connecting flight to St. Petersburg was on a narrow-body DC9 aircraft. SAS did not have First class service, and did not have palletized and containerized cargo service into St. Petersburg. From the B767, cargo must be unpacked and manually loaded into the narrow-body DC9.

Lufthansa

     Lufthansa served St. Petersburg from Frankfurt daily. To connect with its flights from the U.S. at Frankfurt, East-bound layover time was 1:40 hours, and an overnight stay in Frankfurt was required on West-bound flights. Total en route time East-bound was 13:10 hours, and total en route time West-bound was 25:20 hours. The New York to Frankfurt flight was on a wide-body A340 aircraft. From Frankfurt the connecting flight to St. Petersburg was on a narrow-body A320 aircraft. Lufthansa had First, Business and Couch seating, but did not have palletized and containerized cargo service into St. Petersburg. From the A340, cargo must be unpacked and manually loaded into the narrow-body A320.

KLM Royal Dutch Airlines

     KLM served St. Petersburg from Amsterdam daily. To connect with its flights from the U.S. at Amsterdam, East-bound layover time was 1 hour, and West-bound layover time was 1 hour. Total en route time East-bound was 12:30 hours, and total en route time West-bound was 15 hours. The New York to Amsterdam flight was on a wide-body B747 aircraft. From Amsterdam the connecting flight to St. Petersburg was on a narrow-body B737 aircraft. KLM did not have First class seating, and did not have palletized and containerized cargo service into St. Petersburg. From the B747, cargo must be unpacked and manually loaded into the narrow-body B737.

British Airways, Air France, Austrian Airlines, and Swissair

     British Airways served St. Petersburg through London twice weekly. The return required overnight stay in London. Air France flew to St. Petersburg through Paris twice weekly and required overnight stay in Paris on return. Austrian Airlines flew to St. Petersburg through Vienna four times a week. Swissair flew to St. Petersburg through Zurich three times a week.

Delta Air Lines (U.S. carrier)

     Delta Air Lines provided non-stop service to Moscow. In 1996
Delta ceased providing service to St. Petersburg and has applied to the DOT for authority to market St. Petersburg through code sharing with foreign carriers.

Aeroflot (Russian carrier)

     Aeroflot provided service to St. Petersburg through Moscow six times a week. Aeroflot did not offer arrival and departure times for St. Petersburg's connecting flight at Moscow. It estimated the layover times at Moscow to be between 3 to 5 hours. Estimated total en route time East-bound was 14 hours, and estimated total en route time West-bound was 15 hours. In fall 1997 Aeroflot initiated round trip flights between St. Petersburg and JFK.

Summary of Competition

     Although Aeroflot has commenced non-stop service between St. Petersburg and New York, Finnair and SAS remain the leading foreign airlines in the U.S.-Russia market. Finnair and SAS have fleets of airplanes capable of trans Atlantic flight, offer service quality acceptable to Western travelers, and have intermediate stops in Helsinki, Stockholm and Copenhagen (change of gauge points - hubs). Other foreign airlines have to fly more circuitous routes through their hubs. A total of 36 world airlines provide some form of connecting flights at varying levels of service from New York City to
St. Petersburg.       Excepting Aeroflot service, the Company intends
to offer exclusive non-stop, wide-body service in the market. The Company's JFK - St. Petersburg non-stop block time is conservatively listed at 8 hours and 34 minutes (includes taxi times and estimated air traffic delays). The normal JFK - St. Petersburg flying time is approximately 7 hours and 20 minutes.

INTERLINING AT JFK, LAGUARDIA AND NEWARK AIRPORTS

     The Company intends to inaugurate its JFK - St. Petersburg service with one round trip flight per week. Because its nonstop flight has shorter en route time (relative to competing airlines), when operating, the Company expects to be able to schedule departures and arrivals which, according to the Company's survey, allows each Company flight to connect at JFK, LaGuardia, and Newark airports with 131 in-bound flights prior to the Company's departure for St. Petersburg and with 143 flights out-bound after the Company's arrival from St. Petersburg. Each Company flight is expected to meet with TWA, United Airlines, Continental, Delta, US Airways, American and air shuttle flights to and from the following cities: Seattle, Chicago, Denver, Phoenix, New Orleans, Pittsburgh, Miami, Washington DC, Boston, Philadelphia, Dallas, Atlanta, Los Angeles, San Francisco, San Diego, Orlando and Houston. Flights by airlines may be subject to change. In calculating the number of connections, the Company counted flights which permit adequate connecting time. The Company does not include flights arriving and departing with less than the following minimum connecting times: 45 minutes at JFK, 1:30 hours at LaGuardia, and 2 hours at Newark. The Company believes that convenient connection times will maximize its traffic pool in the continental U.S..

     The Company's proposed schedule assuming one round trip per week is:

Depart JFK at 17:00                                Monday
Arrive LED at  9:34 +1                             Tuesday
Depart LED at 12:00                                Thursday
Arrive JFK at 13:31                                Thursday

     As the market allows, the Company plans to increase frequency. Ultimately, the Company expects to operate five round trips per week. The Company's proposed schedule assuming five round trips per week is:

Depart JFK at 17:00                 (Sun, Mon, Wed, Thu, Fri)
Arrive LED at  9:34 +1              (Mon, Tue, Thu, Fri, Sat)
Depart LED at 12:00                 (Mon, Tue, Thu, Fri, Sat)
Arrive JFK at 13:31                 (Mon, Tue, Thu, Fri, Sat)

"LED" is the three-letter identifier for St. Petersburg's Pulkovo
Airport.  All times are local times and "+1" means next day.  The
Company may adjust the time and frequency of its flights.

     The Company has held interline discussions with other airlines. Unlike some of its competitors, the Company does not currently have interline agreements with other airlines. The Company intends to sign interline agreements with other airlines after the Company commences service, but there is no assurance that such agreements would contain discounts equal to those of its competitors. Interline agreements allow participating carriers to reduce the total cost of a multi-legged ticket involving two or more airlines, each airline contributing a certain discount for the leg on which it provides service in order to bring down the overall price of such a ticket. Prior to the Company's signing interline agreements with other airlines, at their local travel agent through the CRS, passengers will be able to purchase a multi-leg ticket where the Company is one of the air carriers without interline discount, but it may be more expensive that a multi-leg ticket on a competitive airline that has interline agreements in place.

PRICING

     The Company's calculation of year one results is based on: (i) the number of passengers (93,431) multiplied by the Weighted Average Fare After Dilution, plus (ii) the pounds of freight (2,800,000) multiplied by the rate per pound. Thus, along with the passenger and cargo volume transported, fares and cargo rates have a direct impact on revenues. In general, traffic volume is driven by the intensity of commerce between two countries, depending on the underlying economic, social and political factors. In general, fares are market driven, depending on demand for and supply of the transportation in the particular market. Fares may also be influenced by tradition and marketing objectives of airlines. All fares and cargo rates are subject to change over time. For discussion on passenger and cargo volume, see "Management Discussion and Analysis - Forecast Results of Year One Operation."

     In 1997, the Company surveyed the price structures of Finnair, SAS, Lufthansa, Delta and Swissair to compare the published market fares of one-and two-stop connection to St. Petersburg, involving a change of gauge, with the Company's non-stop, wide-body service from JFK to St. Petersburg. The following table summarizes the 1996 published one-way fares (source: Official Airline Guide,1997):

   PUBLISHED MARKET FARES (ONE-STOP, CHANGE OF GAUGE)

                          First     Business    Economy   Discount

Finnair                    N/A      $2,177      $  850      $ 570
SAS                        N/A       2,302       1,227        594
Lufthansa                 3,223      2,302       1,269        420
Swissair                  3,223      2,302         850        670
Average stop-over fare   $3,223     $2,270      $1,049       $563
Company's non-stop fare  $2,715     $1,595      $1,193       $555


     For marketing reasons to reflect the Company's exclusive non-stop service, excepting Aeroflot service, certain of the Company's published fares are planned incrementally higher. The Company may periodically adjust its fares. The Company focuses its marketing on the First class, Business class and upscale tourism market, requiring non-stop, high quality service. Business and First class travelers are currently paying between $1,707 to $2,660 more than a discount fare. It is reasonable to expect that travelers will prefer the Company's non-stop service. According to the DOC statistics, 77% of all passengers visit one country.

     Aeroflot periodically offers round trip discount fares below market average. If and when the Company commences revenue service, it will use a 40% dilution factor, a dilution of the weighted average fare used in forecasting revenues which results when passengers purchase a discounted ticket. This percent of dilution is expected to allow the Company to compete periodically with discount programs without compromising its revenue forecasts. See fare calculation below.

     The following table represents the seating configuration and class occupancy ratio of 93,431 passengers forecast for year one:


THE COMPANY'S INTENDED B747 SEATING CONFIGURATION AND AVERAGE
OCCUPANCY
                       Available  Passengers  Percent     Percent of
                        Seats     per Flight  Occupancy   Passengers


First                     16           6      $37.5%         3.3%
Business                  32          17       53.1%         9.5%
Economy                   64          37       57.8%        20.6%
Discounts                204         120       58.7%        66.6%

Total                    316         180       56.9%       100.0%


     The JFK - St. Petersburg passenger market has had its most significant growth in business travel since 1992. Consistent with SAS report (Jax Fax Travel Marketing Magazine, Dec. 1993) that there has been substantial growth specifically in business travel, 1994 DOC statistics report that between 1992 and 1993 the distribution of U.S. passengers to Russia among First, Business and Tourist and Economy Classes was 6%, 14%, and 80% respectively. The ratio of First Class and Business Class fares to Tourist Fares impacts the revenue earned from any given number of passengers. The more First Class and Business Class tickets sold, the more revenue earned from that given number of passengers. The Company calculates its fare revenues based on a 3.3%, 9.5%, and 87.2% class distribution ratio among passengers. However, recognizing the fact that in the market the requirement for First and Business class service is strong, the Company will allocated appropriate seating capacities for its First and Business classes (16 First, 32 Business, and 268 Economy and Discount class seats in Baltia's B747 layout). The following table shows the Company's weighted average passenger fare calculation.

               THE COMPANY'S JFK - ST. PETERSBURG FARE CALCULATION

                                 Published   Percent of    Contrib. to
                                 Fare        Passengers   Weighted Av.


First                           $ 2,715         3.3%       $ 90.66
Business                          1,595         9.5%        150.91
Economy <FN1>                     1,193        20.6%        245.67
Discount Fares                      555        66.6%        369.67

    Weighted Average Fare - Undiluted . . . . . . . .     $ 856.91
    Dilution Factor @ 40% for promotion/discount
       programs . . . . . . . . . . . . . . . . . . .     $ 342.76
                                                              <FN2>
    Weighted Average Fare - After Dilution. . . . . .     $ 514.15

[FN]



<FN1>
(1)  Company trademark: "Voyager Class".
<FN2>
(2)  Yield @ 3,900 NM (av. distance JFK-LED in nautical miles) is
     13.18 cents per mile

PERSONNEL

(3) The DOT Order 96-1-24 and 96-2-51 found the Company's Management fit to operate its scheduled international air service. See "Management." At present twenty staff members are actively working on the Company's financing, aircraft acquisition, and FAA certification. Upon receipt of financing from this Offering, more than twenty staff and managers will be actively working on air carrier certification and marketing prior to commencing revenue service during which time they will be paid salaries reduced by 50%. At 50% reduction, total 90-day salaries and training allowances approximating $170,000. Immediately prior to commencement of service, the Company intends to employ a total of 94 employees, including: (i) 28 executive, administrative, and sales personnel, (ii) 33 station personnel at JFK and St. Petersburg, (iii) 2 captains, 2 first officers, 2 chief stewards, and 18 stewards. Shortly after commencement of the JFK - St. Petersburg service, the Company intends to bring the total number of employees to 131. Certain employees must be FAA qualified for specific positions. The Company's policy is to hire and retain only the highest quality personnel. The Company will neither pay very low nor excessively high salaries. The Company's management has sole discretion as to the number of employees and employment
     requirements and conditions.   The  Company's employees are not
     represented by a union, but may be so represented in the future.

FACILITIES

     The Company presently leases facilities on a month-to-month basis in the East Wing of the International Arrivals Terminal ("IAT"), JFK International Airport, New York, at a rate of $1,200 per month. As the U.S. carrier providing international service, the Company is eligible for required gate space and other facilities at JFK and at Pulkovo airport in St. Petersburg. In addition to leasing space in the IAT, the Company leases office space from the Company's president at his residence at a rate of $450 per month.

FAA AIR CARRIER CERTIFICATION

     To assure that an airline, previously certified as fit by the DOT, uses safe operating procedures, its operating procedures and personnel must be certified by the FAA. The certification process begins with providing the FAA with written documentation of the procedures to be used in its operations. These written procedures, which include training procedures, are reviewed by the FAA. After the FAA is satisfied with the documentation, the airline trains its personnel according to its procedures under FAA supervision. Finally the airline employees demonstrate their mastery of the procedures to the FAA. Upon successful completion of demonstrations, an airline receives its FAA Air Carrier Certification. The FAA will require that the Company submit its manuals and other documentation, train crews for B747, conduct a mini-evacuation demonstration, and complete 50 hours of proving-flight demonstration from JFK to St. Petersburg (equivalent of 3 round trips). During the proving flights the Company is not permitted to carry passengers but it may carry freight.

REGULATORY COMPLIANCE

     The Company intends to operate as a Part 121 carrier, a heavy jet operator. As such, following certification the Company is required to maintain its air carrier standards as prescribed by DOT and FAA regulation and as specified in the FAA approved Company manuals. As part of its regulatory compliance the Company is required to submit periodic reports of its operations to the DOT, which proprietary data is kept confidential for two years. As a new airline, the Company is likely to be subjected to a greater FAA scrutiny during the first year of its flight operations than an established carrier. Failure to maintain compliance may cause suspension or revocation of air carrier certificate.

U.S. CARRIER OPERATIONS UNDER BILATERAL RIGHTS

     Prior to the conclusion of the 1990 Bilateral Agreement, only PanAm and Aeroflot were authorized to operate between their respective countries. All flights between the U.S. and the former Soviet Union were conducted between New York and Moscow, with Washington and St. Petersburg (Leningrad) being served on a limited level. In 1990, shortly after the U.S. and the former U.S.S.R. concluded a new expanded bilateral air transportation agreement, the DOT invited U.S. airlines to compete for the limited route rights under the new bilateral agreement. A total of 12 U.S. airlines were admitted in the competition: the Company, American, Delta, Continental, United, TWA, PanAm, Northwest, Alaska Airlines, American Trans Air, Federal Express, and Evergreen. In 1991, the DOT awarded the Company rights (passengers, cargo and mail) to fly from JFK to St. Petersburg, and to Riga non-stop; with on-line service via Riga to Minsk, Kiev and Tbilisi.

       After the U.S.S.R. broke up, the Bilateral Agreement of 1994 was signed reinforcing and expanding the former U.S.-U.S.S.R. Bilateral Agreement of 1990. Under the Bilateral Agreements the designated U.S. airlines enjoy certain rights backed by the U.S. Government. Russia has granted certain rights to the U.S. and reciprocal rights were granted by the U.S. to Russia. Among the most important of the bilateral rights the Company considers the following:
(i) the right to fly non-stop, (ii) the right to change gauge in Russia for beyond service, and (iii) the ability to provide its own service within Russia, i.e. ground service of the aircraft, passenger services, cargo service, etc. Other rights enable the Company to conduct normal business practices between the U.S. and Russia, including exemption from duties on materials usable in the Company's business, and unimpeded currency transfers. No other foreign country can be a party to the Bilateral Agreement. Accordingly, other foreign airlines are excluded from direct service between the U.S. and Russia.

     Unexpected political changes in Russia might affect the Company's growth. Airline services under bilateral agreements typically continue even between countries that are adversarial. A break in diplomatic relations could be accompanied by interruption of air service, but such extended occurrences are rare. However, adverse political direction in Russia could impede the rapid growth in U.S.-Russia commerce, i.e. it might slow the future growth in traffic for the Company.

PENDING AIRCRAFT ACQUISITION

     The Company is negotiating an agreement with Cathay Pacific Airways Ltd to lease a Boeing 747 aircraft. An aircraft is presently available for delivery in 1999. Cathay Pacific Airways Ltd presently has additional sister ships also available to Baltia. Upon successful completion of this Offering, the lease will be completed. The Company does not currently own or lease any other planes, and is not currently a party to a lease or contract granting it access to any other planes. The Company intends to make monthly lease payments from operating revenue in the amount of $250,000 per month. The Company has budgeted $1,225,000 for internal acquisition costs of, and initial deposit on, the aircraft.

                                  MANAGEMENT

     The management of a U.S. airline is subject to review by the DOT. Having examined the Company's management, its background and qualifications, the DOT found the Company's management fit to operate the proposed routes as a U.S. flag carrier. (DOT Order 96-1-24, and 96-2-51). In addition to meeting requirements specific to the DOT, certain management personnel are also qualified by the FAA for specific positions.

EXECUTIVE OFFICERS AND DIRECTORS

The following table summarizes certain information with respect to the executive officers and directors of the Company <FN1>:

  NAME                         AGE   POSITION


Igor Dmitrowsky               43    President, Chairman and Director
                                             of the Board
Michelle Jardine              42    Chief Financial Officer/Controller
Walter Kaplinsky              59    Secretary and Director of the
                                             Board
Andris Rukmanis               36    V.P. Europe and Director of the
                                             Board
Anita Schiff-Spielman         43    Director of the Board
Brian Glynn                   52    Vice President Marketing
Thomas McDermott <FN2>        66    Director of the Board

__________________

<FN1>
(1) The Company's By-Laws restrict the number of directors on the board to a maximum of four, with a provision that an additional seat on the board is created for the Underwriter' designee for a period of three years, at the option of the Underwriter. Officers and Directors have a one year term and are elected at, and after, the Annual Meeting in August.
<FN2>
(2)  Will take seat immediately following IPO closing.


     Igor Dmitrowsky has served as Chairman of the Board and President of the Company since its inception in August 24, 1989. In 1990, he testified before the House Aviation Subcommittee on the implementation of the United States' authorities by U.S. airlines, and was instrumental in 1991 in obtaining the DOT authority to serve St. Petersburg, Riga, Minsk, Kiev and Tbilisi, with backup authority for Moscow. In 1996, Mr. Dmitrowsky was instrumental in the Company's obtaining authority to provide air service from JFK to St. Petersburg. Mr. Dmitrowsky, a U.S. citizen, born in Riga, Latvia, attended the State University of Latvia from 1972 to 1974 and Queens College from 1976 through 1979. In 1979, he founded American Kefir Corporation, a dairy distribution company, which completed a public offering in 1986, and from which he retired in 1987. Mr. Dmitrowsky has interests and has financed aircraft and automotive projects, speaks fluent Latvian and Russian, and together with the staff of the Company, has traveled extensively in the republics of the former Soviet Union.

     Michelle Jardine, a U.S. citizen, serves as Chief Financial Officer/Controller. She joined the Company in 1998. Ms. Jardine is a Certified Public Accountant (CPA), and has a B.S. degree in Accounting from Montana State University. From 1992 through 1998 Ms. Jardine was an independent computer consultant. From 1990 through 1993 she served as Controller for The Real Estate Equity Company, Englewood, NJ, Haband Outlet Stores, Paterson, NJ, and Masco Sports, Union, NJ. From 1987 through 1989 Ms. Jardine was independent computer consultant specializing in inventory control. Prior to 1987, she served as Controller for Polo/Ralph Lauren, Colorado.

     Walter Kaplinsky, a U.S. citizen, has been with the Company since 1990. In 1993, Mr. Kaplinsky became Secretary and a member of the board of directors. Mr. Kaplinsky has worked on behalf of the Company in American - Russian marketing, and financing. In 1979, together with Mr. Dmitrowsky, Mr. Kaplinsky was one of the co-founders of American Kefir Corporation, where from 1979 through 1982, Mr. Kaplinsky served as secretary and vice president. Mr. Kaplinsky is the owner of Globe Enterprises, Brooklyn, NY, a private company that exports to Russia.

     Brian Glynn, a U.S. citizen, is V.P. of Marketing. He joined the Company in 1990. Mr. Glynn has a 25 year background in marketing and public relations. During the 1990 DOT Route Authority proceedings, he established the Company's relations with business and ethnic communities, generating public support for the Company's bid for routes to the former Soviet Union. Mr. Glynn has also been active in the financing of the Company. From 1982 through 1989, Mr. Glynn was Vice President of Marketing of American Kefir Corporation and was responsible for the introduction and distribution of the Company's product in the New York market.

     Andris Rukmanis, a citizen of Latvia, is the Company's Vice President in Europe. Mr. Rukmanis joined the Company in 1989. Mr. Rukmanis represents the Company and makes service arrangements for the Company in St. Petersburg. During the Company's certification process in 1992, he worked at the Company's JFK office to prepare the Company's overseas services. In Latvia, Mr. Rukmanis has worked as an attorney specializing in business law. From 1988 through 1989 he was Senior Legal Counsel for the Town of Adazhi in Riga County, Latvia. From 1989 to 1990 he served as Deputy Mayor of Adazhi.

     Anita Schiff-Spielman, a U.S. citizen, serves as a member of the board of directors and is an independent member of the Baltia Board Audit Committee. She has been associated with the Company since its inception in 1989. In 1992 she helped organize office systems at JFK and helped formulate the Company's employment policy, passenger service standards, and cost accountability. Ms. Schiff-Spielman has owned Schiff Dental Labs, New York, NY, for the past fifteen years.

     Thomas McDermott, a U.S. citizen, is the underwriter's designee to the board of directors and will be an independent on the Baltia Board Audit Committee. He brings undergraduate degrees in political science, physics, and electrical engineering; masters degrees in science and engineering; and is presently in a doctorate degree program at New York University in management and finance. Mr. McDermott has worked 27 years in the securities industry, five of which he worked for the New York Stock Market.

Significant Personnel

     Nina Morozova, 47 years of age, a U.S. citizen, serves as Director of Accounting. She joined the Company in 1992. Prior to joining the Company, from 1978 through 1991, Ms. Morozova was accounting manager at Pan American Airways. From 1970 through 1978, Ms. Morozova was manager economics at Scandinavian Airlines System.

    Lawrence M. Hecker, a U.S. citizen, serves as Director of Flight Operations. Mr. Hecker has spent more than 40 years in aviation, including airline, military, general aviation and government service. He has served as President and CEO of a young company at the forefront of space commercialization and as Chief Operating Officer of an air ambulance carrier, was recalled to TWA as Senior Vice President of Flight Operations to help the company emerge from bankruptcy and was nominated Deputy Administrator of the Federal Aviation Administration by President Reagan where he served until change of Administrators.

    Robert S. Volpe, a U.S. citizen, serves as Director of Technical Operations. Prior to joining the Company, Mr. Volpe was Aircraft Maintenance Planner for Tower Air's Boeing 747 aircraft. Previously and since 1981, Mr. Volpe has worked as Director and Inspector of airline maintenance and as Consultant for the CIT Group/Capital Equipment Financing where he provided technical services for more than 300 of their aircraft including Boeing 747, 737, 727 and McDonnel Douglas DC-9 and MD-80. Mr. Volpe received his Associates Degree in Airframe and Powerplant Technology from the College of Aeronautics, LaGuardia Airport, Queens, New York in 1981 and has maintained his FAA Airframe and Powerplant Certificates.

     Russell Lee Davis, Jr., a U.S. citizen, serves as Director of Technical Quality Assurance. Prior to joining the Company and continuously since 1981, Mr. Davis has served as Director, Manager, Superintendent, Controller, Planner, and Inspector Designee with several U.S. airlines where he developed maintenance manual systems, maintenance programs, technical library and planning sections, and maintenance department auditing programs primarily for Boeing and McDonnel Douglas aircraft. Earlier Mr. Davis worked as lead mechanic, and served in the U.S. Air Force. Mr. Davis received his Bachelor of Science in Professional Aeronautics in 1994 from Embry-Riddle Aeronautical University and is presently working on his MA in Airline Management at that University.

   Joe Pampalone, a U.S. citizen, serves as Emergency Coordinator and Director of Dispatch. Mr. Pampalone is a licensed dispatcher and has worked in flight and dispatch operations since 1981, including four years at the LaGuardia and JFK airports with The Pan Am Shuttle, New York Air and Alitalia Airlines. In 1981, Mr. Pampalone received an AAS Aerospace Technology from The State University of New York and his FAA Flight Dispatcher's Certification from Airline Operations Training.

    Hans G. Wolf, a U.S. citizen, serves as Director of Cargo Handling. Mr. Wolf, with technical and management skills acquired during 23 years of service with Trans World Airlines (TWA), specializes in air cargo marketing, sales, and service. At TWA, Mr. Wolf served as V.P.- Cargo Sales and Marketing, Director - Cargo Pricing, and Manager - International Cargo Pricing. After leaving TWA, Mr. Wolf served as Vice President of Air Cargo, Inc. He received his MBA Equivalent at Diesterweg University, Germany.

   Edward Miceli, a U.S. citizen, serves as Manager of Cabin Safety. He has worked as inflight supervisor and manager on Boeing 747, 737 and 727 equipment since 1994.

   Victoria Charlton, 54 years of age, a citizen of UK, is Chief of Marketing. She joined the Company in 1992. Ms. Charlton has a background in international promotions. In 1992, she organized the Company's promotional sponsorship of the St. Petersburg Festival at the Met. During various periods from 1975 through 1992, Ms. Charlton served as executive director of Gateway Projects representing merchandising rights for Paramount Studios, LCA (Warner), MCA (Universal Studios, and De Laurentis Studios). Ms. Charlton has presented exhibitions from the Hermitage Museum in St. Petersburg, and organized performances for Russian artists and the leading companies in the U.S.. In 1993 she organized a lecture tour for Mikhail Gorbachev in England.

   Captain Glen Johnmeyer, 40 years of age, a U.S. citizen, will serve as the Company's Chief Pilot during completion of the Company's certification. Presently, he maintains his professional qualifications with United Parcel Service. Mr. Johnmeyer has more than 10,000 hours as pilot in command of jets which includes more than 1,350 hours as pilot in command of the B-747 aircraft. Between 1968 and 1972, Mr. Johnmeyer was an Honor Graduate of the Fixed Wing Aviator Course, Aircraft Commander, Instructor Pilot, and Standards Pilot for the U.S. Army. Since then he has been employed as Captain, First Officer, Instructor, and Director of Operations in U.S. commercial aviation.

COMPENSATION

     The board of directors approves salaries for the Company's executive officers as well as the Company's overall salary structure. For year one following the closing of this Offering, the rate of compensation for the Company's executive officers is: (i) President $186,000, (ii) Vice President Marketing $82,000, and (iii) Vice President Europe $68,000. Pursuant to written agreement dated July 7, 1996, the President's and Vice Presidents' salaries will be reduced to an amount equal to 50% of budgeted salary during the period prior to commencing revenue service. Upon commencement of flight services 100% of respective budgeted salaries will be paid. To this date, the Company has paid officers no salaries. Board directors are not presently compensated and shall receive no compensation prior to commencement of revenue service.

     The following table identifies executive compensation to be paid. The board of directors has established the compensation. No individual personnel contracts exist. The officers have been working on behalf of the Company in their respective offices for six years.
No executive salaries have been paid to date, nor will be paid until funds are received at the Closing, but normal salaries have been treated as capital contributions. See footnote 10(H.) of the Company's Financial Statement and "Contributed Capital". To preserve the IPO proceeds designated "working capital", these officers have agreed to continue in their offices at reduced salaries for the period prior to commencing of revenue operations. Reduced salaries will not commence until proceeds are available from this Offering. The executive officers have provided written affirmation that each will continue in his respective position at reduced salary for the three months following the Closing.

       NAME                     POSITION                 SALARY

Igor Dmitrowsky       President                            $186,000
Brian Glynn           Vice President Marketing               82,000
Andris Rukmanis       Vice President Europe                  68,000


                            PRINCIPAL STOCKHOLDERS



     The following table sets forth, as of the date of this Prospectus, the ownership of the Company's Common Stock by (i) each director and officers of the Company, (ii) all executive officers and directors of the Company as a group, and (iii) all other persons known to the Company to own more than 5% of the Company's Common Stock.
Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person.
The percentage owned after the Offering reflects the sale of 1,000,000
Shares and the exercise of 1,000,000 Warrants <FN1>.

                                 Common Shares
                                 Beneficially  Percent of    Percent of
                                 Owned After  Total Before  Total After
                                 the Offering   Offering  Offering<FN1>


DIRECTORS AND OFFICERS

Igor Dmitrowsky ..........            430,917  37.3%     19.6%
63-25 Saunders St., Suite 7I
Rego Park, NY 11374

Walter Kaplinsky  .........            61,042  5.3%      2.8%
2000 Quentin Rd.
Brooklyn, NY 11229



Brian Glynn   ...........              41,667  3.6%      1.9%
148 Claremont Rd.
Bernardsville, NJ 07924

Andris Rukmanis ..........             21,250  1.8%      1.0%
Kundzinsala, 8 Linija 9.
Riga, Latvia LV-1005

Anita Schiff-Spielman .......           1,875  0.2%      0.1%
1149 Kensington Rd.
Teaneck, NJ 07666
COUNSEL

Steffanie J. Lewis  ........          158,333  13.7%     7.2%
3511 North 13th St.
Arlington, VA 22201

5% SHAREHOLDER

William Shephard  .........            88,227  7.6%      4.0%
30 South Wacker Dr.
Chicago, Ill 60606
All Directors, Officers, Counsel
and 5% Shareholders ........          803,311  66.8%     36.5%

<FN1>
(1) Does not reflect the exercise of Warrants, Outstanding Warrants, Over-Allotment Option or Representative's Warrant.


AUDIT REVIEW BY THE BOARD

     New Nasdaq standards require: (1) a minimum of 2 independent directors; and, (2) an audit committee, a majority of which are independent directors. The Company has a small Board consisting of four Directors, one of which is independent, plus one independent additional directorship position to be added at the IPO Closing and reserved for the Underwriter' designee. A Committee of three Directors, two of which are independent, is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent accountants and all transactions between the Company and any of its officers, directors or principal stockholders.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     No officers or directors hold Company shares purchased since March 4, 1995, i.e. within one year of the Company's filing its initial registration of this Offering. In June 1997, Steffanie Lewis, legal counsel, was issued 125,000 common shares at par in exchange for the total legal fees due to her in the amount of $1,628,432 for services performed since 1989 in connection with various certifications, authorities and financial matters. On June 23, 1997, Mr. Dmitrowsky, President, Mr. Walter Kaplinsky, and Mr. Andris Rukmanis, Vice President, relinquished the amount due them for back-pay totaling $270,928. All Securities previously purchased by officers and directors were purchased for fair market value at the time they were purchased. Excepting the Company's renting office space from its president, no other transaction exists between officers and the Company or affiliates of either, and there are no incentive plans or options for delayed compensation. All future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the issuer than those that can be obtained from unaffiliated third parties. All future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of the issuer's independent directors who do not have an interest in the transactions and who had access, at the issuer's expense, to issuer's or independent legal counsel.

                          DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.0001 par value per share, and 500,000 shares of Preferred Stock, $.01 par value. At the Effective Date, a total of 1,202,083 shares of Common Stock are issued and outstanding and held by over 100 shareholders, and 80,000 shares of Preferred Stock are issued and outstanding.


COMMON STOCK

     All outstanding shares of Common Stock are, and the Shares offered hereby will be, duly authorized, validly issued, fully paid and non-assessable. Holders of Common Stock are entitled to receive dividends, when and if declared by the board of directors, out of funds legally available therefore and, subject to prior rights of holders of any Preferred Stock then outstanding, if any, to share rateably in the net assets of the Company upon liquidation. Holders of Common Stock do not have preemptive or other rights to subscribe for additional Shares, nor are there any redemption or sinking fund provisions associated with the Common Stock. The Certificate of Incorporation does not provide for cumulative voting. Shares of Common Stock enable one vote per share, and have equal voting, dividend, liquidation and other rights, and have no preference, exchange or appraisal rights.

LACK OF CONTROL BY MINORITY SHAREHOLDERS

     Holders of shares of Common Stock are entitled to one vote per Share on all matters requiring a vote of stockholders. Since the Common Stock does not have cumulative voting rights in electing directors, the holders of a majority of the outstanding shares of Common Stock voting for the election of directors can elect all of the directors, excepting one board seat reserved for the Underwriter's nominee for three years.

STOCK TRANSFER AGENT

     The Transfer Agent and Registrar for the shares of Common Stock is Continental Stock Transfer and Trust Company, 2 Broadway, New York, NY 10004, telephone: (212) 509-4000.

WARRANTS

     In this Offering the Company will issue 1,000,000 Warrants. Each Warrant entitles the holder to purchase 1.5 Shares of Common Stock at $6.00 commencing six months after the Effective Date until the fifth anniversary of the Effective Date of this Prospectus. The Company may redeem outstanding Warrants, once they become exercisable at a price of $.25 per Warrant on not less than 30 days written notice, provided the closing bid quotations of the Shares have exceeded $10 for 20 consecutive trading days ending on the third day prior to the date on which notice is given. The Company intends to redeem the Warrants at the earliest opportunity. Warrants may not be exercised following redemption. Therefore, the IPO investor may have to exercise the Warrant earlier than he or she intended. If the Warrants are called for redemption by the Company, an investor may have to exercise the Warrants before maximum profit can be gained. The Warrants expire five years after the Effective Date, or sooner if the Warrants are called for redemption. The Prospectus will become stale nine months following the Effective Date. The Company will try to maintain, and at such time as it may call for redemption will provide, a current prospectus, but the Company assumes no obligation to maintain a current prospectus otherwise. Warrants may not be exercised or redeemed in the absence of a current prospectus, and the Company's Warrant and Transfer agents are forbidden to accept Warrants unaccompanied by a current prospectus.



WARRANT EXERCISE PROCEDURE



     Warrants may be exercised by mailing or delivering a duly executed and completed Warrant Subscription Certificate together with payment in full of the subscription price of $6.00 per share of Common Stock. Except as described herein under "Late Delivery of Warrants," Warrant Subscription Certificates must arrive on or before the Expiration Date and any subscriptions received after the Expiration Date will not be honored. Payment must be made in U.S. dollars in cash or by bank certified or cashier's check, or by wire transfer of good funds payable to the order of the Warrant Agent. Once a holder has exercised a Warrant, the exercise is irrevocable. Certificates representing the shares of Common Stock purchased upon the exercise of Warrants will be delivered to the purchasers as soon as practicable after receipt of the Subscription Agreement and funds.

     The Warrant Agent is Continental Stock Transfer and Trust Company, 2 Broadway, New York, NY 10004, telephone: (212) 509-4000.

     The instructions in the Warrant Subscription Certificate should be read carefully and followed in detail. Do not send Warrant Subscription Certificates or payment to the Company or to the Underwriter. Except as described herein under "Late Delivery of Warrants," no subscriptions will be accepted until the Warrant Agent has received delivery of a duly executed Warrant Subscription Certificate and payment of the subscription price. The risk of delivery of Warrant Subscription Certificates and payments to the Warrant Agent will be borne by the holders of Warrants and not by the Company or the Warrant Agent. If the mail is used to exercise Warrants, it is recommended that insured, registered mail be used. Any questions or requests for assistance concerning the method of subscribing for shares or for additional copies of this Prospectus should be directed to the Warrant Agent.

     All questions as to the validity, form, eligibility and acceptance of any exercise of Warrants will be determined by the Company at its sole discretion. The Company may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as it may determine, or reject any exercise of a Warrant which it determines to have been made improperly.

LATE DELIVERY OF WARRANTS

     If on or before the Warrant Expiration Date, the Warrant Agent receives the full subscription price for the shares of Common Stock, together with a letter or telegraphic guaranty from a bank or trust company which is a member of the New York Clearing House (or is a correspondent of such a bank) or a member firm of the New York Stock Exchange or American Stock Exchange or Nasdaq, that the Warrant Subscription Certificate to which it relates will be surrendered to the Warrant Agent within five business days after the Expiration Date, the subscription will be accepted subject to receipt of the duly executed Warrant Subscription Certificate within the five business days.

PURCHASE AND SALE OF WARRANTS

      The Warrants are immediately tradable. The Company has received the Nasdaq listing symbol BALTW and the Boston Stock Exchange symbol BLAW for Warrants. No assurance can be given that a trading market for the Warrants will develop, or if one does develop, whether it will sustain or at what price the Warrants will trade. Prior to this Offering, there has been no public market for the Warrants.


UNDERWRITER'S WARRANTS

     At the Closing of this Offering, the Company will sell to the Manager, for a total purchase price of $100.00, the Representative's Warrant entitling the Underwriter to purchase up to 100,000 shares of Common Stock at $5.50 per Share (110% of initial public offering price) and 100,000 Underwriter's Warrants at $.28 per warrant (110% of initial public offering price). The Underwriter's Warrants differ from the Warrants offered to the public hereunder to the extent that the Warrants are non-redeemable by the Company, and are exercised at 130% of the price offered to the public. The exercise prices of the Representative's Warrant and underlying Underwriter's Warrants are subject to anti-dilution adjustment under certain conditions. The Underwriter's Warrants are exercisable during the four-year period commencing one year form the date of this Prospectus, and are non-transferable for one year except to the officers of the Underwriter, members of the underwriting group and their respective officers or partners. The Securities issuable upon the exercise of the Representative's Warrant have been reserved by the Company and have been included in the Registration Statement of which this Prospectus is a part.

PREFERRED STOCK

     The Company has authorized 500,000 Preferred Shares of which 80,000 are issued and outstanding. The remaining 420,000 Preferred Shares may be issued from time to time, as authorized by the board of directors upon approval of a Shareholders' vote or approval of the independent directors. Preferred Shares have $.01 par value and no voting rights. The Company has no present plans to issue any more shares of Preferred Stock.


                SELLING SECURITYHOLDERS AND COMMON STOCK
                       ELIGIBLE FOR FUTURE SALE

     The Company and more than 93% of its present shareholders, representing 1,117,937 shares, have entered into a 24-month lock up written agreement with the Underwriter preventing the sale of insider held common stock for two years without written permission from the Underwriter. Whether to grant permission lies within the sole discretion of the Underwriter. At Closing there will be 2,202,083 shares of Common Stock, with the Over-Allotment Option contributing up to 150,000 additional Shares and 150,000 additional Warrants (equivalent to 250,000 Shares if fully exercised). Common Stock and Warrants purchased in the Offering will be immediately detachable and separately tradable. Warrants are exercisable commencing six months after the Effective Date of the Public Offering until five years after the Effective Date of the Offering (unless Warrants are redeemed sooner by Company). However, Outstanding Warrants, having identical terms and issued prior to the IPO closing, are locked up for one year from the Effective Date by agreement with the Underwriter. The Company has issued Warrants to the Underwriter to purchase up to 100,000 Shares and up to 100,000 Underwriter' Warrants totaling 250,000 Shares assuming full exercise of all Underwriter' Warrants. If all Warrants and Outstanding Warrants are exercised, up to an additional 1,710,000 Shares of Common Stock will be freely tradable.


   In February 1992, the Company issued an option to purchase 43,583 shares of Common Stock, at $66.67 per share, to certain private investors. These options expire upon the passing of thirty full calendar months after the Company has made a public sale of securities in compliance with the Securities Act of 1933, as amended, or the passing of twenty years from the date of said agreements, whichever is earlier. To date, no options have been exercised.


     In February 1998, the Company issued 208,333 warrants in connection with bridge funding of $250,000 ("Outstanding Warrants"). The Outstanding Warrants are immediately tradeable and identical to Warrants offered to the public in the Offering. The holders of the Outstanding Warrants are being registered as Selling Securityholders simultaneously with the Offering. All Selling Securityholders and the Underwriter have agreed to a twelve-month lock-up of the Outstanding Warrants and their underlying common shares.


     In June 1998, the Company issued 458,331 warrants in connection with bridge funding of $575,000 ("Outstanding Warrants"). The Outstanding Warrants are immediately tradeable and identical to Warrants offered to the public in the Offering. The holders of the Outstanding Warrants are being registered as Selling Securityholders simultaneously with the Offering. All Selling Securityholders and the Underwriter have agreed to a twelve-month lock-up of the Outstanding Warrants and their underlying common shares.(See "Notes to Financial Statements")


     Following the Underwriter's two-year lock up,1,202,083 Insider Shares of Common Stock will be freely tradable without registration or other restrictions in accordance with Rule 144. Upon petition from a shareholder, the Underwriter have discretion to waive the Underwriter's lock up restriction on the sale of that petitioner's Insider Shares during the two-year lock up. No notice of such a waiver will be given other shareholders. If written waiver is granted, that petitioner's Insider Shares can be sold pursuant to Rule 144.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated in accordance with Rule 144) who has beneficially owned "restricted shares" (defined generally as shares acquired from the issuer or an affiliate in a non-public transaction) for the last two years, as well as any person who purchases unrestricted shares on the open market who may be deemed "affiliate" of the Company (as defined in the Securities Act), would be entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding number of shares of Common Stock or the average weekly trading volume of the shares of Common Stock during the four calendar weeks preceding such sale. After shares of Common Stock are held for three years, a person who is not deemed an "affiliate" of the Company is entitled to sell such shares of Common Stock under Rule 144 without regard to volume limitations. As defined by Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.

     With the Offering the Company is registering the 100,000 shares of Common Stock underlying the Underwriter's Warrants (assuming full exercise). The Securities underlying the Underwriter's Warrants may be traded on any exchange or public market upon which the Company's Common Stock is traded.

     Prior to the Offering, there has been no public market for the Common Stock and the effect, if any, that future market sales will have on the market price prevailing from time to time, cannot be predicted. Sales of a substantial number of shares, or the perception that such sales may occur, could adversely affect prevailing market prices for the shares of Common Stock.

                                 UNDERWRITING

     The Underwriter named below has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company a total of 1,000,000 shares of Common Stock and 1,000,000 Warrants at the public offering price, less the underwriting discounts and commissions, set forth on the cover page of this Prospectus. The number of Securities such Underwriter has agreed to purchase is set forth opposite its name:

Underwriter                       Number of Shares   Number of Warrants

Hornblower & Weeks, Inc.             1,000,000           1,000,000


     The Underwriting Agreement provides that the obligations of the Underwriter are subject to approval of certain legal matters by counsel and certain other conditions precedent, and that the Underwriter are obligated to purchase all of the Securities offered in this Prospectus (other than the Securities covered by the Over-Allotment Option described below), if any are purchased.

     The Underwriter have advised the Company that they propose to offer the Securities to the public at the initial offering prices set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $.25 per share of Common Stock and $.06 per Warrant. After the IPO, the public offering price, concessions, and other selling terms may be changed by the Underwriter. The Underwriter does not intend to sell securities from this Offering to accounts for which they exercise discretionary authority.

     The Company has agreed to pay underwriting discounts and commissions in the aggregate of 10% of the IPO price of the Securities offered hereby (including the sale of any Securities sold under the Over-Allotment Option). The Company has also agreed to pay to the Underwriter an expense allowance on a non-accountable basis equal to 3% of the gross proceeds derived from the sale of the Securities underwritten (including the sale of any Securities sold under the Over-Allotment Option). Any Underwriter' expenses in excess of the expense allowance will be borne by the Underwriter. To date, the Company has advanced the Underwriter $50,000 with respect to non-accountable expense allowance. The Company has also agreed to pay all expenses in connection with qualifying the Securities offered hereby for sale under the laws of such states as the Underwriter may designate.

     The Company has granted to the Underwriter an option, exercisable during the 45-day period after the date of this Prospectus, to purchase up to an aggregate of 150,000 additional shares of Common Stock and 150,000 additional Warrants at the Offering price, less underwriting discounts and commissions (set forth on the cover of this Prospectus) and the non-accountable expense allowance, for the sole purpose of covering over-allotments, if any.


     In connection with this Offering, the Company has agreed to sell to the Manager, for a total purchase price of $100, the Representative's Warrant to purchase up to an aggregate 100,000 shares of Common Stock and/or 100,000 Underwriter's Warrants". The Underwriter's Warrants are exercisable at a price equal to 130% of the initial public offering price of the Securities for a period of four years commencing one year from the date of this Prospectus. The Securities purchasable upon exercise of the Underwriter's Warrants are identical to those offered hereby, except for the exercise price and non-redeemability. The Underwriter's Warrants cannot be transferred, sold, assigned or hypothecated during the one-year period following the date of this Prospectus, except to officers of the Underwriter and to selected dealers and their officers and partners. The number of Shares and Underwriter's Warrants covered by the Representative's Warrant are subject to adjustment upon certain events to prevent dilution.


     In connection with the Offering, the Underwriter and selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock and Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock or Warrants for the purpose of stabilizing their market prices. The Underwriter may also create a short position for the account of the Underwriter by selling more Securities in connection with the Offering than they are committed to purchase from the Company and in such case may purchase Securities in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriter may also cover all or a portion of such short position, up to 150,000 additional Shares and 150,000 Warrants, by exercising the Over-Allotment Option. Any of the transactions described in this paragraph may result in the maintenance of the Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

     In connection with the Offering the Underwriter and selling group members (if any) and their respective affiliates may also engage in passive market making transactions in the Stock and Warrants on The Nasdaq SmallCap Market immediately prior to the commencement of sales in this Offering, in accordance with Rule 103 under Regulation M. Passive market making consists of displaying bids on The Nasdaq SmallCap Market limited by the bid prices of independent market makers for a security and making purchases of a security which are limited by such prices and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average trading volume in the Securities during a specified prior period and must be discontinued when such limit is reached. Passive market making may stabilize the market price of the Securities at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

INDEMNIFICATION

     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be provided to the officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

BOARD OF DIRECTORS

     The Company has granted to the Underwriter the right to designate a member of the Company's board of directors for a period of three years or, in the alternative, to designate a person to attend all board of directors meetings and to receive all notices or communications to directors during such three year period, all at the expense of the Company.

DETERMINATION OF PUBLIC OFFERING PRICE

     Prior to this Offering, there has been no public market for the Common Stock and Warrants. The IPO price for the Securities and the exercise price of the Warrants have been determined by negotiations between the Company and the Underwriter. Among the factors considered in the negotiations were an analysis of the areas of activity in which the Company is engaged, the present state of the Company's management and the general condition of the securities market at the time of this Offering. See "Risk Factors - No Assurance of Public Market." The public offering price of the Securities does not bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.

LOCK-UP AGREEMENTS

     Prior to the date of this Prospectus, 93% of the holders of the Company's Common Stock have signed written agreements not to sell, assign or transfer any of their shares of the Company's securities without the Underwriter' prior written consent for a period of 24 months from the Prospectus date. Whether to grant permission lies within the discretion of the Underwriter. In addition, the Company has agreed not to issue any shares of its capital stock for a period of 24 months from the closing of the Offering without the consent of the Underwriter.

                          SUBSCRIBER'S FLIGHT COUPON

     As a means of introducing its non-stop JFK - St. Petersburg service to IPO shareholders, the Company will issue Subscriber's Flight Coupons. For each 1,500 Shares purchased, the subscriber receives one Subscriber's Flight Coupon. By surrendering one coupon, the subscriber is entitled to purchase two Voyager Class round-trip tickets from JFK to St. Petersburg for $650. By surrendering two coupons the subscriber is entitled to purchase two Business Class round-trip tickets for $650. By surrendering three coupons, the subscriber is entitled to purchase two First Class round-trip tickets for $650. Subscriber may purchase tickets by presenting the coupon[s] at the Company's JFK ticket counter or by mailing the coupon[s] and check in the stated amount to Baltia Air Lines, Inc., Reservation Center, East Wing Building 51, JFK International Airport, Jamaica, NY 11430. Subscriber's Flight Coupons expire December 31, 1999. The Subscriber's Flight Coupon is offered as a marketing promotion only, is issued in the name of the Securities purchaser, has a set value, is not transferrable, and is not a security.

                                LEGAL MATTERS

     Steffanie Lewis, Esq., The International Business Law Firm, PC, Arlington, VA 22201-4907, is the Company's General Counsel since 1989, and has passed upon the validity of the Securities offered hereby. Steffanie Lewis owns 158,333 Shares of the Company and will be compensated $150,000 for legal services in connection with the Company's IPO which is due and payable at closing, no interest is assessed, and payment is contingent upon the IPO closing. Spinelli & Associates, 120 Wall Street, 28th Floor, New York, NY 10005 has acted as legal counsel to the Underwriter in this Offering.

                                   EXPERTS

     The financial statements of the Company appearing in this Prospectus and Registration Statement at December 31, 1997 and for two years ending December 1997, have been audited by J.R.Lupo, P.A. CPA, Verona, NJ, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Airline Economics, Inc., Arlington, VA, industry analysts, were consultants to the Company in the preparation of the Company's traffic and financial projections for the JFK - St. Petersburg market (and Riga, Minsk, Kiev and Tbilisi markets) and testified as expert witness for the Company in the DOT route proceedings.

                            AVAILABLE INFORMATION

     The Company has filed with the SEC a Registration Statement under the Securities Act with respect to the Securities being offered by this Prospectus. This Prospectus does not contain all information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and exhibits thereto. The Company is currently filing periodic reports under the Securities Exchange Act of 1934 ("Exchange Act"), as amended.

     All reports and other information, including all of these documents, may be inspected and copied at the public reference facilities of the SEC in Washington, DC, and at the SEC's regional office at 7 World Trade Center, New York, NY 10048. Copies may be obtained from the Public Reference Section of the SEC, Washington, DC 20549 at prescribed rates. Copies of the Registration Statement are available from the SEC. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

     The Company is an electronic filer. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

     The Company intends to furnish to its stockholders annual reports containing financial statements audited by independent certified public accountants following the end of each fiscal year.

                        BALTIA AIR LINES, INC.

                         FINANCIAL STATEMENTS

                          TABLE OF CONTENTS



Contents                                              Page

Independent Auditors' Report                          F-2


Financial Statements:

  Balance Sheets - December 31, 1997 and
    (Unaudited) September 30, 1998                    F-3


  Statement of Operations - Years ended
    December 31, 1997 and 1996 and (Unaudited)
    the nine months ended September 30, 1998 and
    1997 and August 24, 1989 (Inception) through
    September 30, 1998                                F-4


  Statement of Cash Flows - Years ended
    December 31, 1997 and 1996 and (Unaudited)
    the nine months ended September 30, 1998 and
    1997 and August 24, 1989 (Inception) through
    September 30, 1998                             F-5 - F-6


  Statement of Changes in Stockholders' Equity
    (Deficit) - Years ended December 31, 1997
    and 1996 and (Unaudited) the nine months
    ended September 30, 1998 and the balance at
    December 31, 1992 and (not covered by
    Auditors' Report) the years ended
    December 31, 1993, 1994 and 1995               F-7 - F-9

  Notes to the Financial Statements               F-10 - F-24

Independent Auditors' Report

To the Shareholders of and the Board of Directors of Baltia Air Lines, Inc.

We have audited the balance sheet of Baltia Air Lines, Inc. (A Development Stage Company) as of December 31, 1997 and the related statements of operations, cash flows, and changes in stockholders' equity (deficit) for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baltia
Air Lines, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the financial statements, the Company has not generated any revenues and has incurred losses in excess of $7,000,000 since its inception.
In addition, the Company has a capital deficit and substanial excess of current liabilities over current assets.(See Note 6) These factors, and the others discussed in Note 1 (C), raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in respect to these matters are referenced in
Note 1 (C). The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


J.R. Lupo, P.A. CPA
Verona, NJ

June 4, 1998

(January 6, 1999 as to Notes 2,4,6,8,10 and 11)

                        BALTIA AIR LINES, INC.
                    (A DEVELOPMENT STAGE COMPANY)
                            BALANCE SHEET
                                             September 30,
                                                 1998           December 31,
                                              (Unaudited)          1997
Assets
Current Assets:
  Cash                                      $       2,766     $      3,135

Property & Equipment (net)                         89,656                0

Other Assets:
  Deferred offering costs                          50,000                0
  Security deposits                               100,000                0
    Total other assets                            150,000                0

      Total Assets                          $     242,422     $      3,135

Liabilities and Stockholders' Deficit

Current Liabilities:
  Accounts payable                          $      48,250     $    571,154
  Accounts payable to
    stockholders                                   11,318           65,318
  Notes payable                                    25,000                0
  Notes payable to stockholders                    92,000          303,572
   Total current liabilities                      176,568          940,044

Commitments and contingencies

Stockholders' equity (deficit):
  Preferred stock - $.01 par value;
    500,000 shares authorized, 80,000
    and 0 shares issued at September 30,
    1998 and December 31, 1997,
    respectively                                      800                0
  Common stock - $.0001 par value;
    100,000,000 shares authorized,
    2,035,416 shares issued, 1,202,083
    and 2,035,416 shares outstanding at
    September 30, 1998 and December 31,
    1997, respectively                                203              203
  Common treasury stock - at cost -
    833,333 shares at September 30, 1998       (      100)
  Additional paid-in capital                    7,774,310        5,846,484
  Prepaid media costs                          (  396,090)      (  396,090)
  Deficit accumulated during
    development stage                          (7,313,269)      (6,387,506)
    Total stockholders'
      equity                                       65,854       (  936,909)
    Total liabilities and
      stockholders' equity (deficit)         $    242,422     $      3,135

The accompanying notes are an integral part of the financial statements.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                           STATEMENT OF OPERATIONS

                  Nine Months Ended                       August 24, 1989
                   September 30,          Years Ended      (Inception) to
                   1998      1997         December 31,   September 30, 1998
                    (Unaudited)          1997       1996     (Unaudited)

Revenues           $       0  $        0   $       0  $       0  $          0

Expenses
  General and
   Administrative
   (credit)         (224,692)     80,832      84,512     92,749     2,002,191
  Professional
   fees               78,891      31,625      58,625     77,817     2,063,836
  FAA Certification
   costs             206,633           0           0          0       206,633
  Service
   contributions           0           0           0          0     1,352,516
  Training Expense         0           0           0          0       225,637
  Abandoned fixed
   assets                  0           0           0          0       205,162

    Total expenses    60,832     112,457     143,137    170,566     6,055,975

Interest expense
  Amortization
  of deferred
  financing costs    850,000           0           0          0       850,000

  Other               14,931           0           0     68,120       407,294

Net loss           $(925,763)  $(112,457)  $(143,137) $(238,686)  $(7,313,269)

Net loss per
  common share -
  basic and
  diluted             $(0.77)      (0.06)     $(0.07)    $(0.13)       $(6.08)




   The accompanying notes are an integral part of the financial statements.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                           STATEMENT OF CASH FLOWS

                         Nine Months Ended                         August 24, 1989
                           September 30,            Years Ended      (Inception) to
                           1998       1997           December 31,  September 30, 1998
                            (Unaudited)            1997       1996     (Unaudited)
Cash flows from
 operating activities:

Net loss                $(  925,763) $(112,457)   $(143,137) $(238,686) $(7,313,269)
 Adjustment to
 reconcile net
 loss to net cash
 provided by oper-
 ations:
  Depreciation                6,976          0            0          0      226,386
  Amortization of
   deferred financing
   costs                    850,000          0            0          0      850,000
  Stock issued for
   interest                       0          0            0          0       63,500
  Contributed services            0          0            0          0    1,352,516
  (Increase) in deferred
   offering costs        (   50,000)         0            0          0   (   50,000)
  Increase in Security
   Deposits              (  100,000)         0            0          0   (  100,000)
  Increase(Decrease) in
   accounts payable      (  576,904)  ( 14,250)      17,749     24,407    1,798,694

     Net cash
     (used) for
     operating
     activities          (  795,691)  (126,707)    (125,388)  (214,279)  (3,172,173)

Cash flows from investing activities:

  Purchase of
   equipment             (   96,632)         0            0          0   (  316,042)

     Net cash (used)
     for investing
     activities          (   96,632)  (      0)    (      0)         0   (  316,042)

Cash flows from
  financing activities:

    Proceeds from
    shareholder
    loans (net)              67,054    128,949      128,183    207,706    1,418,627
    Proceeds from
    notes payable           825,000          0            0          0      825,000
    Proceeds from
    issuance of
    common stock                  0          0            0          0      633,214
    Increase paid-in
      capital                     0          0            0          0      614,240

The accompanying notes are an integral part of the financial statements.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                           STATEMENT OF CASH FLOWS

                       Nine Months Ended                          August 24, 1989
                          September 30,           Years Ended      (Inception) to
                          1998      1997         December 31,   September 30, 1998
                            (Unaudited)          1997       1996     (Unaudited)
   Acquisition of
     treasury
     stock              $(      100) $       0  $       0  $       0 $(       100)

       Net cash
       provided from
       financing
       activities           891,954    128,949    128,183    207,706    3,490,981

Net increase (decrease)
 in cash                 (      369)     2,242      2,795   (  6,573)       2,766

Cash at begin-
 ning of period               3,135         340        340     6,913            0

Cash at end
 of period               $    2,766  $    2,582 $    3,135 $     340 $      2,766

Supplemental Cash
Flow Information

Cash paid for
  interest               $        0  $        0 $        0 $       0 $          0

Cash paid for
  income taxes           $      388  $        0 $      776 $      52 $      3,445

Non-Cash Items:

Acquisition of prepaid
  media costs            $        0  $  396,090 $  396,090 $       0 $    396,090

Conversion of
  liabilities
  to equity              $1,077,826  $3,130,437 $3,130,437 $       0 $  4,208,263

Reclassification of
  redeemable
  common stock           $        0  $        0 $        0 $       0 $ (  400,000)

Surrender of rights
  to redeem common
  stock                  $        0  $  400,000 $  400,000 $       0 $    400,000

Contributed
  services               $        0  $  270,928 $  270,928 $       0 $  1,081,588

Stock issued
  for interest           $        0  $        0 $        0 $       0 $     63,500

The accompanying notes are an integral part of the financial statements.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                                                          Deficit
                  Preferred      Common          Common                Accumulated
                    Stock        Stock          Treasury    Additional  During the  Prepaid      Total
                       Par             Par        Stock     Paid-in    Development   Media   Stockholders'
                Shares Value  Shares   Value  Shares  Cost   Capital      Stage      Costs      Deficit

August 24,1989
(Inception)
through
December 31,1992
(Unaudited)        0  $   0   465,167 $  46       0  $   0 $   978,494 $(4,190,584) $      0 $(3,212,044)

1993 *;

Issuance
of Common
Stock              0      0 1,140,562   114       0       0     42,222           0         0      42,336

Net Loss           0      0         0     0       0       0          0   ( 266,889)        0  (  266,889)

1994 *;

Issuance
of Common
Stock              0      0    79,208     8       0       0      1,894           0         0       1,902

Contributed
Capital            0      0         0     0       0       0    457,250           0         0     457,250

Net Loss           0      0         0     0       0       0          0   ( 638,160)        0  (  638,160)

1995 *;

Issuance
of Common
Stock              0      0   117,146    12       0       0   107,836            0        0      107,848

* - Not covered by accompanying Auditors' Report.

The accompanying notes are an integral part of the financial statements.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                                                        Deficit
                  Preferred      Common          Common                Accumulated
                    Stock        Stock          Treasury    Additional  During the  Prepaid      Total
                       Par             Par        Stock     Paid-in    Development   Media  Stockholders'
                Shares Value  Shares   Value  Shares  Cost   Capital      Stage      Costs      Deficit

Issuance
of Common
Stock as
non-refundable
prepaid
interest              0  $   0    10,417 $   1       0  $   0 $   63,499   $        0  $      0 $    63,500

Reclassification
of redeemable
Common Stock          0      0         0     0       0      0 (  400,000)           0         0  (  400,000)

Contributed
Capital               0                0     0       0      0    397,856            0         0     397,856

Net Loss              0      0         0     0       0      0          0    ( 910,050)        0  (  910,050)

Balance at
December
31, 1995              0 $    0 1,812,500 $ 181       0  $   0 $1,649,051  $(6,005,683) $      0 $(4,356,451)

Net Loss              0 $    0         0 $   0       0  $   0 $        0   $( 238,686) $      0 $(  238,686)

Balance at
December
31, 1996              0 $    0 1,812,500 $ 181       0  $     $1,649,051  $(6,244,369) $      0 $(4,595,137)

Net Loss              0 $    0         0 $   0       0  $   0 $        0   $( 143,137) $      0 $(  143,137)

Acquisition of
  prepaid
  media costs         0      0    27,083     3       0      0    396,087            0  (396,090)          0

* - Not covered by accompanying Auditors' Report.

The accompanying notes are an integral part of the financial statements.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)


                                                                        Deficit
                    Preferred      Common          Common                Accumulated
                      Stock        Stock          Treasury    Additional  During the  Prepaid      Total
                         Par             Par       Stock       Paid-in  Development   Media   Stockholders'
                  Shares Value  Shares   Value  Shares  Cost   Capital      Stage      Costs      Deficit

Conversion of
  liabilities         0 $   0    195,833 $  19       0   $  0 $3,130,418   $        0 $      0 $ 3,130,437

Contributed
capital               0     0          0     0       0      0    270,928            0        0     270,928

Surrender of
rights to
redeem common
Stock            80,000     0          0  $  0       0      0    400,000           0         0     400,000

Balance at
December 31,
1997                  0 $   0  2,035,416  $203       0  $    $ 5,846,484 $(6,387,506)$(396,090)$(  936,909)

(Unaudited)*

Net Loss              0 $   0          0  $  0       0  $   0$         0  $( 925,763)$       0 $(  925,763)

Deferred
  financing
  costs               0     0          0     0       0      0    850,000           0         0     850,000

Acquisition of
 treasury stock       0     0          0     0 833,333    100          0           0         0  (      100)

Conversion of
 liabilities     80,000   800          0     0       0    100  1,077,826           0         0   1,078,626

Balance at
 September
 30, 1998*       80,000 $ 800  2,035,416  $203 833,333  $ 100$ 7,774,310 $(7,313,269)$(396,090)$    65,854

* - Not covered by accompanying Auditors' Report.

The accompanying notes are an integral part of the financial statements.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION, NATURE OF OPERATIONS, GOING CONCERN CONSIDERATIONS

 (A) ORGANIZATION

     The Company was incorporated under the laws of the state of New York on August 24, 1989.

 (B) NATURE OF OPERATIONS

     The Company was formed to provide commercial, passenger, cargo and mail air transportation between New York and Russia.

     Since inception, the Company's primary activities have been the raising of capital, obtaining financing and obtaining Route Authority and approval from the U.S. Department of Transportation. The Company has not yet commenced revenue producing activities. Accordingly, the Company is deemed to be a Development Stage Company.

     The Company currently maintains office space at J.F.K. Airport, New York.

 (C) GOING CONCERN CONSIDERATIONS

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has not generated any revenues and sustained substantial losses during the development stage since its inception. In addition, the Company has a capital deficit and substantial excess of current liabilities over current assets.

     The Company's ability to continue as a going concern is dependent on its ability to raise sufficient capital and/or obtain sufficient financing, to be used for the commencement of operations and the satisfaction of current obligations and ultimately to achieve profitable operations.

     If the Company is unable to raise sufficient capital and/or obtain sufficient financing, such as described in Note 10 (f), Proposed Public Offering, it is doubtful that it will be able to commence scheduled air line service. Management believes that if it is able to commence operations it will be able to generate operating revenues, which in its judgement, shall be adequate to fund all current expenses and retire currently outstanding debt.

     As of January 6, 1999 the Company has not yet commenced its scheduled air line service.

2. ACCOUNTING POLICIES

 (A) CASH AND EQUIVALENTS

     The Company considers cash and cash equivalents to be all short-term investments which have an initial maturity of three months or less.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

2. ACCOUNTING POLICIES (Continued)
 (B) PREPAID MEDIA COSTS

     On June 23, 1997 the Company entered into an agreement with Kent Trading, Inc., a media placement company whereby, the Company exchanged 27,083 restricted common stock shares, as negotiated with the management of the Company, for future media placements in various international and national media publications, with a current value of $396,090 as based on the related publications published advertising rates. Kent Trading, Inc. may terminate the Agreement if the closing of the proposed Public Offering does not take place. The Company has recorded prepaid media costs as a reduction to equity, in a manner similar to accounting for a stock subscription receivable. At such time the Company utilizes the media placements, the Company will charge off the related costs to expense.

     The Company retains the right to resell the media placements to third parties, although it has no current plans to do so. Although as current market rates for media placements are stable, if rates were to decline the Company could realize a loss on resale. To the extent that the carrying amount is determined not to be realizable, it will be charged off to expense.

 (C) PROPERTY AND EQUIPMENT

     The cost of property and equipment is depreciated over the estimated use-ful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated lives of the assets. Depreciation is computed on the straight line method for financial reporting purposes and modified accelerated recovery method for tax purposes.

 (D) START-UP ACTIVITIES

     On July 5, 1990, the Company filed an application for a Certificate of Authority to engage in foreign scheduled air transportation between New York and St. Petersburg, Russia.

     On March 28, 1991, the U.S. Department of Transportation granted to the Company an exclusive Route Authority to fly between New York and Russia. The Order found the company to be fit, willing and able to conduct scheduled passenger service. However, the Order stipulated that if scheduled passenger service did not commence within one year from the date of the Fitness determination, March 28, 1991, the Route Authority would be revoked.

     On September 20, 1991, the U.S. Department of Transportation granted the Company an extension of time to commence operations, through April 1, 1992.

     On April 14, 1992, the U.S. Department of Transportation granted a further extension of time to commence operations, through August 31, 1992.

     On April 8, 1993, the Company again requested an extension of time to commence operations however, the U.S. Department of Transportation denied the request.

     On August 14, 1995, the Company re-filed its application with the U.S. Department of Transportation for the Certificate of Route Authority.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

2. ACCOUNTING POLICIES (Continued)

 (D) START-UP ACTIVITIES (Continued)

     On January 22, 1996, the U.S. Department of Transportation issued an Order of Show Cause, whereby, they tentatively concluded that the Company is fit, willing and able to provide scheduled air transportation between New York And Russia and, should be issued a Certificate of Public Convenience and Necessity authorizing such operations.

     On February 26, 1996, the U.S. Department of Transportation issued a Final Order thereby, authorizing the Company to engage in foreign scheduled air transportation between New York and St. Petersburg, Russia.

     On February 6, 1997, the U.S. Department of Transportation granted the Company an extension of time to commence operations, through August 7, 1997.

     On September 10, 1997, the U.S. Department of Transportation granted the Company an extension of time to commence operations, through February 7, 1998.

     On February 11, 1998, the U.S. Department of Transportation granted the Company an extension of time to commence operations, through August 7, 1998.

     On August 7, 1998, the Company filed an extension request, thereby tolling the Statute for the commencement of operations with the U.S. Department of Transportation. The U.S. Department of Transportation has advised that they will act on the request upon closing of the Public Offering.

     Obtaining Federal Aviation Administration air carrier certification and meeting Department of Transportation financial requirements are prerequisites to the Company's commencement of revenue service.

     Costs associated with the development and approval of the authorized route, such as legal and consulting fees, have been written off in the period in which the expense was incurred.

 (E) INCOME TAXES

     Deferred income taxes arise from temporary differences between the recording of assets and/or liabilities reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. To the extent the total of deferred tax assets are not realized, a reserve is established.

 (F) ACCOUNTING ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

2. ACCOUNTING POLICIES (Continued)

 (G) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company considers the carrying value of its financial instruments (cash and liabilities) to approximate their fair value.

 (H) DEFERRED OFFERING COSTS

     Deferred offering costs in connection with the proposed initial public offering shall be offset against the proceeds from the offering. In the event the offering does not occur, deferred offering costs shall be charged to expense. (See Note 11 {A} {2})

 (I) Loss Per Share

     Loss per share amounts are based on the weighted average number of shares outstanding.

     No effect has been given to the options and warrants since the effect has been anti-dilutive. Such options include the option to the Company's president to purchase 1,000,000 common stock shares for a total consideration of $100.

3. PROPERTY AND EQUIPMENT

     Property and equipment at September 30, 1998 (Unaudited) consisted of the following;

         Office equipment . . . . . . . . $ 53,409
         Furniture & Fixtures . . . . . . .  6,782
         Automobiles  . . . . . . . . . . . 36,441
         Total. . . . . . . . . . . . . . . 96,632
      Less, accumulated depreciation . . . ( 6,976)
      Total Property and Equipment . . . .$ 89,656

     Depreciation expense charged to operations for the (Unaudited) nine months ended September 30, 1998 and 1997 and the years ended December 31, 1997 and 1996 was $6,976, $0, $0 and $0, respectively.

     The useful lives of property and equipment for purposes of computing depreciation are;

     Office equipment & Furniture. . . . . 5 - 7 years
     Automobiles . . . . . . . . . . . . . . . 5 years

4. DEFERRED FINANCING COSTS

 (A) BRIDGE LOAN

     On February 27, 1998 the Company borrowed $250,000, a Bridge Loan (See
     Note 8 {A}) and in consideration issued two-hundred eight thousand three hundred twenty-five (208,325) Warrants, to be designated as "Class B Bridge Warrants". The Company has estimated the fair value of the Warrants to be $250,000 as based on the Black-Scholes model of option-pricing. The Company shall amortize deferred financing costs based on the Interest Method over the period the loan will be outstanding.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

4. DEFERRED FINANCING COSTS (Continued)

 (A) BRIDGE LOAN (Continued)

     For the nine months ended September 30, 1998 (Unaudited) the Company charged $250,000 to interest expense, the amount of deferred financing costs as amortized over the estimated term the loan is outstanding.

 (B) ADDITIONAL BRIDGE LOAN

     In June and July 1998, the Company borrowed $550,000,and $25,000, respectively, in "additional" Bridge Loans (See Note 8 {B}) and in consideration issued five-hundred fifty eight thousand three hundred thirty-one (458,331) and twenty thousand eight hundred thirty-three (20,833) Warrants, respectively, to be designated as "Class A Bridge Warrants". The Company estimates the fair value of the Warrants to be $600,000 as based on the Black-Scholes model of option-pricing. The Company shall amortize deferred financing costs based on the Interest Method, over the period the loan will be outstanding.


     For the nine months ended September 30, 1998 (Unaudited) the Company charged $600,000 to interest expense, the amount of deferred financing costs as amortized over the estimated term the loan is outstanding.

5. RELATED PARTY TRANSACTIONS

     The Company's legal counsel, Steffanie Lewis, of the International Business Law Firm, P.C. owns 158,333 shares of restricted common stock at December 31, 1997 or approximately 7.78% of the Company's issued and outstanding common stock. Ms. Lewis was issued 125,000 restricted common shares in June 1997 in exchange for legal work performed in connection with various certifications, authorities and financial matters. She was previously issued 33,333 of restricted common shares in exchange for the first six months preparation of the 1990 application to the Department of Transportation for Air Line Fitness Certification.

     For the period beginning January 1990 through December 31, 1997 the total legal costs incurred in the amount of $1,760,062 were for legal work performed by Steffanie Lewis for the Company in connection with various certifications, authorities and financial matters.

     Total legal costs, including those for Steffanie Lewis incurred and charged to professional fees for the (Unaudited) nine months ended September 30, 1998 and 1997 and the years ended December 31, 1997 and 1996 total $32,250 $2,800, $4,875, $2,100, respectively.


     At September 30, 1998 and December 31, 1997 the account payable to this shareholder totals $0 and $0, respectively.


     On June 30, 1997, Steffanie Lewis was issued 125,000 restricted common shares, as negotiated with the management of the Company, in exchange for the total due to her, in the amount of $1,628,432.

     Legal costs associated with the proposed Public Offering, as described in Note 11 (F) totaling $150,000 have not been accrued and are only payable in the event of a successful offering and shall be charged against the Offering proceeds.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

5. RELATED PARTY TRANSACTIONS (Continued)

     Additionally, other current accounts payable to shareholders at September 30, 1998, (unaudited) and December 31, 1997, total $11,318 and $65,318, respectively.


     Airline Economics International, Inc. owns 28,750 restricted common shares at December 31, 1997. On June 23, 1997, Airline Economics International, Inc., was issued 8,333 restricted common shares, as negotiated with the management of the Company, in exchange for the total due them, in the amount of $110,695.

     See Note 7 relating to Other Liabilities to shareholders.

     On June 23, 1997, Igor Dmitrowsky, President of the Company and a shareholder, relinquished the amount due to him totaling $22,142. Accordingly, the Company has recorded Contributed Capital in the amount of $22,142.

     On March 30, 1998, various shareholders including Igor Dmitrowsky, President of the Company relinquished the amounts due to them totaling $160,983. Accordingly, the Company recorded Contributed Capital in the amount of $160,983.

     On September 29, 1998, Igor Dmitrowsky, President of the Company and a shareholder, relinquished the amount due to him totaling $45,711. Accordingly, the Company has recorded Contributed Capital in the amount of $45,711.

     On September 29, 1998, Leonard Becker,a shareholder, relinquished the amount due to him totaling $57,000. Accordingly, the Company has recorded Contributed Capital in the amount of $57,000.

6. ACCOUNTS PAYABLE

     In September 1998, the Company wrote off $538,654 of trade accounts payable, which were incurred in or prior to calendar year 1992. Management's decision to write off the payables was based on the age of the payables, lack of vendor verification and/or confirmation and the Company's legal counsel opinion where- by the statute of limitation has run.

7. NOTES PAYABLE - STOCKHOLDERS

     In 1992 the Company issued Promissory Notes to certain shareholders in exchange for $1,048,000. The Notes were due on demand and all interest was payable upon principal repayment, at an annual rate of six and one half percent (6 1/2%), from the date of issuance to the date of repayment.

     On June 24, 1997 certain shareholders were issued 62,500 restricted common shares, as negotiated with the management of the Company, in exchange for the total due them, in the amount of $1,369,168, inclusive of principal of $1,048,000 and accrued interest of $321,168.


     Interest expense related to the above incurred for the (Unaudited) nine months ended September 30, 1998 and 1997 and the years ended December 31, 1997 and 1996, totaled $0, $0, $0 and $68,120, respectively.


     At September 30, 1998 (Unaudited) and December 31, 1997, interest expense related to the above incurred since inception totals $321,168 and $321,168, respectively.

     In 1997 and 1996 the Company borrowed net $128,183 and $207,706, respectively,

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

7. NOTES PAYABLE - STOCKHOLDERS (Continued)

     from certain shareholders. The net borrowings are non-interest bearing and are due on demand.

     In 1995 the Company issued a short-term Promissory Note to a certain shareholder in exchange for $50,000. The Company issued to this shareholder, 10,417 shares of restricted common stock as a non-refundable prepayment of interest from the date of the loan through repayment of the loan.


     For the year ended December 31, 1995, the Company charged $63,500 to interest expense for the shares issued in connection with the non-refundable interest prepayment, based on an average price per share of $6.10.

8. NOTES PAYABLE

 (A) BRIDGE LOAN

     On February 27, 1998 the Company borrowed $250,000, a Bridge Loan. The Note was due and payable in full on the date of and at the time of the closing of the proposed public offering of securities, at an annual rate of interest of ten (10) percent per annum.

     For and in consideration of the Bridge Loan, the Company issued two-hundred eight thousand three hundred twenty-five (208,325) Warrants, to be designated as "Class B Bridge Warrants", each entitling them to purchase one share of Common Stock for $6.05 during the four
     (4) year period commencing one year from the date of the closing of the proposed public offering. The Company may redeem outstanding Warrants, once they become exercisable, at a price of $.10 per warrant on a less than thirty (30) day prior notice, provided the closing bid quotations of the common shares shall have exceeded $10 for ten (10) consecutive trading days ending on the third day prior to the date on which notice is given. (See Note 4 {A})

     In the event the Company fails to secure, maintain full force and effect, any required license, permission, franchise, consent, approval,contract, lease agreement, or other material requirement to operate its proposed airline passenger service and/or fails to close the proposed public offering on or before June 30, 1998, the Note shall become immediately due and payable.

     In August 1998, the due date of June 30, 1998 was waived and the term of the Note for repayment was extended until closing of the proposed public offering.

     In December 1998, the Bridge Loan in the amount of $250,000 was converted to 25,000 preferred stock shares at the rate of $10 per preferred stock share. Each preferred stock share carries a 10% dividend, payable at the time of redemption and may be converted into three (3) common stock shares after 90 days after the closing of the Initial Public Offering. The Company has the option to redeem preferred stock shares at $12 per preferred stock share prior to the conversion into common stock shares. Warrants previously issued in connection with the Bridge Loan have been converted to reflect the exercise option of one (1) warrant for one and one-half (1.5) common stock shares at $6.00.


     Retroactive effect of the bridge loan conversion to equity has been given to the accompanying financial statements.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

8. NOTES PAYABLE (Continued)

 (B) ADDITIONAL BRIDGE LOAN

     In June and July 1998, the Company borrowed five-hundred fifty thousand dollars ($550,000) and twenty-five thousand dollars ($25,000), respectively in "additional" Bridge Loans, from various private investors. The Notes were due on the earlier of ninety (90) days from the date of the Note or the first break of escrow on the Company's proposed public offering of securities, at an annual rate of interest of ten (10) percent per annum.

     For and in consideration of the "additional" Bridge Loans, the Company has issued to the private investors five-hundred fifty eight thousand three hundred thirty-one (458,331) and twenty thousand eight hundred thirty-three (20,833) Warrants, respectively, designated as "Class A Bridge Warrants", each entitling them to purchase one share of Common Stock for $6.05 during a five (5) year period commencing six (6) months from the date of the closing of the proposed public offering. The Company may redeem outstanding warrants, once they become exercisable, at a price of $.10 per warrant on a less than thirty (30) day prior notice, provided the closing bid quotations of the common shares shall have exceed $10 for ten (10) consecutive trading days ending on the third day prior to the date on which notice is given. (See Note 4 {B})

     In the event the Company fails to timely make any payments on the "additional" Bridge Loan, defaults, ceases to carry on business on a regular basis, enters into an agreement to sell substantially all of its assets, merges or consolidates with or is acquired by any other business, makes an assignment for the benefit of creditors, makes any election to wind up, or dissolves, the "additional" Bridge Loan shall become immediately due and payable.

     In the event the Company fails to make any amount payable under the "additional" Bridge Loan before the Due Date, then such amount will bear interest from and after the Due Date until paid at an annual rate of interest equal to or greater of fifteen (15) percent, the advance rate to member banks as established by the Federal Reserve Bank of New York plus five (5) percent or the maximum rate permitted by law. In addition the Company shall pay a late payment processing fee in an amount each month equal to six (6) percent of the amount due. In addition, the Company will also pay the lender each month that the note is in default a penalty of five thousand (5,000) shares of the Company's common stock.

     In December 1998, $550,000 of the original $575,000 "additional" Bridge Loan was converted to 55,000 preferred stock shares at the rate of $10 per preferred stock share. Each preferred stock share carries a 10% dividend, payable at the time of redemption and may be converted into three (3) common stock shares after 90 days after the closing of the Initial Public Offering. The Company has the option to redeem preferred stock shares at $12 per preferred stock share prior to the conversion into common stock shares. Warrants previously issued in connection with the Bridge Loan have been converted to reflect the exercise option of one (1) warrant for one and one-half (1.5) common stock shares at $6.00.


     Retroactive effect of the bridge loan conversion to equity has been given to the accompanying financial statements.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

9. INCOME TAXES

     At December 31, 1997, the Company has a net operating loss carryforward of $5,072,844, which is available to offset future taxable income. The carry- forwards expire between the year 2006 and 2013. The Company is still liable for certain minimum state taxes.

     As of December 31, 1997, a net deferred tax benefit has not been reflected to record temporary differences between the amount of assets and liabilities recorded for financial reporting and income tax purposes due to the establishment of a 100% valuation allowance relating to the uncertainty of recoverability.

10. STOCKHOLDERS' DEFICIT

 (A) STOCK OPTIONS

     In 1992, the Company granted options to purchase 43,583 shares of restricted common stock, at $80.00 per share, to certain private investors. These options expire upon the passing of thirty full calendar months after the Company has made a public sale of securities in compliance with the Securities Act of 1933, as amended, or the passing of twenty years from the date of said agreements, whichever is earlier. As of September 30, 1998, no options have been exercised.

 (B) RETIREMENT OF STOCK

     On November 4, 1992, the Company issued 10,416 shares of stock for $500,000 to a private investor. On November 24, 1992, these shares were repurchased for the same amount from the investor and subsequently retired.

 (C) ACQUISITION OF COMMON TREASURY STOCK

     On September 28, 1998 the Company purchased from Igor Dmitrowsky, President of the Company, 833,333 common stock shares for $100 and has granted him an option to repurchase 1,000,000 common stock shares from the Company at $100 upon completion of the Company's inaugural flight or upon exercise of any warrants, which ever occurs first.

 (D) REVERSE STOCK SPLIT

     On August 24, 1995, the Board of Directors authorized and the majority of the current shareholders ratified a ten for one reverse stock split of the Company's $.0001 par value common stock.

     On December 30, 1997, the Board of Directors authorized and the majority of the current shareholders ratified a two for one reverse stock split of the Company's $.0001 par value common stock.

     On September 29, 1998, the Board of Directors authorized and the majority of the current shareholders ratified a one and two tenths (1.2) to one reverse stock split of the Company's $.0001 par value common stock.

     All references in the accompanying financial statements to the number of common shares, warrants and per share amounts have been restated to reflect the reverse stock splits.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

10. STOCKHOLDERS' DEFICIT (Continued)

 (E) PREFERRED STOCK

     On December 7, 1998, the Company amended its Articles of Incorporation thereby, increasing the authorized aggregate number of preferred stock shares from 15,000 preferred stock shares at no par value to 500,000 preferred stock shares at $.01 par value.

 (F) PROPOSED PUBLIC OFFERING

     In 1996 the Company had engaged an underwriter to underwrite the Company's Initial Public Offering on a best-efforts basis. The Offering did not raise the required minimum of $6,000,000 and was withdrawn. Subsequently, the company received an offer from Hornblower & Weeks, Inc. to underwrite the Company's proposed Public Offering on a firm-commitment basis.

     In June 1998, the Company entered into an agreement with Hornblower & Weeks, Inc. to act as the Managing Underwriter, in connection with a proposed firm-commitment Public Offering of securities and plans to file an amended registration statement with the Securities Exchange Commission, as is described in Note 11 (A) (2).

     The Company intends to offer for sale 1,000,000 shares of common stock of $.0001 par value, at a price of $5.00 per share and 1,000,000 Redeemable Common Stock Purchase Warrants at $.25 per Warrant. Each Warrant entitles the holder to purchase one and one-half (1.5) common stock Shares for $6.00 during the five (5) year period commencing six months from the date of the proposed Public Offering.


     The Agreement with the Underwriter sets forth that on the Effective Date, before giving effect to all shares of Common Stock and Warrants to be sold in the proposed public offering, the Common Stock issued and outstanding shall not exceed 1,202,083 common stock shares.

 (G) STOCK BUY-BACK REQUIREMENTS

     As of December 31, 1997 the Company was required to buy-back 20,833 shares at $19.20 per share, from certain current investors, if in the event said investor wanted to sell his/her common stock within the two
     (2) year Lock- up period and was denied such a waiver by the Underwriter.

     On June 23, 1997 all current investors with redemption options referred to above surrendered their redemption options. Accordingly, the Company recorded Additional Paid-in Capital in the amount of $400,000.

 (H) CONTRIBUTED CAPITAL

     The Company has recorded service contributions from certain key officers who have worked for and on behalf of the Company. The service contribution amounts have been calculated based on a normal rate of compensation, on either a full or part time basis, as based on the number of hours worked by each individual.

     The Company maintains no obligation, present or future, to pay or repay for any and all service contributions received. Accordingly, the Company has not recorded a liability for, accrued for, and/or accounted for any monetary reserves in connection with the service contributions.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

10. STOCKHOLDERS' DEFICIT (Continued)

 (H) CONTRIBUTED CAPITAL (Continued)

     On June 23, 1997, certain of the Company's management relinquished the amount due them for back-pay totaling $270,928. Accordingly, the Company has recorded Contributed Capital in the amount of $270,928.

 (I) STOCK ISSUANCE

 The following schedule summarizes common shares issued for cash;

       Year       Number                  Range of
     Issued    of Shares         Amounts Per Share

       1989      208,334     $ 0.2400 to $  0.2400
       1990      113,583     $ 1.1719 to $ 24.0000
       1991       36,250     $ 2.4000 to $ 24.0000
       1992      107,000     $ 2.4000 to $ 24.0000
       1993    1,140,562     $ 0.0048 to $ 24.0000
       1994       79,208     $ 2.4000 to $ 24.0000
       1995      117,146     $ 0.2400 to $ 18.9139

 The following schedule summarizes common stock shares issued in non-cash exchanges (See Notes 2 (F), 5 and 7).;

       Year       Number                   Range of
     Issued    of Shares          Amounts Per Share

       1995       10,417     $  6.0960 to $  6.0960
       1997      222,916     $ 13.0274 to $ 21.9067


 In September 1998, 80,000 preferred stock shares were issued in a non-cash exchange at $10 per share. (See Note 8 {A} and {B})


11. COMMITMENTS AND CONTINGENCIES

 (A) COMMITMENTS

 (1) LEASE OBLIGATIONS

     In October, 1995 the Company entered into a lease with Iceland Air, J.F. Kennedy Airport, New York, to occupy space. The lease term is on a month to month basis.

     Currently, the Company is leasing space from Iceland Air for $1,200 per month at J.F. Kennedy Airport, New York. Rent expense charged to operations for the (Unaudited) nine months ended September 30, 1998 and 1997 and years ended December 31, 1997 and 1996 totaled $15,850, $12,000 $12,000 and $13,200, respectively.


     In January 1993, the Company leased office space from its President at his residence. The lease term is on a month to month basis through December 31, 1999. Rent expense charged to operations for the (Unaudited) nine months ended September 30, 1998 and 1997 and years ended December 31, 1997 and 1996 totaled $5,259, $5,132, $5,215 and
     $5,392, respectively.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

11. COMMITMENTS AND CONTINGENCIES (Continued)

 (A) COMMITMENTS (Continued)

 (2) UNDERWRITER - PROPOSED PUBLIC OFFERING

     In June 1998, the Company entered into an agreement with Hornblower & Weeks, Inc. to act as the Managing Underwriter, in connection with a proposed Public Offering of securities.

     The Agreement sets forth the following terms and conditions;

     (a) The Managing Underwriter shall receive a dealer's concession of ten percent (10%) of the proposed Public Offering price.

     (b) The Managing Underwriter shall receive at closing of the proposed Public Offering a non-accountable expense allowance of three percent (3%) of the total offering. In June 1998, the Underwriter received a fifty thousand dollar ($50,000) non-refundable advance against the non-accountable expense allowance. (See Note 2[f]).

     (c) The Company shall sell to the Managing Underwriter five (5) year warrants to purchase such number of shares of Common Stock and/or Warrants as shall equal ten (10) percent of the number of shares of Common Stock and Warrants (excluding the overallotment option) being underwritten for the account of the Company at a price of the lesser of $.001 each or $100 in aggregate. The Warrants shall be exercisable at any time during a period of four (4) years commencing at the beginning of the second year after their issuance and sale at a price equaling 130% of the respective initial public offering price.

 (3) LINE OF CREDIT

     On March 16, 1998, the Company was granted a credit line in the amount of $6,200,000 through December 31, 1999, with a foreign bank. Monies are available as follows;

     (a) When the Company registers a subsidiary in the Republic of Latvia, pursuant to local applicable regulations and, opens an account with the bank.

     (b) This credit facility cannot be utilized for primary funding of capital investments.

     (c) Terms of the borrowing's will be determined at the borrowing date, upon receipt of fourteen days (14) advance written notice furnished by the Company.

     (d) The interest rate will be between ten (10) to fourteen (14) percent per annum.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

11. COMMITMENTS AND CONTINGENCIES (Continued)

 (A) COMMITMENTS (Continued)

 (4) AIRCRAFT LEASE

     In August 1998 the Company paid $100,000 to Cathay Pacific Airways, Limited as a non-refundable "Initial" Lease Security Deposit to lease one (1) Boeing 747-267 aircraft.

     Upon signing of the Lease, the Company shall pay a refundable security deposit of $850,000. The "Initial" Security Deposit shall be applied toward the Security deposit.

     In the event the "Initial" Security Deposit is not returned and a formal lease is not executed, the Company will charge-off the $100,000 to expense.

     The term of the lease shall be for a period of six (6) months with an additional six (6) month option. Lease costs under the initial six (6) month period shall be $250,000 per month for an aggregate total of $1,500,000. Lease costs under the optional six (6) month period shall be $300,000 per month for an aggregate total $1,800,000.

     Under the terms of the Lease, the Company shall be required to pay $1,500 per flight hour for maintenance costs. Maintenance amounts shall be paid in arrears and accumulated in a reserve account by Cathay Pacific Airways Limited. The Company shall be entitled to withdraw amounts standing to the credit of the Maintenance Reserve against presentation to Cathay Pacific Airways Limited, of receipts, invoices or other evidence that the funds are required to pay maintenance costs incurred in relation to the aircraft. The Maintenance Reserve, once having reached $250,000 shall at no time be permitted to fall below $250,000.

     The Company shall be responsible to pay to Cathay Pacific Airways Limited, certain legal fees and expenses incurred for the preparation, negotiation and execution of the Binder and Lease Agreement.

 (B) CONTINGENCIES

 (1) SCANDINAVIAN AIRLINE SYSTEMS

     The Company will be liable to Scandinavian Airline Systems (SAS), for expenses incurred by SAS on behalf of the Company should the Company eventually purchase an aircraft from SAS.

     In 1992, the Company forwarded a deposit to SAS for the purchase of a Boeing 767 aircraft, which the Company has since forfeited. SAS incurred costs totaling $114,000 beyond the initial deposits for the preparation of the aircraft for the delivery and subsequent de-modification back to SAS upon the Company's failure to obtain financing. SAS has agreed to collect these amounts at the time of any aircraft sale to the Company should such a sale occur. Should no sale occur, the Company will not be liable to SAS for the $114,000.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

11. COMMITMENTS AND CONTINGENCIES (Continued)

 (B) CONTINGENCIES (Continued)

 (2) TRANSACTION MANAGEMENT, INC.

     On October 11, 1991, the Company was required by an arbitrator to pay Transaction Management, Inc. an unspecified "finders fee". The Company refused to pay TMI and on December 1994 filed a motion to Reconsider, citing 17 substantial errors In Fact, in the prior court's Order.

     On November 2, 1995, the court ordered that the Company's motion for Reconsideration be denied.

     In October 1996 the Federal Court of Appeals of the District of Columbia released the Company from all TMI threat of liability and dismissed the case.

 (3) SUBSCRIBERS' FLIGHT COUPON - PROPOSED PUBLIC OFFERING

     At the closing, the Company will issue Flight Coupons to the subscribers in its proposed Public Offering. For each 1,500 shares of common stock purchased, the subscriber receives on Flight Coupon. One Flight Coupon plus $650 will purchase two (2) Voyager Class round- trip tickets. Two (2) Flight Coupons plus $650 will purchase two (2) Business Class round-trip tickets. Three (3) flight Coupons plus $650 will purchase two (2) First Class round-trip tickets. An estimate of the value of such a commitment by the Company cannot be determined at this time. However, upon completion of the proposed Public Offering, the Company will record deferred revenues and offset its costs of rasing capital for all Subscribers' Flight Coupons issued.

 (4) COMPENSATION

     The Board of Directors approves salaries for the Company's executive officers as well as the Company's overall salary structure. For year one following the closing of the proposed Public Offering, the rate of compensation for the Company's executive officers is: (i) President $186,000, (ii) Vice-President Marketing $82,000, and (iii) Vice-President Europe $68,000. Pursuant to written agreement, during the 90-day period commencing once the offering proceeds are released to the Company from the escrow account, the President and the Vice-Presidents will receive compensation reduced to an amount equal to 50% of budgeted salaries. Upon commencement of flight services 100% of respective budgeted salaries will be paid. To this date, the Company has paid officers no salaries, nor otherwise have compensated officers. Board Directors are not presently compensated and shall receive no compensation prior to commencement of revenue service.

     The following table identifies executive compensation to be paid. No executive salaries have been paid to date and reduced salaries will not commence until proceeds are available from the proposed Public Offering closes.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

11. COMMITMENTS AND CONTINGENCIES (Continued)

 (B) CONTINGENCIES (Continued)

 (4) COMPENSATION (Continued)

       Name                 Position                    Salary
       Igor Dmitrowsky      President                 $186,000
       Brian Glynn          Vice-President Marketing    82,000
       Andris Rukmanis      Vice-President Europe       68,000

     Inasmuch as the Company does not provide written individual contracts with its personnel, for clarification purposes, the executives' agreement for the temporarily reduced salaries was documented.

 No dealer, salesman, or other person has been authorized to give any information or to make any representations in connection with this Offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, or by the Underwriter. This Prospectus does not constitute an offer to buy any security other than the Securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information herein contained is correct as of any time subsequent to the date of this Prospectus.

                              TABLE OF CONTENTS
                                                              Page
 Prospectus Summary
 Risk Factors
 Use of Proceeds
 Capitalization
 Dilution
 Dividend Policy
 Selected Financial Data
 Management s Discussion and Analysis
     of Financial Condition and Plan of Operations
 Business
 Management
 Principal Stockholders
 Certain Transactions
 Description of Securities




 Selling Securityholders and
    Common Stock Eligible for Future Sale
 Underwriting
 Subscriber's Flight Coupon
 Legal Matters
 Experts
 Available Information
 Index to Financial Statements

 Until               , 1999 (25 days after the date of this
 Prospectus), all dealers affecting transactions in the Common Stock and the Warrants, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriter and with respect to their unsold allotments or subscriptions.


                          BALTIA AIR LINES
                     The New Way to Europe (TM)

                  1,000,000 Shares of Common Stock
                                and
        1,000,000 Redeemable Common Stock Purchase Warrants


                             PROSPECTUS

                      Hornblower & Weeks, Inc.


              _________________________________________
                         January   , 1999

                             PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     The Company's Bylaws, Article IV(19)&(20), provide that except for willful negligence or intentional criminal conduct, the Company shall indemnify its Directors, Chairman & President, Secretary, Officers and Counsel against third party liability, including shareholder and/or regulatory actions. Additionally, Sections 722-725 of the New York Business Corporation Law provide for indemnification by the Company or the New York State. There are no indemnification provisions contained in the Company's Certificate of Incorporation. The Underwriting Agreement provides for reciprocal indemnification for the Underwriter and the Company within the meaning of Section 15 of the Securities Act.

Item 25. Other Expenses of Issuance and Distribution

     The estimated expenses in connection with this offering are as follows:

    SEC registration fee  ..................                   $ 10,163
    NASD filing fee   ......................                      3,296
    Nasdaq listing  .......................                       5,000
    Transfer Agent's fees ...................                     1,000
    Printing and engraving cost*  ...............                69,320
    Legal fees and expenses*  .................                 150,000
    Accounting fees and expenses* ...............                45,000
    Blue Sky fees and expenses* ................                 10,000
    Miscellaneous expenses* ...................                   6,221
        Total ........................                        $ 300,000
    ______________
* Indicates expenses that have been estimated for the purpose of filing.

Item 26. Recent Sales of Unregistered Securities

     During the past six years, commencing 1/1/93, the Company sold 886,881 unregistered shares of common stock as stated below for cash, using no underwriter, commissions, or underwriter discounts. Legends were placed in the margin of all certificates sold setting forth the restriction on transferability and sale.


     Accredited investors purchased 248,168 shares for $3,311,860 under exemption 4(6) of the Securities Act of 1933. In June 1997 the Company converted $2,786,432 in liabilities owed to existing accredited shareholders and purchased $400,000 in pre-paid media placements with an accredited investor in exchange for 222,916 shares. In August 1993 the Company sold 1,302 shares to accredited investors for $25,000. From August through December 1995, the Company sold 23,958 shares to eight accredited investors for $100,428. The Company relied upon written notarized statements of net worth from accredited investors in determining eligibility for such exemption.


     Small private investors, qualified as sophisticated and immediate family, purchased 1,322,068 shares for $82,661 under exemption 4(2) of the Securities Act of 1933 . From August 1994 through August 1995, five foreign residents and nationals purchased 19,583 shares for $470 through one of the Company's directors. The offers were made on a one-to-one personal basis to five persons. In three periods, form April through August 1993, from July through August 1994, and from January 1995 through March 1996, the Company's officers, directors and significant employees purchased 1,305,297 shares for $77,051 and six of their close friends purchased 5,521 shares for $5,140.


     In February 1998, the Company issued 208,333 Warrants ( in connection with a Bridge Loan for $250,000. These warrants are immediately exercisable and terms of these Warrants are identical to Warrants offered to the public in the Offering. The holder of the Warrants is being registered with the Offering as a Securityholder.


     In June 1998 the Company issued 479,164. Bridge Warrants in connection with a series of Bridge Loans in the aggregate amount of $575,000. Of these, 458,331 were exchanged for 458,331 Warrants which are immediately tradeable and the terms of these Warrants are the same as the Warrants offered to the public in the Offering. The holders of the Warrants are being registered with the Offering as Securityholders and each has signed an agreement with the Underwriter that locks up the Warrants and underlying shares for a period of twelve months following the Effective Date.



     The following is a list of persons to whom the Company sold securities in each of the transactions listed:

Exemption 4(6)

Airline Economics, Inc.
Robert Long
Leonard Becker
Michael Pisani
Walter Comer
Michael & Mary Ries
Darrel Fox
Edward Taxin
Kent Trading, Inc.
David Yellis
Robert Krieble


Exemption 4(6) Issued in Connection with Bridge Loans and Subsequently Exchanged Bridge Warrants for general Warrants under Exemption 3(a)(9).

Hobbs Melville & Co., Inc.
Neil Jones
Socrates Skiadas
T.H. Holloway
Ron Rust
Hart Rotenberg
Richard Frank
M.S. Arden Inc.
Brian Sly
Russell Development Association
Richard Charbit
David Marston
J. Walker Clark
Arian Jacob
Joseph Rotenberg
Harvey DeLott
Michael Ostro
Ronald Ameerali

Exemption 4(2)

Igor Dmitrowsky
Robert Hughes
Aina Dmitrowsky
Steffanie (Parker) Lewis
Emanuil Gelfand
Jennifer (Parker) Budde
Brian Glynn
Kathleen McGuire
Rita Gurvich
Nina Morozova
Walter Kaplinsky
Andris Rukmanis
Ellery Kaplinsky
Anita Schiff/Spielman
Olga Kaplinsky
Andris Shaurins
Regina Kaplinsky
Samuel Yellis


Exemption 4(6) private foreign investors

Olga Klasons
Alla Romanov
Ilona Priedite
Talivaldis Stinkurs
Harijs Rassa

Item 27.  Exhibits


Exhibit No.    Description of Exhibit

    1.1       Underwriting Agreement - updated
    1.2       Selected Dealer Agreement (Included in Exhibit 1)
    3.1       Articles of Incorporation-updated*
    3.2       Bylaws-updated*
    4.1       Underwriter' Warrant  (Included in Exhibit 1)
    4.2       Warrant Agreement   (Included in Exhibit 1)
    4.3.1    Form of Common Stock
    4.3.2    Warrant certificates
    4.4      Insider lockup agreement with Underwriter   (Included
               in Exhibit 1)
    5.1     Opinion re: legality - updated*
    10.1    DOT Order 96-1-24 and Final Order 96-2-51
    10.1.1  DOT Order 97-9-11
    10.1.2  DOT Order 91-6-2, page 1
    10.1.3  DOT Letter - extension 2-11-98
    10.2    Registered Trademarks "Baltia" and "Voyager Class"
    10.3    W.R. Lazard
    10.4    LATEKO  - updated
    10.4.1  Clearance by Secretary re: LATEKO
    10.5    United Airlines' B747-100
    10.6    Pegasus' B747-100
    10.7    LainBanka-updated*
    10.8    Financial Consulting Agreement (contained
               in Exhibit 1)
   10.09.1  February 1998 Bridge Loan Agreement
   10.09.2  June 1998 Bridge Loan Agreement used for each June 1998
Bridge
                 Loan

   10.09.3  December 1998 Bridge Note Conversion Agreement*

    10.10   Executive agreements for three months salary reduction
    10.11   Cathay Pacific Airways Limited-Initial Agreement B747
    23.1    Consent of J.R. Lupo, P.A. CPA, auditors - updated*
    23.2    Consent of  Steffanie Lewis, Counsel (included in
               Exhibit 5) - updated*
    23.3    Consent of Airline Economics, industry analysts
               -  updated*
    28.1    Evaluation of registrant's forecast by Airline Economics
               Int'l, Inc.
    28.2    Evaluation of JFK-LED route by Airline Economics Int'l,
               Inc.
    28.3    Dept. of Commerce profile on St. Petersburg
    28.4    Baltia's Fares JFK-LED
    28.5    Passenger Traffic calculation (includes Dept. of
               Commerce statistics)
    28.6    IATA forecast growth rates 1993-97 (Commercial Aviation
               Report)
    28.7    SAS report on its 93/94 North American traffic
    28.8    Bureau of the Census air cargo statistics
    28.9    Letters from cargo forwarders
    28.10   B747 dispatch reliability study by Boeing
    28.11   Letters on fuel availability at JFK and LED
    28.12   Route Map
    99.1 Supplemental Insert identifying 18 Selling Securityholders of outstanding Warrants - updated*.


Except those specifically marked with an asterisk, all exhibits are current as previously filed in SB-2 (File No. 333-2006-NY) and with the current SB-2 registration, File No. 333-37409.

Item 28. Undertakings

(a) The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

(b) Rule 415 Offering. The undersigned registrant will:

  (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
 (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
 (iii) Include any additional or changed material information on the plan of distribution;

 (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at the time shall be deemed to be the initial bona fide offering;

 (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions referred to in Item 24 of this registration statement or otherwise, the registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person or the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Rule 430A. The undersigned registrant will:

 (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

 (2) For any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

(e) Request of Acceleration of Effective Date. The Company may elect to request acceleration of the registration statement under Rule 461 of the 1933 Act.

 As filed with the Securities and Exchange Commission
                     on January___, 1999

                    Registration No. 333-37409
            ___________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                        ________________

                        AMENDMENT NO. 8
                               TO
                           FORM SB-2
                     REGISTRATION STATEMENT
                               UNDER

                    THE SECURITIES ACT OF 1933
                         ________________

                      Baltia Air Lines, Inc.

                             Exhibits



                       Baltia Air Lines, Inc.
                            Exhibit Index

Exhibit No.    Description of Exhibit

    1.1       Underwriting Agreement - updated
    1.2       Selected Dealer Agreement (Included in Exhibit 1)
    3.1       Articles of Incorporation - updated*
    3.2       Bylaws - updated*
    4.1       Underwriter' Warrant  (Included in Exhibit 1)
    4.2       Warrant Agreement   (Included in Exhibit 1)
    4.3.1     Form of Common Stock
    4.3.2     Warrant certificates
    4.4       Insider lockup agreement with Underwriter   (Included
                 in Exhibit 1)
    5.1       Opinion re: legality - updated*
    10.1      DOT Order 96-1-24 and Final Order 96-2-51
    10.1.1    DOT Order 97-9-11
    10.1.2    DOT Order 91-6-2, page 1
    10.1.3    DOT Letter - extension 2-11-98
    10.2      Registered Trademarks "Baltia" and "Voyager Class"
    10.3      W.R. Lazard
    10.4      LATEKO  - updated
    10.4.1    Clearance by Secretary re: LATEKO
    10.5      United Airlines' B747-100
    10.6      Pegasus' B747-100
    10.7      LainBanka-updated*
    10.8      Financial Consulting Agreement (contained
                  in Exhibit 1)
    10.09.1   February 1998 Bridge Loan Agreement
    10.09.2   June 1998 Bridge Loan Agreement used for each June 1998
                  Bridge Loan

    10.09.3   December 1998 Bridge Note Conversion Agreement*

    10.10     Executive agreements for three months salary reduction
    10.11      Cathay Pacific Airways Limited-Initial Agreement B747
    23.1      Consent of J.R. Lupo, P.A. CPA, auditors - updated*
    23.2      Consent of  Steffanie Lewis, Counsel (included in
                  Exhibit 5) - updated*
    23.3      Consent of Airline Economics, industry analysts
                  -  updated*
    28.1      Evaluation of registrant's forecast by Airline Economics
                   Int'l, Inc.
    28.2      Evaluation of JFK-LED route by Airline Economics Int'l,
                   Inc.
    28.3      Dept. of Commerce profile on St. Petersburg
    28.4      Baltia's Fares JFK-LED
    28.5      Passenger Traffic calculation (includes Dept. of
                   Commerce statistics)
    28.6      IATA forecast growth rates 1993-97 (Commercial Aviation
                   Report)
    28.7      SAS report on its 93/94 North American traffic
    28.8      Bureau of the Census air cargo statistics
    28.9      Letters from cargo forwarders
    28.10     B747 dispatch reliability study by Boeing
    28.11     Letters on fuel availability at JFK and LED
    28.12     Route Map
    99.1 Supplemental Insert identifying 18 Selling Securityholders of outstanding Warrants - updated* .

Except those specifically marked with an asterisk, all exhibits are current as previously filed in SB-2 (File No. 333-2006-NY) or with the current SB-2 registration, File No. 333-37409.